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                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is dated as of this 6th day of July, 1999, by and among COX TELEPORT PARTNERS, INC., a Delaware corporation ("COX"), AT&T CORP., a New York corporation ("AT&T"), TCI HOLDINGS, INC., a Delaware corporation and Subsidiary of AT&T ("TCIH") and UNITED CABLE TELEVISION CORPORATION, a Delaware corporation and Subsidiary of AT&T ("UCTC" and, together with TCIH, the "AT&T CABLE SUBSIDIARIES").

                                R E C I T A L S:

         1. The Boards of Directors of AT&T, the AT&T Cable Subsidiaries and Cox each have determined that it is in the best interests of their respective stockholders (i) for AT&T to cause the Consolidation (as defined below) and (ii) subsequent to the Consolidation, for AT&T to redeem all of the shares of common stock of AT&T held by Cox in consideration of the transfer and distribution to Cox of all of the issued and outstanding capital stock of Cable Sub (as defined below) (the "SEPARATION" and, together with the Consolidation, the "REORGANIZATION").

         2. For federal income tax purposes, it is intended that the Separation will qualify as tax-free to Cox and AT&T either (i) under Code (as defined below) Sections 368(a)(1)(D) (as to Cox and AT&T) and 355(a) (as to Cox) and 361 (as to AT&T) or (ii) under Code Sections 355(a) (as to Cox) and 355(c) (as to AT&T), and that the Consolidation will qualify as tax-free to AT&T, the Consolidated Entities (as defined below) and each other direct or indirect Subsidiary of AT&T under Code Sections 332, 337, 351, 354, 355, 361, 368, 1032, or otherwise.

         3. Cox, AT&T, and the AT&T Cable Subsidiaries desire to make certain representations, warranties, covenants and agreements in connection with the Reorganization.

                              A G R E E M E N T S:

         In consideration of the above recitals and the covenants and agreements contained herein, Cox, AT&T and the AT&T Cable Subsidiaries hereby agree as follows:

1. DEFINED TERMS. The following terms shall have the following meanings in this Agreement.

         1.1. "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise. For purposes of this Agreement, Peak shall be deemed an Affiliate of AT&T.

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         1.2. "ARKANSAS FRANCHISE AREAS" means the Franchise Areas related to the Arkansas Systems, as described on Exhibit B.

         1.3. "ARKANSAS SYSTEMS" means the cable television systems owned and operated by Peak providing cable television and other communications services to customers in the Arkansas Franchise Areas.

         1.4. "ASSETS" means all the properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned or leased by any of the Consolidated Entities or Non-Consolidated Entities and used, useful or held for use in connection with the conduct of the business or operations of the Systems, other than the Excluded Assets.

         1.5. "AT&T PARTNER" means TCI American Cable Holdings IV, L.P., a Colorado limited partnership and indirect Subsidiary of AT&T.

         1.6. "AT&T PEAK" means TCI American Cable Holdings III, L.P., a Colorado limited partnership and indirect Subsidiary of AT&T.

         1.7. "AT&T RELATED AGREEMENTS" means all agreements, instruments and certificates contemplated hereby or thereby to be executed by AT&T or any Consolidated Entity or Non- Consolidated Entity, including, without limitation, the Consolidation Outline and the Peak Acquisition Agreement.

         1.8. "BASIC CABLE SERVICE" means the tier of cable television service that includes the retransmission of local broadcast signals as defined by the Cable Act.

         1.9. "BATON ROUGE ACTIVE BUSINESS" means the business of the ownership and operation of the Baton Rouge System.

         1.10. "BATON ROUGE FRANCHISE AREAS" means the Franchise Areas related to the Baton Rouge System, as described on EXHIBIT B.

         1.11. "BATON ROUGE SYSTEM" means the cable television system owned and operated by one or more of the Consolidated Entities and the Non-Consolidated Entities, providing cable television and other communications services to customers in the Baton Rouge Franchise Areas.

         1.12. "BENEFIT PLAN CONVERSION DATE" means the date on which employees, former employees and independent contractors of the Baton Rouge System and the Tulsa System shall cease receiving benefits under the TCI System Plans and shall begin receiving benefits under the AT&T System Plans.

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         1.13. "BUSINESS DAY" means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York or Denver, Colorado are required or authorized to be closed.

         1.14. "CABLE ACT" means the Cable Communications Policy Act of 1984, as amended by the Cable Television Consumer Protection and Competition Act of 1992, as may be further amended, and the rules and regulations thereunder, as in effect from time to time.

         1.15. "CABLE SUB" means the corporation which, pursuant to the Consolidation, will be the owner, directly or indirectly through wholly-owned Subsidiaries, of the Required Assets as of the Closing Date pursuant to the Consolidation.

         1.16. "CLOSING" means the consummation of the transactions contemplated by this Agreement, the date of which is referred to as the "CLOSING DATE".

         1.17. "CLOSING TIME" means 12:01 a.m., Central Time, on the Closing
Date.

         1.18. "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as in effect from time to time.

         1.19. "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, and the rules and regulations thereunder, as in effect from time to time.

         1.20. "COMPENSATION ARRANGEMENT" means any plan or compensation arrangement other than an Employee Plan or a Multiemployer Plan, whether written or unwritten, which provides to employees or former employees of AT&T or Peak, or any entity related to AT&T or Peak (under the terms of Sections 414(b), (c), (m) or (o) of the Code), any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, including, but not limited to, any bonus (including any bonus given to motivate employees of the Systems to work through the Closing Time), incentive plan, stock rights plan, deferred compensation arrangement, stock purchase plan, severance pay plan and any other perquisites and employee fringe benefit plan.

         1.21. "CONSENTS" means all licenses, authorizations, approvals and consents required under Governmental Permits, Contracts or otherwise for (i) the consummation of the transactions contemplated by this Agreement, the AT&T Related Agreements and the Cox Related Agreements and (ii) Cable Sub (and its Subsidiaries) following its acquisition by Cox to conduct the business and operations of the Systems and to own, lease, use and operate the Assets at the places and in the manner in which the business or operations of the Systems is conducted as of the date of this Agreement.

         1.22. "CONSOLIDATED ENTITIES" means Cable Sub, any Subsidiaries of Cable Sub as of the Closing Date (including, without limitation, Fisher Communications and Peak) and any Subsidiaries

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of AT&T that, as of the Closing Time, will have been merged into Cable Sub or any Subsidiary of Cable Sub, or to which Cable Sub or any Subsidiary of Cable Sub is a successor under applicable law.

         1.23. "CONSOLIDATED TAX RETURN" means any Tax Return that includes any Consolidated Entity, on the one hand, and AT&T or any Subsidiary of AT&T other than a Consolidated Entity, on the other hand, other than a Straddle Consolidated Tax Return.

         1.24. "CONTRACTS" means all pole attachment and conduit agreements, personal property leases, wire-crossing agreements, customer agreements (including multi-dwelling unit and commercial agreements), maintenance agreements, retransmission consent agreements and other agreements, written or oral (including any amendments and other modifications thereto), to which any of the Consolidated Entities or Non-Consolidated Entities is a party and that relate to the Assets or the business or operations of the Systems (other than the Governmental Permits and agreements constituting Real Property) and that are in effect on the date hereof or are entered into by any of the Consolidated Entities or Non-Consolidated Entities in the ordinary course of business of the Systems and as permitted by this Agreement between the date hereof and the Closing Date, but excluding any Excluded Assets.

         1.25. "COPYRIGHT ACT" means the Copyright Act of 1976, as amended, and the rules and regulations thereunder, as in effect from time to time.

         1.26. "COX RELATED AGREEMENTS" means all agreements, instruments and certificates contemplated hereby or thereby to be executed by Cox.

         1.27. "CPST" means the tier of cable television service immediately above Basic Cable Service offered by the Systems providing for a package of programming that includes satellite-delivered services.

         1.28.    "DOJ" means the Department of Justice.

         1.29. "EMPLOYEE PLAN" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) to which AT&T or Peak, or any entity related to AT&T or Peak (under the terms of Sections 414(b), (c), (m) or (o) of the Code), contributes or which AT&T or Peak, or any entity related to AT&T or Peak (under the terms of Sections 414(b), (c), (m) or (o) of the Code), sponsors or maintains or by which AT&T or Peak, or any such entity related to AT&T or Peak, otherwise is bound.

         1.30. "ENCUMBRANCE" means any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including rights of first refusal,

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reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses).

         1.31. "ENID FRANCHISE AREAS" means the Franchise Areas related to the Enid System, as described on Exhibit B.

         1.32. "ENID SYSTEM" means the cable television system owned and operated by Peak providing cable television and other communications services to customers in the Enid Franchise Areas.

         1.33. "ENVIRONMENTAL LAW" means any Legal Requirement pertaining to land use, air, soil, surface water, groundwater (including protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including, without limitation, the following laws as the same may be amended from time to time: (i) Clean Air Act (42 U.S.C. ss. 7401, et seq.), (ii) Clean Water Act (33 U.S.C. ss. 1251, et seq.), (iii) Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.), (iv) Comprehensive Environmental Response Compensation Liability Act, as amended (42 U.S.C. ss. 9601, et seq.) ("CERCLA"), (v) Safe Drinking Water Act (42 U.S.C. ss. 300f, et seq.), (vi) Toxic Substance Control Act (15 U.S.C. ss. 2601, et seq.),
(vii) Rivers and Harbors Act (33 U.S.C. ss. 401, et seq.), (viii) Endangered Species Act (16 U.S.C. ss. 1531, et seq.), and (ix) Occupational Safety and Health Act (29 U.S.C. ss. 651, et seq.), together with any other applicable federal, state or local laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, ground water, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance.

         1.34. "EQUIVALENT BILLING UNIT" means an active customer for Basic Cable Service either in a single household, a commercial establishment or in a multi-unit dwelling (including a hotel unit); provided, however, that the number of customers in a multi-unit dwelling or commercial establishment that obtain service on a "bulk-rate" basis shall be determined on a System by System basis (or if a System has more than one channel line-up, on a head-end by head-end basis for any head-ends having a different channel line-up) by dividing the gross bulk-rate billings for both (i) Basic Cable Service and (ii) CPST (but not billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental, new product tier or from any outlet or connection other than such customer's first or from any pass-through charges for sales taxes, line- itemized franchise fees, fees charged by the FCC and the like) attributable to such multi-unit dwelling or commercial establishment during the most recent billing period ended prior to the date of calculation (but excluding billings in excess of a single month's charge) by the retail rate charged during that billing period to individual households for combined Basic Cable Service and CPST offered by a System (or head-end, as applicable), such rate as of the date of this Agreement being the rate for such System (or head-end, as applicable) set forth on SCHEDULE 1.34 (excluding a la carte tiers or premium services, installation or other non-recurring charges, converter rental, new product tier or from any outlet or connection other than the first or from any pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like). For purposes of this definition, an

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"active customer" shall mean any person, commercial establishment or multi-unit dwelling at any given time that is paying for and receiving Basic Cable Service from a System who has an account that is not more than 60 days past due (except for past due amounts of $5 or less, provided such account is otherwise current). For purposes of this definition, an "active customer" does not include any person, commercial establishment or multi-unit dwelling that as of the date of calculation has not paid in full the applicable System's regular basic monthly subscription rate for basic service (excluding installation or other non-recurring charges) without discount (other than discounts offered pursuant to selling or marketing campaigns or promotional activities engaged in by such System in the ordinary course of business, consistent with past practices) for at least one month. For purposes of this definition, the number of days past due of a customer account shall be determined from the first day of the period for which the applicable billing relates.

         1.35. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, as in effect from time to time.

         1.36. "EXCLUDED ASSETS" means the assets that are set forth on SCHEDULE 1.36, all of which will be transferred to or retained by AT&T, an Affiliate of AT&T or another Person in accordance with the Peak Acquisition Agreement or this Agreement (other than any Consolidated Entity).

         1.37. "FAA" means the Federal Aviation Administration.

         1.38. "FCC" means the Federal Communications Commission.

         1.39. "FISHER COMMUNICATIONS" means Fisher Communications Associates, LLC, a Colorado limited liability company, which, together with AT&T Peak, owns all of the membership interests of Peak.

         1.40. "FRANCHISE AREA" means any geographic area in which any of the Systems is authorized to provide cable television or other communication services pursuant to a Franchise or in which any of the Systems otherwise provides such services for which area a franchise agreement, franchise application, operating permit or similar governing agreement, instrument, resolution, statute, ordinance, approval, authorization or similar right is not required pursuant to applicable Legal Requirements, which geographic areas are described in EXHIBIT B.

         1.41. "FRANCHISES" means all franchise agreements, franchise applications, operating permits and similar governing agreements, instruments, resolutions, statutes, ordinances, approvals, authorizations and similar rights obtained from any Governmental Authority that are necessary or required in order to operate the Systems and provide cable television services thereto, including all amendments thereto and renewals or modifications thereof.

         1.42. "FTC" means the Federal Trade Commission.

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         1.43. "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         1.44. "GOVERNMENTAL AUTHORITY" means (i) the United States of America,
(ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like) or (iii) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

         1.45. "GOVERNMENTAL PERMITS" means all Franchises and all other approvals, authorizations, permits, licenses (including, without limitation, cable television relay service and business radio), registrations (including, without limitation, domestic satellite earth station), qualifications, leases, variances and similar rights obtained by any Consolidated Entity or Non-Consolidated Entity from any Governmental Authority authorizing, permitting or governing the provision of cable television or other communications services by the Systems or otherwise required for the ownership of the Systems.

         1.46. "HAZARDOUS SUBSTANCES" means any pollutant, contaminant, hazardous or toxic substance, material, constituent or waste or any pollutant that is labeled or regulated as such terms are defined in any Environmental Law or that is labeled or regulated as such by any Governmental Authority, including, without limitation, asbestos and asbestos-containing materials and any material or substance that is: (i) designated as a "hazardous substance" pursuant to Section 307 of the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251, et seq. (33 U.S.C. ss. 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Solid Waste Disposal Act, 42 U.S.C.
Section 6901, et seq. (42 U.S.C. ss. 6903), (iii) defined as a "hazardous substance" pursuant to Section 101 of CERCLA or (iv) so designated or defined under any other applicable Legal Requirements.

         1.47. "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, as in effect from time to time.

         1.48. "INDEMNIFIED LIABILITIES" means liabilities or obligations of any Consolidated Entity (other than Assumed Liabilities) to which the Consolidated Entities succeed or are otherwise liable by operation of law, contract or otherwise and with respect to all of which Cox is indemnified by the AT&T Cable Subsidiaries pursuant to this Agreement, including, without limitation, any liabilities or obligations: (i) related to or arising out of any legal action, counterclaim, suit, arbitration, claim, governmental investigation, proceeding, order, decree or judgment disclosed on SCHEDULE 5.15 or that should be disclosed on Schedule 5.15 if the representation and warranties made in SECTION 5.15 were made as of the Closing Date (except for any actions related to franchise-fee-on-franchise-fee claims by Governmental Authorities with respect to the Systems, which claims shall be Assumed Liabilities), (ii) relating to any Excluded Assets, (iii) relating to any required capital commitments of the AT&T Partner that relate to periods prior to the Closing Time, (iv) relating to the AT&T Partner's Proportionate Share of any indebtedness of the Partnership that exists as of the Closing Time other than as contemplated by item C.2.c. of
SCHEDULE 2.1, (v) relating to the AT&T Partner's


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Proportionate Share of any guarantees or assumptions of any indebtedness of the
Partnership that exists as of the Closing Time, (vi) that are current liabilities determined in accordance with GAAP but that are not included in Working Capital, if any; provided that any such current liabilities shall become Assumed Liabilities if a claim for payment thereof is not submitted by Cox within six months following the Closing Date, and (vii) arising out of, based on or resulting from matters unrelated to the Assets, the Partnership Interest or operation of the Systems. For purposes of this Section 1.48, the term "AT&T PARTNER'S PROPORTIONATE SHARE" means the percentage interest of the AT&T Partner in the Partnership as of the Closing Time, which percentage is 20% as of the date of this Agreement.

         1.49. "INTANGIBLES" means all intangible assets owned, used primarily or held for use by any of the Consolidated Entities or Non-Consolidated Entities primarily in the business or operations of the Systems, including trade secrets, proprietary information and technical information and data, however embodied (e.g., in the form of subscriber lists, records, customer polls and surveys, maps, computer disks and tapes, plans, diagrams, blue prints and schematics, or contained in filings with the Governmental Authorities and the FCC relating to the Systems, or in books and records relating to the business or operations of the Systems), rights or claims under Tangible Personal Property warranties, copyrights and going concern value, if any, but excluding any Excluded Assets.

         1.50. "IRS" means the Internal Revenue Service.

         1.51. "LEGAL REQUIREMENT" means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

         1.52. "MATERIAL ADVERSE EFFECT" means any of (i) a material adverse effect on the aggregate operations, assets or financial condition of the Systems, taken as a whole, other than matters affecting the cable television industry generally (including, without limitation, legislative, regulatory or litigation matters) and matters relating to or arising from national economic conditions (including financial and capital markets), (ii) a material adverse effect on the operations, assets or financial condition of the Baton Rouge System, other than matters affecting the cable television industry generally (including, without limitation, legislative, regulatory or litigation matters) and matters relating to or arising from national economic conditions (including financial and capital markets), (iii) a material adverse effect on the operations, assets or financial condition of the Tulsa System, other than matters affecting the cable television industry generally (including, without limitation, legislative, regulatory or litigation matters) and matters relating to or arising from national economic conditions (including financial and capital markets), or (iv) a material adverse effect on the aggregate operations, assets or financial condition of the Peak Systems taken as a whole, other than matters affecting the cable television industry generally (including, without limitation, legislative, regulatory or litigation matters) and matters relating to or arising from national economic conditions (including financial and capital markets).

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         1.53. "MCALESTER FRANCHISE AREAS" means the Franchise Areas related to the McAlester System, as described on EXHIBIT B.

         1.54. "MCALESTER SYSTEM" means the cable television system owned and operated by Peak providing cable television and other communications services to customers in the McAlester Franchise Areas.

         1.55. "MULTIEMPLOYER PLAN" means a plan, as defined in ERISA Sections 3(37) or 4001(a)(3), with respect to which AT&T, the Consolidated Entities or the Non-Consolidated Entities or any trade or business which would be considered a single employer with AT&T, the Consolidated Entities or the Non-Consolidated Entities under Section 4001(b)(1) of ERISA contributed, contributes or is required to contribute.

         1.56. "MUSKOGEE FRANCHISE AREAS" means the Franchise Areas related to the Muskogee System, as described on EXHIBIT B.

         1.57. "MUSKOGEE SYSTEM" means the cable television system owned and operated by Peak providing cable television and other communications services to customers in the Muskogee Franchise Areas.

         1.58. "NEVADA/UTAH FRANCHISE AREAS" means the Franchise Areas related to the Nevada/Utah Systems, as described on EXHIBIT B.

         1.59. "NEVADA/UTAH SYSTEMS" means the cable television systems owned and operated by Peak providing cable television and other communications services to customers in the Nevada/Utah Franchise Areas.

         1.60. "NONCOMPETITION AGREEMENT" means each of the Noncompetition Agreements to be entered into by and between AT&T or an Affiliate of AT&T and each of Donne F. Fisher, Blake F. Fisher, William K. Fisher and Scott M. Fisher with respect to each of Arkansas, Oklahoma, Utah and Nevada, substantially in the form attached hereto as EXHIBIT A.

         1.61. "NON-CONSOLIDATED ENTITIES" means the Subsidiaries of AT&T that as of the date of this Agreement own Required Assets (directly or indirectly through interests in a partnership, limited liability company or other pass-through entity) or pursuant to the Consolidation Outline will hold Required Assets (directly or indirectly through interests in a partnership, limited liability company or other pass-through entity) between the date of this Agreement and the Closing Date but which are not included in the Consolidated Entities.

         1.62. "PARTNERSHIP" means TCA Cable Partners II, a Delaware general partnership.

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         1.63. "PARTNERSHIP AGREEMENT" means that certain General Partnership
Agreement, dated as of November 13, 1997, by and between AT&T Partner and TCA Holdings II L.P., a Texas limited partnership.

         1.64. "PARTNERSHIP CONSENTS" means the Consents that are required to transfer the Partnership Interest to Cox under the agreements (including, without limitation, franchise agreements), instruments, licenses and permits to which the Partnership is a party, all of which Consents shall be listed on
SCHEDULE 6.3B.

         1.65. "PARTNERSHIP INTEREST" means the interest in the Partnership held by the AT&T Partner.

         1.66. "PEAK" means Peak Cablevision, LLC, a Colorado limited liability company, all of the membership interests of which are owned by AT&T Peak and Fisher Communications.

         1.67. "PEAK ACQUISITION AGREEMENT" means the definitive and binding agreement, in the form approved by Cox in accordance with Section 7.27, pursuant to which AT&T shall acquire all of the membership interests in Fisher Communications or shall otherwise become the sole owner of the Peak Systems.

         1.68. "PEAK FRANCHISE AREAS" means the Franchise Areas related to the Enid System, the Stillwater System, the Muskogee System, the McAlester System, the Arkansas Systems and the Nevada/Utah Systems.

         1.69. "PEAK SYSTEMS" means the Enid System, the Stillwater System, the Muskogee System, the McAlester System, the Arkansas Systems and the Nevada/Utah Systems.

         1.70. "PERMITTED ENCUMBRANCES" means the following Encumbrances: (i) statutory landlord's liens and liens for current taxes, assessments and governmental charges not yet due and payable (or being contested in good faith, all of which are disclosed either in the Financial Statements or on SCHEDULE 1.70); (ii) zoning laws and ordinances and similar Legal Requirements; (iii) statutory liens or other encumbrances that are minor or technical defects in title that individually or in the aggregate do not materially affect the value, marketability or utility of a given Asset as presently utilized; (iv) leased interests and mortgagee interests in property owned by others; (v) rights reserved to any Governmental Authority to regulate the affected property or to acquire a Franchise or System upon default under, or termination of, any Franchise; (vi) as to interests in Real Property, any easements, rights-of-way, servitudes, permits, restrictions and minor imperfections or irregularities in title whether or not reflected in the public records which do not, individually or in the aggregate with respect to a given parcel of Real Property, materially interfere with the right or ability to own, use or operate the Real Property as presently utilized; (vii) liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar statutory liens incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith and for which adequate reserves have been made in accordance with GAAP and provided such reserves shall be taken into

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account as Current Liabilities in computing the Working Capital Adjustment pursuant to SCHEDULE 2.1; and (viii) in the case of Real Property, any lease or sublease in favor of a third party that is disclosed in the Schedules hereto; provided that "Permitted Encumbrances" will not include any Encumbrance that relates to a monetary obligation or that could prevent or inhibit in any material way the conduct of the business of the Systems, and provided further that classification of any Encumbrance as a Permitted Encumbrance under (i) above will not affect any responsibility AT&T or either AT&T Cable Subsidiary may have for such Encumbrance.

         1.71. "PERSON" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

         1.72. "REAL PROPERTY" means all assets of any of the Consolidated Entities or Non- Consolidated Entities consisting of realty and that are owned, used primarily or held for use primarily in the business or operation of the Systems, including appurtenances, improvements and fixtures located on such realty, and any other interests in real property, including fee interests in offices and headend sites as well as leasehold interests and easements, including, without limitation, those described on SCHEDULE 5.5, but excluding
(i) any right-of-way, easement or access agreements pursuant to which any of the Systems has access to multiple dwelling units or commercial establishments (all of which shall be treated as Contracts for purposes of this Agreement) and (ii) any Excluded Assets.

         1.73. "STILLWATER FRANCHISE AREAS" means the Franchise Areas related to the Stillwater System, as described on EXHIBIT B.

         1.74. "STILLWATER SYSTEM" means the cable television system owned and operated by Peak providing cable television and other communications services to customers in the Stillwater Franchise Areas.

         1.75. "STRADDLE CONSOLIDATED TAX RETURN" means any Tax Return (other than any federal Tax Return) that includes any Consolidated Entity, on the one hand, and AT&T or any Subsidiary of AT&T other than a Consolidated Entity, on the other hand, and which includes a taxable period for any Consolidated Entity that ends, as to the Consolidated Entity, after the Closing Date.

         1.76. "STRADDLE PERIOD" means any taxable period for which a Tax Return is required to be filed or a payment of Tax is required to be made which as to any Consolidated Entity includes, but does not end on, the Closing Date, but not including any taxable period for which a Consolidated Tax Return is filed or a Straddle Consolidated Tax Return is required to be filed.

         1.77. "SUBSIDIARY" means, as to any Person, any other Person of which at least 50% of the equity and voting interests are owned, directly or indirectly, by such Person.

         1.78. "SYSTEMS" means the Baton Rouge System, the Tulsa System and each of the Peak Systems.
                                       11

         1.79. "TANGIBLE PERSONAL PROPERTY" means all the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, supplies and other tangible personal property that are owned or leased by any Consolidated Entity or Non-Consolidated Entity and used primarily or held primarily for use as of the date hereof in the conduct of the business and operations of the Systems, but excluding any Excluded Assets.

         1.80. "TAX" or "TAXES" means all taxes, fees, levies, imposts, tariffs, duties, withholdings or other charges of any kind, including, without limitation, income, withholding, capital, excise, employment, occupancy, property, ad valorem, sales, use, transfer, recording, documentary, registration, motor vehicle, franchise and gross receipts taxes (but excluding Franchise fees), imposed by the United States or any state, county, local or foreign government or any subdivision thereof, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         1.81. "TAX PROCEEDING" shall mean any audit, examination, contest, litigation or other proceeding relating to Taxes.

         1.82. "TAX RETURN" means any return, report, information return or other statement or document (including any related or supporting information, any schedule or attachment thereto and any amendment thereof) filed or required to be filed with any federal, state, local or foreign taxing authority in connection with the determination, assessment, collection, administration or imposition of any Tax.

         1.83. "TRANSFERABLE FRANCHISE AREA" means any Franchise Area with respect to which (i) any Consent necessary under a Franchise in connection with the consummation of the transactions contemplated by this Agreement, the AT&T Related Agreements and the Cox Related Agreements shall have been obtained, (ii) no Consent is necessary under a Franchise in connection with the consummation of the transactions contemplated by this Agreement, the AT&T Related Agreements and the Cox Related Agreements or (iii) a franchise agreement, franchise application, operating permit or similar governing agreement, instrument, resolution, statute, ordinance, approval, authorization or similar right is not required pursuant to applicable Legal Requirements.

         1.84. "TULSA ACTIVE BUSINESS" means the business of the ownership and operation of the Tulsa System, exclusive of the portion of the Tulsa System owned by Communications Services, Inc. and serving the Bixby Franchise Area.

         1.85. "TULSA FRANCHISE AREAS" means the Franchise Areas related to the Tulsa System, as described on EXHIBIT B.

         1.86. "TULSA SYSTEM" means the cable television system owned and operated by the Consolidated Entities and the Non-Consolidated Entities, providing cable television and other communications services to customers in and around the Tulsa Franchise Areas.

         1.87. List of Additional Definitions. The following is a list of some additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:



Term                                                    Section
----                                                    -------

Additional Covenant Schedules                           7.30.3
Additional Covenant Schedules Objection Notice          7.30.3
Additional Peak Liabilities                             7.27.1
Additional Schedules                                    5.24.3
Additional Schedules Objection Notice                   5.24.3
Adjustments                                             Schedule 2.1
Assumed Liabilities                                     2.1
Agreement                                               Preamble
AT&T                                                    Preamble
AT&T Cable Subsidiaries                                 Preamble
AT&T Consents                                           4.4
AT&T Credited Estimated Tax Payments                    7.17.2(vii)
AT&T Partner's Proportionate Share                      1.48
AT&T Shares                                             3.1
AT&T System Plans                                       5.12.1
AT&T Tax Breach                                         7.17.2(ii)
AT&T Tax Matters Certificate                            7.5.1
Billing Services Agreement                              7.23
Budgets                                                 7.3
Cable Sub Shares                                        3.1
Capital Expenditures Adjustment                         Schedule 2.1
CERCLA                                                  1.33
Claimant                                                12.4.1
Closing Date                                            1.16
Computer and Other Systems                              7.28.1
Consolidation                                           2.3
Consolidation Outline                                   2.2.1
Consolidated Straddle Period Tax Proceeding             7.17.5(iv)
Controlling Party                                       7.17.4(ii)
Cost of Service Election                                5.19.2
Cox                                                     Preamble
Cox Consents                                            6.3
Cox Consolidated Tax Return                             7.17.1(ii)
Cox Credited Estimated Tax Payments                     7.17.5(iii)
Cox Review Condition                                    2.3
Cox Review Notice                                       2.3
Cox Tax Breach                                          7.17.2(i)
Cox Tax Matters Certificate                             7.5.2



Cox / TCA Merger                                        Schedule 2.1
Current Assets                                          Schedule 2.1
Current Liabilities                                     Schedule 2.1
Delayed Schedules                                       7.31
Delayed Schedules Objection Notice                      7.31
Easements                                               5.5
Employees                                               5.13
Encore/Starz Agreement                                  7.29.1
Final Report                                            Schedule 2.1
Financial Statements                                    5.11
Indemnifying Party                                      12.4.1
Long-Term Leases                                        7.10.4
Material Computer and Other Systems                     7.28.2
Nevada/Utah Systems Sale                                2.2.2
Noncontrolling Party                                    7.17.4(ii)
Notice of Failure of Cox Review Condition               2.3
Notice of Failure of AT&T Condition                     2.3
Partnership Debt                                        Schedule 2.1
Peak Asset Disposition                                  2.2.2
Peak Debt Adjustment                                    Schedule 2.1
Peak Notice                                             7.27.1
Peak System Plans                                       5.12.2
Pre-Closing Taxes                                       7.17.2(i)
Preliminary Report                                      Schedule 2.1
Programming Support                                     7.29.3
Reorganization                                          Recitals
Required Assets                                         2.1
Separation                                              Recitals
Special AT&T Tax Proceeding                             7.17.4(iii)
Special Controlling Party                               7.17.4(iv)
Special Cox Tax Proceeding                              7.17.4(iii)
Special Noncontrolling Party                            7.17.4(iv)
Special Tax Proceeding                                  7.17.4(iv)
Statement of Tax Qualification of the Consolidation     2.2.1
Straddle Period Tax Proceeding                          7.17.4(ii)
Survival Period                                         12.1.3
System Plans                                            5.12.2
Taking                                                  7.15.2
Target Working Capital                                  Schedule 2.1
TCIH                                                    Preamble
TCI System Plans                                        5.12.1
Transitioned Employees                                  7.7.1
UCTC                                                    Preamble



Upgrade Completion Shortfall Amount                     Schedule 2.1
Upgrade Completion Shortfall Mile                       7.3.3
Voluntarily Discharge                                   7.17.4(iii)
Voluntary Discharge                                     7.17.4(iii)
Working Capital                                         Schedule 2.1
Working Capital Adjustment                              Schedule 2.1
Year 2000 Readiness                                     7.28.1
Year 2000 Ready                                         7.28.1
Year 2000 Remediation Program                           7.28.1


2.       THE CONSOLIDATION.

         2.1. Required Assets and Assumed Liabilities. SCHEDULE 2.1 lists the assets, properties, and rights that constitute the "REQUIRED ASSETS," and the liabilities and obligations that are the "ASSUMED LIABILITIES." From and after the Closing, Cox shall cause Cable Sub and Cable Sub's Subsidiaries to perform the Assumed Liabilities, and none of AT&T, the AT&T Cable Subsidiaries or the Non-Consolidated Entities shall have any liability with respect to the Assumed Liabilities

         2.2.     Consolidation Outline.

                  2.2.1. AT&T shall use its commercially reasonable efforts to deliver to Cox within 60 days following the execution of this Agreement (i) the Consolidation Outline meeting all of the requirements of Section 2.2.2 (and consistent with all of the other provisions of this Agreement), pursuant to which the Required Assets shall be consolidated in Cable Sub and its Subsidiaries (the "CONSOLIDATION OUTLINE"), (ii) a "STATEMENT OF TAX QUALIFICATION OF THE CONSOLIDATION" setting forth for each step of the Consolidation the section of the Code under which each transaction will be reported by AT&T for income Tax purposes, and (iii) a list identifying the Consolidated Entities and the Non-Consolidated Entities

                  2.2.2. The Consolidation Outline shall set forth in all material detail the steps to be taken to effect the Consolidation and the transactions to be undertaken to effect each step. The Consolidation Outline shall present a Consolidation which AT&T in good faith believes, assuming compliance by the parties with all of the terms, covenants and provisions of this Agreement, and assuming satisfaction of all the conditions to Closing (other than the condition to Closing set forth in Section 8.2.5), would result in the condition to Closing set forth in Section 8.2.5 being able to be satisfied on the Closing Date. The Consolidation Outline shall provide for the Consolidation to be effected in a manner such that (i) following the Consolidation and immediately prior to the Closing on the Closing Date, Cable Sub will own, directly or through one or more wholly-owned Subsidiaries, all of the Required Assets comprising the Baton Rouge Active Business and all of the Required Assets comprising the Tulsa Active Business in a manner such that Cable Sub will be engaged in the active conduct of a trade or business within the meaning of Code Section 355(b)(1)(A) immediately prior to and at the time of the Separation; (ii) as of the Closing Date, neither the Baton Rouge Active Business nor the Tulsa Active Business will have been acquired during the five years preceding the

Closing Date in a transaction in which gain or loss was recognized in whole or in part within the meaning of Code Section 355(b)(2)(C), and control of a corporation (as defined in Code Section 368(c)) which (at the time of acquisition of control) was conducting all or any portion of the Baton Rouge Active Business or all or any portion of the Tulsa Active Business will not have been acquired during the five years preceding the Closing Date other than in transactions in which gain or loss was not recognized in whole or in part within the meaning of Code Section 355(b)(2)(D); (iii) Cable Sub is not (and on the Closing Date will not be) an investment company, and no two parties to any transaction which the Statement of Tax Qualification of the Consolidation indicates will be reported as a reorganization under Code Section 368(a)(1) are (or immediately before such transaction will be), investment companies, in each case as defined in Code Section 368(a)(2)(F)(iii) and (iv); (iv) immediately prior to the Separation, Cable Sub will own, directly or through wholly-owned Subsidiaries, all of the Required Assets and no other assets, and the Consolidated Entities will have no liabilities other than the Assumed Liabilities and the Indemnified Liabilities; and (v) nothing in the Consolidation Outline or in this Agreement shall prohibit a sale or other disposition of the Nevada/Utah Systems at any time following the Closing Date (the "NEVADA/UTAH SYSTEMS SALE") in the form of a sale of assets by Peak or an exchange of assets qualifying in whole or in part under Code Section 1031 (including through a qualified intermediary) by Peak (a "PEAK ASSET DISPOSITION"), and a Peak Asset Disposition shall not constitute a breach of this Agreement. Cox shall not and shall not permit Peak or any Affiliate of Cox to dispose of (or enter into an agreement, understanding or arrangement to dispose of) the Nevada/Utah Systems (other than by a Peak Asset Disposition) within two years following the Closing Date without the prior written consent of AT&T, which consent shall not be unreasonably withheld. If the Consolidation Outline provides for the distribution by AT&T to Cox of all of the outstanding stock of more than one Subsidiary of AT&T, then all references to "Cable Sub" throughout this Agreement shall be deemed to be references to each such Subsidiary.

                  2.2.3. The Consolidation Outline may be amended by AT&T after delivery to Cox hereunder, provided that (i) AT&T delivers to Cox, not less than 45 days prior to the Closing Date, a copy of the Consolidation Outline with the proposed amendments, together with a revised Statement of Tax Qualification of the Consolidation setting forth for each step of the Consolidation pursuant to the amended plan the section of the Code under which each transaction will be reported by AT&T for income Tax purposes, and a revised list identifying the Consolidated Entities and the Non-Consolidated Entities, (ii) the amended Consolidation Outline meets all of the requirements set forth in Section 2.2.2 (and is consistent with all of the other provisions of this Agreement), and
(iii) such amendment would not render Franchise Consents theretofore obtained invalid or cause any significant delay with respect to the obtainment of the Franchise Consents pending as of the date such amendment is proposed.

                  2.2.4. Within 90 days following the date of this Agreement (or, if later, within 15 days following the date AT&T delivers to Cox an amended Consolidation Outline pursuant to Section 2.2.3), AT&T shall deliver to Cox a schedule listing all jurisdictions where any of the Consolidated Entities has filed an income Tax Return for any taxable period ending on or after December 31, 1996, or will file an income Tax Return pursuant to Section 7.17.1 (assuming compliance by Cox with

Section 7.17 with respect to such Tax Returns) for any taxable period ending on or prior to the Closing Date, and indicating whether each such Tax Return is a Consolidated Tax Return.

         2.3. Review of the Consolidation Outline. AT&T shall keep Cox advised with respect to the preparation of the Consolidation Outline. Cox agrees to evaluate the Consolidation Outline in good faith to determine whether, in the good faith judgment of Cox, assuming compliance by the parties with all of the terms, covenants and provisions of this Agreement, and assuming satisfaction of all of the conditions to Closing (other than the condition to Closing set forth in Section 8.3.7), effectuation of the Consolidation pursuant to the Consolidation Outline would result in the condition to Closing set forth in
Section 8.3.7 being able to be satisfied on the Closing Date (the "COX REVIEW CONDITION"). AT&T agrees to make available to Cox such additional information relating to the Consolidation Outline as Cox shall reasonably request in connection with such evaluation by Cox. Within thirty (30) days following Cox's receipt from AT&T of the Consolidation Outline pursuant to Section 2.2.1 (or such later period as may be mutually agreed by AT&T and Cox), Cox shall give written notice (the "COX REVIEW NOTICE") to AT&T stating whether the Consolidation Outline satisfies the Cox Review Condition; if Cox notifies AT&T that the Cox Review Condition is satisfied, then the Consolidation Outline shall be deemed accepted by Cox. If within such period Cox notifies AT&T that the Consolidation Outline does not satisfy the Cox Review Condition ("NOTICE OF FAILURE OF COX REVIEW CONDITION"), then each of Cox and AT&T shall have the right to terminate this Agreement by written notice delivered to the other within fifteen (15) days following the date AT&T receives the Notice of Failure of Cox Review Condition. If AT&T (i) in good faith determines within 60 days following the date of this Agreement (or such later period as may be mutually agreed by AT&T and Cox) that AT&T is not able to deliver to Cox a Consolidation Outline that both (A) meets all of the requirements of Section 2.2.2 (and is consistent with all of the other provisions of this Agreement) and (B) would not result in AT&T and its Affiliates, in the aggregate, incurring income Tax liabilities in excess of $100,000,000 as a result of income or gain required to be taken into account under Treasury Regulations Section 1.1502-13 with respect to the Reorganization (taking into account any losses required to be taken into account by AT&T or any Subsidiary of AT&T under Treasury Regulations Section 1.1502-13 as a result of the Reorganization, but without taking into account any net operating losses, credits, or other similar items), (ii) delivers to Cox written notice to that effect ("NOTICE OF FAILURE OF AT&T CONDITION"), and (iii) advises Cox in all material respects as to the basis for that conclusion, then each of AT&T and Cox shall have the right to terminate this Agreement by written notice delivered to the other within fifteen (15) days following the date such notice is received by Cox. If Cox accepts the Consolidation Outline proposed by AT&T pursuant to this Section 2.3, or if AT&T and Cox mutually agree in writing to modify the Consolidation Outline, such acceptance (provided the Consolidation Outline as delivered by AT&T shall not have been modified) or mutual agreement (with respect to the Consolidation Agreement as modified) shall be deemed a representation by AT&T and Cox, respectively, that, assuming compliance by the parties with all the terms, covenants and provisions of this Agreement, and assuming satisfaction of all the conditions to Closing (other than the conditions to Closing set forth in Section 8.2.5 and Section 8.3.7, respectively), tax counsel to AT&T and Cox, respectively, is not aware of any reason relating to the Consolidation Outline why the condition to Closing set forth in Section 8.2.5 and Section 8.3.7, respectively, of this Agreement would not be satisfied. If (i) AT&T fails to deliver the Consolidation Outline to Cox within sixty (60) days following the date of this Agreement (or such later period as may be mutually agreed by AT&T and Cox), and (ii) AT&T fails to deliver a Notice of Failure of AT&T Condition to Cox within such period, then Cox shall have the right to terminate this Agreement by written notice delivered to AT&T at any time following the expiration of such period. If Cox fails to deliver the Cox Review Notice to AT&T within thirty (30) days following the date Cox receives the Consolidation Outline (or such later period as may be mutually agreed by AT&T and Cox), then AT&T shall have the right to terminate this Agreement by written notice delivered to Cox at any time following the expiration of such period.

         2.4. Consolidation. At or prior to the Closing, and pursuant to the terms of this Agreement and in accordance with the Consolidation Outline, the Required Assets, the Assumed Liabilities and the Indemnified Liabilities shall be consolidated in Cable Sub and its Subsidiaries (the "CONSOLIDATION").


3.       THE SEPARATION.

         3.1. The Separation. Subject to the terms and conditions of this Agreement, on the Closing Date, AT&T shall redeem all of the shares of common stock, par value $1.00 per share, of AT&T held by Cox as set forth on SCHEDULE
3.1 (as may be adjusted between the date hereof and the Closing Time by reason of the receipt of any additional shares of capital stock by Cox in respect of such shares of common stock or by reason of the conversion of such common stock into shares of capital stock or other securities, whether pursuant to a stock dividend, other dividend or distribution on such common stock (other than cash dividends), stock split, stock combination, other transaction that changes such securities into any other securities or otherwise, the "AT&T SHARES") in consideration of the transfer and distribution to Cox of all of the issued and outstanding capital stock of Cable Sub (the "CABLE SUB SHARES") as follows:

                  3.1.1. AT&T shall assign, transfer, convey and deliver to Cox the Cable Sub Shares, free and clear of all Encumbrances of any nature whatsoever. Such assignment, transfer, conveyance and delivery shall be evidenced by duly endorsed in blank share certificates or by instruments of transfer reasonably satisfactory in form and substance to Cox and its counsel; and

                  3.1.2. Cox shall assign, transfer, convey and deliver to AT&T the AT&T Shares, free and clear of all Encumbrances of any nature whatsoever. Such assignment, transfer, conveyance and delivery shall be evidenced by duly endorsed in blank share certificates or by instruments of transfer reasonably satisfactory in form and substance to AT&T and its counsel.

4.       REPRESENTATIONS AND WARRANTIES OF AT&T.

         AT&T represents and warrants to Cox as of the date hereof and as of the Closing, as follows; provided, however, that in the case of the representations and warranties set forth in Sections 4.3,

4.4, 4.5 and 4.6, such representations and warranties are made subject to the provisions of Section 5.24 and Section 7.31:

         4.1. Organization, Standing and Authority. AT&T is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified to conduct business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it requires it to be so qualified, other than such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the ability of AT&T to perform its obligations under this Agreement or the AT&T Related Agreements.

         4.2. Authorization and Binding Obligation. AT&T has the corporate power and authority to execute and deliver this Agreement and the AT&T Related Agreements to be executed and delivered by it and to carry out and perform all of its other obligations under the terms of this Agreement and the AT&T Related Agreements to which it is a party. All corporate action by AT&T necessary for the authorization, execution, delivery and performance by AT&T of this Agreement and the AT&T Related Agreements has been taken, and such action has not been rescinded, repealed or amended. This Agreement has been duly executed and delivered by AT&T, and this Agreement and the AT&T Related Agreements constitute or will, when executed and delivered, constitute the valid and legally binding obligations of AT&T, in each case enforceable against it in accordance with their respective terms, except (i) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally; and
(ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4.3.     Capitalization.

                  4.3.1. As of the Closing, no shares of capital stock will be held in Cable Sub's treasury.

                  4.3.2. AT&T (i) will own as of the Closing Time, record and beneficial title to all of the issued and outstanding shares of capital stock of Cable Sub and (ii) except as set forth on SCHEDULE 4.3, owns as of the date hereof (or with respect to entities not yet formed, as of the date of formation) and will own as of the Closing Time, direct or indirect beneficial title to all of the issued and outstanding shares of capital stock of, or other ownership interest in, each Consolidated Entity, in each case free and clear of all claims, Encumbrances and preemptive or other rights or options of any nature whatsoever. As of the Closing Time, Cable Sub or a Subsidiary of Cable Sub will own record and beneficial title to all of the issued and outstanding shares of capital stock of, or other ownership interest in, each of the Subsidiaries of Cable Sub, free and clear of all claims, Encumbrances and preemptive or other rights or options of any nature whatsoever. The authorization of no Person other than AT&T is required in order to consummate the transactions contemplated herein by virtue of any such Person having an equitable or beneficial interest in any Consolidated Entity or any Non-Consolidated Entity. All of the outstanding shares of capital stock of, or other ownership interest in, each of the Consolidated Entities are authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Except for the transactions contemplated by this Agreement and the AT&T Related Agreements, there are no outstanding options, warrants, calls, subscriptions or other rights or agreements or commitments or obligations of AT&T or any of the Consolidated Entities to issue, transfer or sell any shares of capital stock of, or other ownership interest in, any of the Consolidated Entities, nor are there outstanding any securities or obligations which are convertible into or exchangeable for any shares of capital stock of, or other ownership interest in, any of the Consolidated Entities.

         4.4. Absence of Conflicting Agreements. Except for the Consents listed on SCHEDULE 4.4 (the "AT&T CONSENTS"), the Cox Consents (and any other consents, authorizations or approvals required for Cox to perform its obligations under this Agreement and the Cox Related Agreements), the Partnership Consents and compliance with the HSR Act, no consent, approval, permit or authorization of, or declaration to or filing with any Governmental Authority or any other third party is required under any Legal Requirement applicable to AT&T, under AT&T's certificate of incorporation or bylaws or other governing instrument or under any agreement, instrument, license or permit to which AT&T is a party or by which AT&T may be bound, in order for AT&T to execute, deliver and perform its obligations under this Agreement and the AT&T Related Agreements, except that no representation or warranty is given with respect to any Consents the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Subject to obtaining the AT&T Consents, the Cox Consents (and any other consents, authorizations or approvals required for Cox to perform its obligations under this Agreement and the Cox Related Agreements), and the Partnership Consents and compliance with the HSR Act, the execution, delivery and performance of this Agreement and the AT&T Related Agreements by AT&T will not (i) violate the certificate of incorporation or bylaws or other governing instruments of AT&T; (ii) violate any Legal Requirement applicable to AT&T with respect to the Assets or the business or operations of the Systems; or (iii) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, accelerate or permit the acceleration of any performance required by the terms of, or result in the creation or imposition of any Encumbrance under, any agreement, instrument, license or permit to which AT&T is a party or by which AT&T may be bound and by which the Assets or the business or operations of the Systems are affected; excluding from the foregoing clause (iii) such violations, conflicts, terminations, breaches, defaults and accelerations as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of AT&T to perform its obligations under this Agreement or any of the AT&T Related Agreements.

         4.5.     Reorganization.

                  4.5.1. Neither AT&T nor any Affiliate of AT&T has taken any action, or failed to take any action required under the Code to be taken, which action or failure to take action would jeopardize the treatment of the Separation as tax-free to Cox either (i) under Code Sections 368(a)(1)(D) and 355(a) or (ii) under Code Section 355(a). Neither AT&T nor any Affiliate of AT&T has taken any action, or failed to take any action required under the Code to be taken, which action or failure to take action would impede satisfaction of the condition to Closing set forth in Section 8.2.5 of this Agreement.

                  4.5.2. AT&T did not acquire, and as of the Closing Date will not have acquired, any of the stock of Cable Sub by reason of any transaction which occurred within five years prior to the Closing Date in which gain or loss was recognized in whole or in part within the meaning of Code Section 355(a)(3)(B).

                  4.5.3. AT&T will be engaged immediately after the Separation in the active conduct of a trade or business within the meaning of Code Section 355(b)(1)(A).

                  4.5.4. Cable Sub will be engaged immediately prior to and at the time of the Separation in the active conduct of a trade or business within the meaning of Code Section 355(b)(1)(A). Neither the Baton Rouge Active Business nor the Tulsa Active Business was acquired within the five years prior to the date of this Agreement (or will have been acquired during the five years preceding the Closing Date) in a transaction in which gain or loss was recognized in whole or in part within the meaning of Code Section 355(b)(2)(C), and control of a corporation (as defined in Code Section 368(c)) which (at the time of acquisition of control) was conducting the Baton Rouge Active Business or the Tulsa Active Business was not acquired within the five years prior to the date of this Agreement (and will not have been acquired during the five years preceding the Closing Date) other than in transactions in which gain or loss was not recognized in whole or in part within the meaning of Code Section 355(b)(2)(D).

                  4.5.5. As of the date of this Agreement, to the knowledge of the management of AT&T, based on public filings, no stockholder of AT&T owns 5% or more of the stock of AT&T. To the knowledge of the management of AT&T, there is no plan or intention on the part of any shareholder or security holder of AT&T (other than Cox or any of its Affiliates) to sell, exchange or otherwise dispose of any of its stock or securities in AT&T following the Separation other than in public market transactions in the ordinary course of business and other than in transactions unrelated to the Reorganization which would not cause the Separation to fail to qualify as tax-free to Cox either (i) under Code Sections 368(a)(1)(D) and 355(a) or (ii) under Code Section 355(a).

                  4.5.6. Neither AT&T nor Cable Sub is an investment company as defined in Code Section 368(a)(2)(F)(iii) and (iv). No two parties to any transaction which the Statement of Tax Qualification of the Consolidation indicates will be reported as a reorganization under Code Section 368(a)(1) are (or immediately before such transaction will be) an investment company as defined in Code Section 368(a)(2)(F)(iii) and (iv).

         4.6. Ownership of the Required Assets; Active Business. SCHEDULE 4.6 lists the name of each Subsidiary of AT&T that holds Required Assets as of the date of this Agreement and (a) indicates (i) the Required Assets held by such Subsidiary; (ii) whether such Subsidiary holds Required Assets comprising the Baton Rouge Active Business or the Tulsa Active Business (or both); (iii) the Required Assets held by such Subsidiary other than Assets comprising the Baton Rouge

Active Business and the Tulsa Active Business, if any; and (iv) whether such Subsidiary holds Excluded Assets and, if so, whether such Subsidiary holds assets unrelated to and not used principally in the business and operations of the Systems; and (b) contains an ownership chart setting forth in all material detail the ownership of such Subsidiary by AT&T through one or more direct and indirect Subsidiaries of AT&T. Each Subsidiary that is listed in SCHEDULE 4.6 as holding Assets comprising the Baton Rouge Active Business is engaged in the active conduct of a trade or business within the meaning of Code Section 355(b)(1)(A) assuming for purposes of this representation that such Subsidiary owns no assets other than the Assets comprising the Baton Rouge Active Business held by such Subsidiary, and each Subsidiary that is listed in SCHEDULE 4.6 as holding Assets comprising the Tulsa Active Business is engaged in the active conduct of a trade or business within the meaning of Code Section 355(b)(1)(A) assuming for purposes of this representation that such Subsidiary owns no assets other than the Assets comprising the Tulsa Active Business held by such Subsidiary.

5.       REPRESENTATIONS AND WARRANTIES OF THE AT&T CABLE SUBSIDIARIES.

         Each of the AT&T Cable Subsidiaries jointly and severally represents and warrants to Cox as of the date hereof and as of the Closing (or, if a different date is specified in this Article 5, as of such date), as follows; provided, however, that such representations and warranties are made subject to the provisions of Section 5.24 and Section 7.31:

         5.1. Organization, Standing and Authority. Each of the Consolidated Entities and each of the Non-Consolidated Entities is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as applicable, and is qualified to conduct business as a foreign entity in each jurisdiction in which the property owned, leased or operated by it requires it to be so qualified, other than such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Consolidated Entities and each of the Non-Consolidated Entities has the requisite corporate, limited liability company or partnership power and authority (i) to own, lease and use the Assets as presently owned, leased and used by it; and (ii) to conduct the business and operations of the Systems as presently conducted by it. Except as set forth on SCHEDULE 5.1, none of the Consolidated Entities or Non-Consolidated Entities is a participant in any joint venture or partnership with any other Person, with respect to any part of the business or operations of the Systems or the Assets, including advertising sales joint ventures or partnerships that relate exclusively to the Systems.

         5.2. Authorization and Binding Obligation. Each of the AT&T Cable Subsidiaries has the corporate power and authority to execute and deliver this Agreement and each of the AT&T Related Agreements to be executed and delivered by it and to carry out and perform all of its other obligations under the terms of this Agreement and the AT&T Related Agreements to which it is a party. All corporate action by each of the AT&T Cable Subsidiaries necessary for the authorization, execution, delivery and performance by it of this Agreement and the AT&T Related Agreements has been taken, and such action has not been rescinded, repealed or amended. This Agreement has been duly executed and delivered by each of the AT&T Cable Subsidiaries, and this Agreement and the AT&T Related Agreements constitute or will, when executed and delivered, constitute the valid and legally binding obligations of each party thereto, in each case enforceable against it in accordance with their respective terms, except (i) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally; and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         5.3. Absence of Conflicting Agreements. Except for the AT&T Consents, the Cox Consents (and any other consents, authorizations or approvals required for Cox to perform its obligations under this Agreement and the Cox Related Agreements), the Partnership Consents and compliance with the HSR Act, no consent, approval, permit or authorization of, or declaration to or filing with any Governmental Authority or any other third party is required under any Legal Requirement applicable to the Consolidated Entities or the Non-Consolidated Entities, under the constituent documents of each such entity or under any agreement, instrument, license or permit to which any such entity is party or by which any of them may be bound in order for them to execute, deliver and perform their obligations under this Agreement and the AT&T Related Agreements, except that no representation or warranty is given with respect to any Consents the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Subject to obtaining the AT&T Consents, the Cox Consents (and any other consents, authorizations or approvals required for Cox to perform its obligations under this Agreement and the Cox Related Agreements), and the Partnership Consents and compliance with the HSR Act, the execution, delivery and performance of this Agreement by each of the AT&T Cable Subsidiaries and the execution, delivery and performance of the AT&T Related Agreements by the Consolidated Entities and the Non- Consolidated Entities will not (i) violate the certificate of incorporation or bylaws or other governing instruments of any of the Consolidated Entities or Non-Consolidated Entities; (ii) violate any Legal Requirement applicable to any of the Consolidated Entities or Non-Consolidated Entities with respect to the Assets or the business or operations of the Systems; or (iii) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, accelerate or permit the acceleration of any performance required by the terms of, or result in the creation or imposition of any Encumbrance under, any agreement, instrument, license or permit to which any of the Consolidated Entities or Non-Consolidated Entities is a party or by which any such party may be bound and by which the Assets or the business or operations of the Systems are affected; excluding from the foregoing clause (iii) such violations, conflicts, terminations, breaches, defaults and accelerations as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of (x) either of the AT&T Cable Subsidiaries to perform its obligations under this Agreement, (y) any of the Consolidated Entities or Non-Consolidated Entities to perform its obligations under any of the AT&T Related Agreements to which it is a party or (z) Peak to perform its obligations under the Peak Acquisition Agreement.

         5.4. Governmental Permits. SCHEDULE 5.4 includes a true and complete list of all Franchises and all other material Governmental Permits. True and complete copies of the Franchises and other Governmental Permits disclosed on
SCHEDULE 5.4 (together with any and all amendments and any proposals or material correspondence related thereto) have been delivered to Cox. Except as set forth on SCHEDULE 5.4, the Franchises contain all of the commitments and obligations of the Consolidated Entities and the Non-Consolidated Entities to the applicable Governmental Authorities with respect to the construction, ownership and operation of the Systems. Except as set forth on SCHEDULE 5.4, the Governmental Permits are valid under all applicable Legal Requirements according to their terms and are currently in full force and effect. Except as listed on
SCHEDULE 5.4, there is no legal action, governmental proceeding or investigation pending or, to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, threatened to terminate, suspend or modify any Governmental Permit, and the Consolidated Entities and Non-Consolidated Entities are and, to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, each other party thereto is, in compliance with the terms and conditions of all of the Governmental Permits and with other applicable requirements of all Governmental Authorities relating to the Governmental Permits, including all requirements for notification, filing, reporting, posting and maintenance of logs and records, except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on SCHEDULE 5.4, no Person (including any Governmental Authority) has as of the date hereof any right to acquire any interest in the Systems, the Partnership Interest or the Assets (including any right of first refusal or similar right), other than rights of condemnation or eminent domain afforded by law or upon the termination of or default under any Franchise. The Franchises marked with an asterisk on SCHEDULE 5.4 constitute all of the communities where the local franchising or other regulatory authority has certified to regulate rates charged to customers of the Systems pursuant to the Cable Act or where a cable programming service rate complaint is pending before the FCC.

         5.5. Real Property. SCHEDULE 5.5 contains a list of all Real Property owned, leased or occupied by any of the Consolidated Entities or Non-Consolidated Entities with respect to the Systems and all easements or other interests in Real Property to which any of the Consolidated Entities or Non-Consolidated Entities is a party as of the date hereof with respect to the Systems, except for easements from individual residential subscribers for the installation of cable and equipment necessary for them to receive cable television and other communications services and those easements and other interests which if not held by any of the Consolidated Entities or Non-Consolidated Entities (or Cable Sub and its Subsidiaries as of the Closing Time) would not, individually or in the aggregate, have a Material Adverse Effect. Except as described on SCHEDULE 5.5, the AT&T Cable Subsidiaries have delivered to Cox or will deliver to Cox prior to or with the Delayed Schedules, true and complete copies of all deeds and leases (whether as lessor or lessee) pertaining to such Real Property. All Real Property leases, if any, that are leased from or to Affiliates of AT&T, Cable Sub or Peak are identified as such on SCHEDULE 5.5. As to the Real Property which is designated in SCHEDULE 5.5 as being owned in fee simple, except as set forth in SCHEDULE 5.5, as of the date hereof, such fee owner has, or Cable Sub and its Subsidiaries as of the Closing Date will have, fee simple title to such premises and all buildings, improvements and fixtures thereon, free and clear of all Encumbrances, except for Permitted Encumbrances and Encumbrances listed in EXHIBIT C (which Encumbrances listed on EXHIBIT C will be released prior to the Closing). As to the Real Property which is designated in SCHEDULE 5.5 as being leased, except where the failure of the representations made in this sentence to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect, as of the date hereof, a Consolidated Entity or Non-Consolidated Entity is, and, as of the Closing Date, Cable Sub and its Subsidiaries will be, the sole owner of the leasehold interest in such Real Property, each such lease is valid and subsisting and in full force and effect and, as of the date hereof, no other party to such lease has given written notice to Peak or a Consolidated Entity or Non-Consolidated Entity of or made a written claim with respect to any breach or default thereof, and none of Peak or any Consolidated Entity or Non-Consolidated Entity is aware of any fact giving rise to a breach or default thereof. Subject to Permitted Encumbrances, except as otherwise disclosed in SCHEDULE 5.5 and except where the failure of the representations made in this sentence to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect, all Real Property listed on SCHEDULE 5.5 (including the improvements thereon) (i) is in reasonable operating condition and repair (subject to normal wear and tear) consistent with its present use, (ii) is available for immediate use in the conduct of the business or operations of the Systems, (iii) complies in all material respects with all applicable building or zoning codes or restrictive covenants and the regulations of any Governmental Authority having jurisdiction, and (iv) has full legal and practical access to public roads or streets and has all utilities and services necessary for the proper and lawful conduct and operation of the Systems as presently utilized. Except where the failure of the representations made in this sentence to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect, all buildings, towers, guy wires and anchors, earth-receiving dishes and related facilities used in the operations of the Systems are located entirely on the Real Property, and together with all pole attachments, cable plant and cable installations, equipment and facilities used in connection with the Systems, are maintained, placed and located in accordance with the provisions of all applicable Legal Requirements, deeds, leases, licenses, permits or other legally enforceable arrangements. No condemnation of any of the Real Property has occurred, is pending or, to the knowledge of any Consolidated Entity or Non-Consolidated Entity, threatened. Except as set forth on SCHEDULE 5.5, each Person upon or under or across whose property any of the Assets are located, maintained, installed or operated (other than drop lines to customer dwellings) has granted to the Consolidated Entities or the Non-Consolidated Entities such easements, licenses or rights of way as are necessary for the location, maintenance, installation and operation of such Assets upon, over or under such property (the "EASEMENTS"), and subject to Permitted Encumbrances and Encumbrances listed on EXHIBIT C (which Encumbrances listed on EXHIBIT C will be released prior to the Closing), as of the date of this Agreement, the Consolidated Entities and the Non-Consolidated Entities have, and, as of the Closing Date, Cable Sub and its Subsidiaries will have, a right to use the Easements, except where the failure to have any such Easements would not, individually or in the aggregate, have a Material Adverse Effect.

         5.6. Tangible Personal Property. Except with respect to leased property, as of the date hereof, the Consolidated Entities and the Non-Consolidated Entities have (subject to Encumbrances listed on EXHIBIT C, all of which will be released prior to the Closing), and as of the Closing Date, Cable Sub and its Subsidiaries will have, good title to all Tangible Personal Property, and as of the Closing Date, none of the Tangible Personal Property will be subject to any Encumbrance, except for Permitted Encumbrances. Except as set forth in SCHEDULE 5.6, the Tangible Personal Property is in reasonable operating condition and repair (subject to normal wear and tear) and is available for immediate use in the conduct of the business or operations of the Systems, except for that which is subject to routine maintenance or repair. All items of cable plant, earth station and headend equipment included in the Tangible Personal Property (i) have been maintained in a manner consistent in all material respects with generally accepted standards of good engineering practice and (ii) will permit the Systems to operate in all material respects in accordance with the terms of the Governmental Permits.

         5.7. Contracts. Except as described on SCHEDULE 5.7, none of the Consolidated Entities or the Non-Consolidated Entities is a party to any of the following that relate to the Systems (other than any of the following that are Excluded Assets): (i) pole attachment or line agreements and joint pole or line agreements, (ii) leases of personal property for a term exceeding one year or requiring payments of more than $50,000, (iii) agreements pursuant to which any of the Systems receives or provides advertising sales representation services,
(iv) agreements pursuant to which any of the Systems has constructed or agreed to construct for third parties an institutional network or otherwise provides to third parties telecommunications services other than one-way video, (v) agreements with bulk-billed customers, (vi) agreements with commercial customers (other than subscription agreements for cable television services), (vii) construction and development agreements (other than agreements with individual installers and agreements where the remaining amount payable thereunder will be less than $50,000 as of the Closing Date), (viii) noncompetition agreements or rights of first refusal that relate to the Systems, and (ix) any agreement for the provision by one or more third parties of telephony, data or other services through the facilities of one or more of the Systems, which is exclusive or which cannot be terminated at the Closing without any penalty. SCHEDULE 5.7 contains a true and correct list of all other Contracts except for: (A) subscription agreements for cable television services provided by the Systems with customers that are not bulk-billed, (B) subscription agreements for communications services (other than cable television services) with residential customers, (C) access agreements for multiple dwelling units that are not bulk-billed, (D) oral employment contracts and miscellaneous service contracts terminable at will or on no more than 30 days' notice without penalty and (E) any other contract not required to be listed pursuant to the first sentence of this Section 5.7 and not involving either liabilities under such Contract exceeding $50,000 per year or any other material nonmonetary obligation. Notwithstanding the foregoing, SCHEDULE 5.7 contains a separate and complete list of all retransmission consent agreements relating to the Systems that are not Excluded Assets, showing the expiration date of each. The AT&T Cable Subsidiaries have delivered, or will deliver prior to or contemporaneously with the Delayed Schedules, to Cox true and complete copies of all written Contracts listed in SCHEDULE 5.7. All of the Contracts listed in SCHEDULE 5.7 are valid and binding and, to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, in full force and effect and legally enforceable in accordance with their terms upon the other parties thereto. There is not under any Contract any default by any of the Consolidated Entities or Non-Consolidated Entities or, to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, any other party thereto or event which, after notice or lapse of time, or both, would constitute such a default, except for such defaults which, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed on SCHEDULE 5.7, to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, (x) there has not been any threatened cancellation of any Contracts (other than the cancellation of cable or other communications service by customers at normal and customary levels), (y) there are no outstanding disputes thereunder and (z) there is no basis for any claim of breach or default thereunder, except for such occurrences under clauses (x), (y) and (z) which, individually or in the aggregate, would not have a Material Adverse Effect. Other than where expressly noted in SCHEDULE 5.7, no Affiliate of AT&T (other than the Consolidated Entities or the Non-Consolidated Entities) is a party to any of the personal property leases disclosed on SCHEDULE 5.7.

         5.8. Complete Systems. Except for the Excluded Assets, the Assets comprise all of the assets (without material exception) necessary to conduct the business and operations of the Systems as presently conducted.

         5.9. Trademarks, Trade Names and Copyrights. Except as disclosed on
SCHEDULE 5.9 or included in Excluded Assets, no Consolidated Entity or Non-Consolidated Entity owns or uses any patent, patent right or copyright that is material to the operation of the Systems, and none of the Consolidated Entities or Non-Consolidated Entities is a party to any patent or copyright license or royalty agreement that is material to its operation of the Systems, except for software licenses, licenses in respect of program material and obligations under the Copyright Act applicable to cable television systems generally. Except as disclosed on SCHEDULE 5.9, the Consolidated Entities and the Non-Consolidated Entities possess or have the right to use, and as of the Closing Date Cable Sub and its Subsidiaries will possess or have the right to use, all Intangibles used in the operation and conduct of the business of the Systems without any conflicts with the rights of others that, individually or in the aggregate, would have a Material Adverse Effect. With respect to the Intangibles, either (i) as of the date hereof, the Consolidated Entities and the Non-Consolidated Entities own, and, as of the Closing Date, Cable Sub and its Subsidiaries will own, such Intangibles, free and clear of all Encumbrances, except for Permitted Encumbrances and Encumbrances listed on EXHIBIT C (which Encumbrances listed on EXHIBIT C will be released prior to the Closing), or (ii) as of the date hereof, the Consolidated Entities and the Non-Consolidated Entities have, and, as of the Closing Date, Cable Sub and its Subsidiaries will have, the valid and enforceable right to use such Intangibles. None of the Consolidated Entities or Non-Consolidated Entities is aware that it is infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods or processes owned by any other Person, and there is no claim or action pending, or to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, threatened, with respect thereto, except for any infringement, claims or actions that would not, individually or in the aggregate, have a Material Adverse Effect.

         5.10.    Information on Systems.

                  5.10.1. SCHEDULE 5.10.1 lists for each of the Systems, as of the date referenced in SCHEDULE 5.10.1, (i) the approximate total number of miles of fully completed and operational trunk and distribution cable, differentiating the approximate number of miles of aerial plant and the approximate number of miles of underground plant, (ii) the approximate number of dwellings (as defined below) and commercial premises passed, (iii) the total number of Equivalent Billing Units, the number of Equivalent Billing Units that are residential and the number of Equivalent Billing Units that are commercial or bulk-billed, (iv) the bandwidth capacity(ies) of the System specified in MHz (indicating the approximate number of miles of plant in such System corresponding to each bandwidth), (v) the number of channels activated throughout the System (indicating the approximate number of miles of plant in such System corresponding to the number of channels activated), (vi) the approximate number of fiber route miles, and (vii) the average size of nodes expressed in terms of homes passed.

                  5.10.2. As used in this Section 5.10, "dwellings" means a home or other residential unit that can be legally serviced by a System by using no more than 300 feet of drop cable.

                  5.10.3. The rates charged to customers for each class of service (including equipment, installation and late fees) for each of the Systems as of the date of this Agreement are set forth in SCHEDULE 5.10.3.

                  5.10.4. Each of the Systems duly and properly carries and delivers the channels indicated in SCHEDULE 5.10.4. The Consolidated Entities and the Non-Consolidated Entities have obtained all required FCC clearances for the operation of each of the Systems in all necessary aeronautical frequency bands.

                  5.10.5. Except as described in SCHEDULE 5.10.5, the Assets do not include any multi-point distribution system, multi-channel multi-point distribution system or satellite master antenna system that is not connected to a System headend.

         5.11. Financial Statements. The AT&T Cable Subsidiaries have provided Cox with true and complete copies of (A) unaudited financial statements of each of the Baton Rouge System and the Tulsa System, containing balance sheets and statements of income (i) as at and for the 12 months ended December 31, 1998 and
(ii) as at and for the five months ended May 31, 1999, (B) audited financial statements of Peak with respect to the Peak Systems, containing balance sheets and statements of income as at and for the 12 months ended December 31, 1998, and (C) unaudited financial statements of Peak with respect to the Peak Systems, containing balance sheets and statements of income as at and for the five months ended May 31, 1999 (collectively, the "FINANCIAL STATEMENTS"), together with a certificate attached thereto evidencing delivery of the Financial Statements by the AT&T Cable Subsidiaries and acknowledging receipt thereof by Cox. The Financial Statements have been prepared in accordance with GAAP consistently applied, except, in the case of the unaudited Financial Statements, for the absence of statements of cash flows and footnotes and, in the case of the interim Financial Statements, changes resulting from customary and recurring year-end adjustments, none of which, individually or in the aggregate, are expected to be material in amount, and except as specifically described in
SCHEDULE 5.11. The Financial Statements are in accordance with the books and records of the AT&T Cable Subsidiaries or Peak, as the case may be, and present fairly the operating income and financial condition of each of the Systems as at their respective dates and the results of operations for the periods then ended. Other than as described in SCHEDULE 5.11, none of the Financial Statements materially understates the true costs and expenses of conducting the business or operations of the Systems or materially inflates the revenue of the Systems because of the provision of services or the bearing of costs or expenses or the payment of fees by any other Person or for any other reason.

         5.12.    Employee Benefit Plans.

                  5.12.1. Written descriptions of all written or unwritten Employee Plans and material Compensation Arrangements (and any related insurance policies, trusts, etc.) currently providing benefits to employees, former employees or independent contractors of the Baton Rouge System and the Tulsa System (the "TCI SYSTEM PLANS") have been made available to Cox, along with copies of any currently available employee handbooks and any other documents used to describe such TCI System Plans to the covered individuals. The TCI System Plan that provides severance benefits to employees of the Baton Rouge System and the Tulsa System is listed on SCHEDULE 5.12.1A, and a copy of such TCI System Plan has been made available to Cox. All Employee Plans and material Compensation Arrangements that will, after the Benefit Plan Conversion Date, provide benefits to employees, former employees or independent contractors of the Baton Rouge System and the Tulsa System are listed in SCHEDULE 5.12.1B (the "AT&T SYSTEM PLANS"), and written descriptions of all such written or unwritten AT&T System Plans (and any related insurance policies, trusts, etc.) have been made available to Cox, along with copies of any currently available employee handbooks and any other documents that will be used to describe such AT&T System Plans to the covered individuals. Other than the TCI System Plans, there is not now in effect, and other than the AT&T System Plans, there is not scheduled as of the date hereof to become effective after the date hereof, any new Employee Plan or Compensation Arrangement or any amendment to a TCI System Plan or AT&T System Plan which will materially affect the benefits of employees, former employees or independent contractors of the Baton Rouge System and the Tulsa System.

                  5.12.2. All Employee Plans and material Compensation Arrangements currently providing benefits to employees, former employees or independent contractors of the Peak Systems are listed in SCHEDULE 5.12.2 (the "PEAK SYSTEM PLANS" and, together with the TCI System Plans and the AT&T System Plans, the "SYSTEM PLANS"), and written descriptions of any such written or unwritten Peak System Plans (and any related insurance policies, trusts, etc.), have been made available to Cox, along with copies of any currently available employee handbooks and any other documents used to describe such Peak System Plans to the covered individuals. A copy of the Peak System Plan that provides severance benefits to employees of the Peak Systems will be made available to Cox within 15 days after the date of this Agreement. There is not now in effect or scheduled as of the date hereof to become effective after the date hereof, any new Employee Plan or Compensation Arrangement or any amendment to a Peak System Plan which will materially affect the benefits of employees, former employees or independent contractors of the Peak Systems.

                  5.12.3. Each System Plan has been adopted, amended and administered in compliance with its own terms and, where applicable, ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Legal Requirements, except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect.

                  5.12.4. No Multiemployer Plan provides or has ever provided benefits to any employee or former employee of the Systems.

                  5.12.5. None of AT&T or any of the Consolidated Entities or Non-Consolidated Entities or any entity under common control with any of the Consolidated Entities or Non-Consolidated Entities (under Sections 414(b), (c)
(m) and (o) of the Code) is aware of the existence of any governmental audit or examination of any System Plan or of any facts which would lead them to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any System Plan pending or, to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities and each entity under common control with any of the Consolidated Entities or Non-Consolidated Entities (under Sections 414(b),
(c), (m) and (o) of the Code), threatened against any System Plan.

                  5.12.6. As of the Closing Time, none of Cable Sub or its Subsidiaries shall be the plan sponsor of any Employee Plan or Compensation Arrangement.

         5.13. Labor Relations. None of the Consolidated Entities or Non-Consolidated Entities has any written or oral contracts of employment with any person employed as of the date of this Agreement directly and principally in connection with the operation of the Systems (the "EMPLOYEES"), other than (i) oral employment agreements terminable at will without penalty or (ii) those listed in SCHEDULE 5.13. Each of the Consolidated Entities and each of the Non-Consolidated Entities, in the operation of the Systems, has complied with all applicable Legal Requirements relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll-related taxes, except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect. Except as described on SCHEDULE 5.13, none of the Consolidated Entities or Non-Consolidated Entities is a party to any collective bargaining agreement or other contract with any labor organization regarding any of the Employees, and none of the Consolidated Entities or Non-Consolidated Entities has recognized or agreed to recognize and is required to recognize any union or other collective bargaining representative of the Employees. No union or other collective bargaining representative claims to represent or has been certified as representing any of the Employees, nor has any of the Consolidated Entities or Non-Consolidated Entities received any requests from any party for recognition as a representative of the Employees for collective bargaining purposes. The Employees are not engaged in or subject to any organizing activity with respect to any labor organization and, to the knowledge of any of the Consolidated Entities or Non- Consolidated Entities, no such activity is threatened. There is no strike, work slowdown, picketing or any other labor disputes or controversies or proceedings pending or threatened between any of the Consolidated Entities or Non-Consolidated Entities, on the one hand, and any of the Employees or any labor union or collective bargaining representative, on the other hand, claiming to represent any of the Employees. None of the Consolidated Entities or Non-Consolidated Entities has an employment agreement of any kind, oral or written, express or implied, that would require Cox or Cable Sub and its Subsidiaries to employ any person after the Closing Time.

         5.14.    Tax Matters.

                  5.14.1. The Consolidated Entities and the Non-Consolidated Entities have duly and timely filed in proper form all federal income Tax Returns and all other material Tax Returns required to be filed with the appropriate Governmental Authorities. All Taxes due and payable by the Consolidated Entities and the Non-Consolidated Entities have been timely paid, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. Peak has been classified as a partnership for federal and state income Tax purposes throughout its entire existence.

                  5.14.2. Except as disclosed on SCHEDULE 5.14, none of the Tax Returns filed by or on behalf of any of the Consolidated Entities or Non-Consolidated Entities is currently being audited by any Governmental Authority, and there are no other audits, examinations, claims, requests for information or other administrative or judicial proceedings pending or threatened in writing with respect to Taxes of the Consolidated Entities or the Non-Consolidated Entities that could affect the Taxes of the Consolidated Entities for periods after the Closing Date. Except as disclosed in SCHEDULE 5.14, there are no reassessments proposed in writing for any property owned by any of the Consolidated Entities or by any of the Non-Consolidated Entities that would affect the Taxes of the Consolidated Entities for periods after the Closing Date. Except as disclosed on SCHEDULE 5.14, there are no outstanding agreements or waivers by or with respect to any of the Consolidated Entities, or any Non-Consolidated Entity, that extend the statute of limitations on the assessment or collection of any Taxes of any such entity for any taxable period where an adjustment to the Taxes for such taxable period could affect the Taxes of the Consolidated Entities for periods after the Closing Date.

                  5.14.3. No consent under Code Section 341(f) has been filed with respect to any of the Consolidated Entities, or by any Non-Consolidated Entity that would be binding on the Consolidated Entities.

                  5.14.4. As of the Closing Date, none of the Consolidated Entities will have any liability for the Taxes of any Person pursuant to Treasury Regulations Section 1.1502-6 or by contract, except: (i) with respect to taxable periods ending on or prior to March 9, 1999, liability for federal income Taxes of the members of the affiliated group of corporations of which TeleCommunications, Inc. was the common parent, and (ii) with respect to taxable periods ending after March 9, 1999, liability for federal income Taxes of the members of the affiliated group of corporations of which AT&T is the common parent. As of the Closing Date, there will be no Tax sharing agreements or similar arrangements in effect to which any of the Consolidated Entities is a party or by which any of the Consolidated Entities is otherwise bound.

                  5.14.5. None of the Consolidated Entities has or will have any income reportable for a taxable period ending after the Closing Date but attributable to a transaction (for example, an installment sale) occurring in, or a change in accounting method made with respect to, a taxable period ending on or prior to the Closing Date.

         5.15. Claims and Legal Actions. Except as set forth in SCHEDULE 5.15, except as may affect the cable industry generally, except for suits being defended by insurance carriers of the Consolidated Entities or the Non-Consolidated Entities for which there is adequate insurance coverage, and except for matters related to Taxes (which matters are governed by Section 5.14), there is (i) no legal action, counterclaim, suit, arbitration, (ii) to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, no claim or governmental investigation or (iii) no other legal or administrative proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, threatened against any of the Consolidated Entities or Non-Consolidated Entities relating to the Assets or business or operations of the Systems.

         5.16.    Environmental Matters.

                  5.16.1. The Real Property is in compliance with and, to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, has previously been operated in compliance with, all Environmental Laws, except for such noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in SCHEDULE 5.16 and except where the failure of the representations made in this sentence to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect, none of the Consolidated Entities or Non-Consolidated Entities has generated, released, stored, used, treated, handled, discharged or disposed of any Hazardous Substances at, on, under, in or about, or in any other manner affecting, any Real Property, transported any Hazardous Substances to or from any Real Property or discharged any Hazardous Substances from any Real Property into any body of water, directly or indirectly, or undertaken or caused to be undertaken any other activities relating to the Real Property, which would support a claim or cause of action under any Environmental Law, and, to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, no other present or previous owner, tenant, occupant or user of any Real Property or any other Person has committed or suffered any of the foregoing. Except where the failure of the representations made in this sentence to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect, to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, no release of Hazardous Substances outside the Real Property has entered or threatens to enter any Real Property nor is there any pending or threatened claim based on Environmental Laws that arises from any condition of the land surrounding any Real Property. No claim or investigation based on Environmental Laws which relates to any Real Property or any operations or conditions on it
(i) has been asserted or conducted in the past or is currently pending against or with respect to any of the Consolidated Entities or Non-Consolidated Entities or, to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, any other Person or (ii) to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, is threatened or contemplated.

                  5.16.2. Except as set forth in SCHEDULE 5.16 and except where the failure of the representations made in this sentence to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect, to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities,
(i) no underground storage tanks are currently or have been located on any Real Property, (ii) no Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes, (iii) no building or other structure on any Real Property contains friable asbestos, and (iv) there are no incinerators or cesspools on the Real Property and all domestic waste is discharged into a public sanitary sewer system.

                  5.16.3. The AT&T Cable Subsidiaries have provided Cox with complete and correct copies of (i) all studies, reports, surveys or other materials in the possession of any of the Consolidated Entities or Non-Consolidated Entities relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Real Property, (ii) all notices or other materials in the possession of any of the Consolidated Entities or Non-Consolidated Entities that were received during the past two years from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Real Property or activities at the Real Property and (iii) all materials in the possession of any of the Consolidated Entities or Non-Consolidated Entities relating to any claim, allegation or action by any private third party under any Environmental Law.

         5.17. Compliance with Laws. Each of the Consolidated Entities and each of the Non-Consolidated Entities has complied and is in compliance with all Legal Requirements applicable to the Systems in the operation of the business and the ownership of the Assets, except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in SCHEDULE 5.17, none of the Consolidated Entities or Non-Consolidated Entities has received notice claiming a violation by any of such entities of any Legal Requirement applicable to the Systems as currently conducted, and to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, there is no basis for any claim that such a violation exists. The representations and warranties in this Section 5.17 do not apply to compliance with, or notices with respect to, the Communications Act and the rules and regulations of the FCC, as to which the representations and warranties in
Section 5.19 will apply.

         5.18. Conduct of Business in Ordinary Course. Except as set forth on
SCHEDULE 5.18, since December 31, 1998, (i) each of the Consolidated Entities and each of the Non-Consolidated Entities has conducted the business and operations of the Systems only in the ordinary and usual course substantially in the same manner as previously conducted (including taking budgeted or planned rate increases, continuing to make budgeted marketing, advertising and promotional expenditures with respect to the Systems and including completing line extensions, placing conduit or cable in new developments, fulfilling installation requests, continuing work on existing construction projects and implementing capital expenditures required in connection with maintaining the Assets in good operating condition and repair), (ii) the liabilities incurred or accrued in the ordinary course of business do not, individually or in the aggregate, have a Material Adverse Effect, and (iii) none of the Consolidated Entities or Non-Consolidated Entities has suffered any changes, events or conditions that have had, individually or in the aggregate, a Material Adverse Effect.

         5.19.    FCC and Copyright Compliance.

                  5.19.1. The operation of each of the Systems has been, and is, in compliance with the Communications Act and the rules and regulations of the FCC, except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect and except for Legal Requirements with respect to rates charged to customers of the Systems as to which the representations set forth in Section 5.19.2 shall apply. The Consolidated Entities and the Non-Consolidated Entities have made all material filings required to be made with the FCC (including cable television registration statements, annual reports and aeronautical frequency usage notices) in connection with the Systems and have provided all material notices to customers of the Systems required under the Communications Act and the FCC's rules and regulations. Since 1992, the FCC employment units covering the Systems have been certified as in compliance with the FCC's equal employment opportunity rules, and each of the Systems is in material compliance with all signal leakage regulations prescribed by the FCC. With respect to the Systems, the Consolidated Entities and the Non-Consolidated Entities have complied in all material respects with the specifications set forth in Part 76, Subpart K of the rules and regulations of the FCC and other provisions of the Communications Act or the rules and regulations of the FCC pertaining to signal leakage, to utility pole make ready and to grounding and bonding of cable television systems (in each case as the same is currently in effect).

                  5.19.2. The Consolidated Entities and the Non-Consolidated Entities have complied in all material respects with the must carry and retransmission consent provisions of the Cable Act and the FCC rules and regulations promulgated thereunder as such provisions relate to the Systems. Except as disclosed on SCHEDULE 5.19, no written notices or demands have been received from the FCC, from any television station, or from any other Person, station, Governmental Authority or unit challenging the right of the Systems to carry any signal or deliver the same. The Consolidated Entities and the Non-Consolidated Entities have used commercially reasonable efforts to establish rates charged to customers of the Systems, effective since September 1, 1993, that would be allowable under rules and regulations promulgated by the FCC under the Cable Act, and any authoritative interpretation thereof for those systems whose rates are regulated by any local franchising authority, and such rates as computed under the FCC's rules and regulations are permitted rates except as set forth in SCHEDULE 5.19. The AT&T Cable Subsidiaries have delivered to Cox complete and correct copies of all FCC 1200 Series Forms provided to local franchising authorities with respect to the Systems and copies of all material correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to customers with respect to any of the Systems. The AT&T Cable Subsidiaries make no representation or warranty with respect to the effect of the cable television industry-wide dispute concerning music licensing fees. Except as set forth on SCHEDULE 5.19, none of the Consolidated Entities or Non-Consolidated Entities has received notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the Cable Act with respect to the Systems, and none of the Consolidated Entities or Non-Consolidated Entities has agreed with any Governmental Authority to establish customer service standards for the Systems that exceed the standards in the Cable Act. None of the Consolidated Entities or Non-Consolidated Entities has made any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding (a "COST OF SERVICE ELECTION") with respect to any of the Systems.

                  5.19.3. The Consolidated Entities and the Non-Consolidated Entities have deposited on a timely basis with the U.S. Copyright Office all statements of account and other documents and instruments and paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act, with respect to the business and operations of the Systems as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in Section 111 of the Copyright Act. The Consolidated Entities, the Non-Consolidated Entities and the Systems are in compliance with the Copyright Act and the rules and regulations of the U.S. Copyright Office, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Systems, and except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other Person which questions the copyright filings or payments made by the Consolidated Entities or the Non-Consolidated Entities with respect to the Systems.

                  5.19.4. All necessary FAA approvals and FCC tower registrations have been obtained or made, as the case may be, with respect to the height and location of towers used in connection with the operation of the Systems. The towers are being operated in compliance in all material respects with applicable FCC and FAA rules.

                  5.19.5. A valid request for renewal has been timely filed pursuant to Section 626(a) of the Cable Act with the proper Governmental Authority with respect to any Franchise expiring within 30 months after the date of this Agreement.

         5.20. Partnership. Immediately prior to the Closing, one or more of the Consolidated Entities will be the sole owner of the Partnership Interest, free and clear of all Encumbrances and all agreements, warrants, options, puts, calls, rights or other commitments relating to the issuance, sale, purchase, redemption, conversion, exchange or other transfer of the Partnership Interest, except for Encumbrances or rights arising under the Partnership Agreement. The AT&T Partner is in material compliance with the provisions of the Partnership Agreement, and except as disclosed in SCHEDULE 5.20, the AT&T Partner is not obligated to make any additional capital contributions or other commitments to or on behalf of the Partnership.

         5.21. Competitive Activity. To the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, as of the date of this Agreement, except as set forth on SCHEDULE 5.21, (i) there are no third parties (as to AT&T and Cox and their respective Affiliates) operating cable television systems or overbuilds in the Franchise Areas, and (ii) no franchise or other operating authority for a cable television system has been granted to any third party (as to AT&T and Cox and their respective Affiliates) by the appropriate Governmental Authority in the Franchise Areas, and, to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, no third party (as to AT&T and Cox and their respective Affiliates) is seeking such a franchise or other operating authority. To the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, no third party (as to AT&T and Cox and their respective Affiliates) intends to construct or operate any of the foregoing or is seeking to construct or operate any of the foregoing. With respect to any cable television system overbuilds or cobuilds required by clause (i) of this Section 5.21 to be disclosed on SCHEDULE 5.21 as well as for MMDS operations in the Tulsa Franchise Areas, SCHEDULE 5.21 also describes for the Tulsa System, to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, the approximate number of dwellings passed and the approximate number of customers served by the Tulsa System in the overbuilt, cobuilt and MMDS active areas.

         5.22. No Injunction, Etc. No action, suit or proceeding is pending against any of the Consolidated Entities or Non-Consolidated Entities or, to the knowledge of any of the Consolidated Entities or Non-Consolidated Entities, threatened against any of the Consolidated Entities or Non-Consolidated
Entities by or before any Governmental Authority and no Legal Requirement applicable to any of the Consolidated Entities or Non-Consolidated Entities has been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements, the result of which is to enjoin, restrain, prohibit or obtain substantial damages in respect of any of the transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements, or which would (i) prohibit Cox's ownership or operation of all or a material portion of the business or operations of the Systems or the Assets, (ii) compel Cox to dispose of or hold separate all or a material portion of the Systems, the business or operations of the Systems or the Assets as a result of any of the transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements, or (iii) otherwise prevent or make illegal the consummation of any transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements.

         5.23. Transactions with Affiliates. Except to the extent set forth in
SCHEDULE 5.23 or included in Excluded Assets and except with respect to customary corporate overhead services provided by the corporate, division or regional offices of AT&T or Peak, none of the Consolidated Entities or Non-Consolidated Entities is a party to any business arrangement or business relationship with any of its Affiliates, and none of its Affiliates owns any property or right, tangible or intangible, that is used principally in the business or operations of the Systems.

         5.24. Application of Representations and Warranties to Consolidated Entities and Non-Consolidated Entities.

               5.24.1. The representations and warranties made on the date of this Agreement by AT&T and the AT&T Cable Subsidiaries with respect to the Consolidated Entities and the Non-Consolidated Entities will be deemed made solely with respect to the Consolidated Entities and the Non-Consolidated Entities that are the Subsidiaries owning the Required Assets (directly or indirectly through interests in a partnership, limited liability company or other pass-through entity) as of the date of this Agreement and that are listed on SCHEDULE 5.24.

                  5.24.2. As of the date the Consolidation Outline is delivered pursuant to Section 2.2.1 of this Agreement, and as of the Closing, the representations and warranties referencing the Consolidated Entities and the Non-Consolidated Entities will be deemed made as of such date of delivery and as of the Closing with respect to the Consolidated Entities and the Non-Consolidated Entities identified in the Consolidation Outline; provided that if an amendment to the Consolidation Outline is delivered pursuant to Section 2.2.3 of this Agreement, the representations and warranties referencing the Consolidated Entities and the Non-Consolidated Entities will be deemed made as of the date of delivery and as of the Closing of such amendment with respect to any additional Consolidated Entities and Non-Consolidated Entities identified in said amendment.

                  5.24.3. In the event a Consolidated Entity or Non-Consolidated Entity, which is not an entity listed on SCHEDULE 5.24, is identified in the Consolidation Outline or any amendment thereto, and results in any exception to a representation or warranty, or failure of a representation or warranty to be true and correct, such exception or failure shall be disclosed to Cox on a revised or additional schedule (the "ADDITIONAL SCHEDULES") to this Agreement as of the date of delivery of the Consolidation Outline or any such amendment. If in Cox's reasonable determination the disclosures or exceptions to the representations and warranties contained in, and the information otherwise disclosed in, such Additional Schedules individually or in the aggregate (when considered together with the matters disclosed in the Schedules delivered at the time of this Agreement and in the Delayed Schedules) would have a Material Adverse Effect, then Cox shall so notify AT&T in writing (the "ADDITIONAL SCHEDULES OBJECTION NOTICE") within five days. In the event the Additional Schedules Objection Notice is given, Cox and AT&T agree to negotiate in good faith to reach agreement as to a mutually satisfactory procedure for addressing the exceptions and other information disclosed in such Additional Schedules (including, by way of example, agreeing to treat objectionable matters as Excluded Assets or Indemnified Liabilities.) If Cox and AT&T are unable to reach such agreement within five days after delivery of the Additional Schedules Objection Notice, then Cox shall have the right to terminate this Agreement upon written notice to AT&T, which notice of termination shall be given to AT&T no later than 2 days following the expiration of such five-day period. Once Cox and AT&T reach agreement in writing on the Additional Schedules, such Additional Schedules will be deemed to have been part of this Agreement effective as of the date hereof.

         5.25. Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances (including, without limitation, the identification of any Consolidated Entity or Non-Consolidated Entity pursuant to
Section 5.24.2) that constitute or cause a breach of a representation or warranty of AT&T or either of the AT&T Cable Subsidiaries made in this Agreement (including, without limitation, the Schedules hereto) on the date such representation or warranty is made shall not constitute a breach of such representation or warranty if such event or circumstance is cured within 30 days of its existence or occurrence, but in no event later than ten days prior to the date scheduled for the Closing.

6.       REPRESENTATIONS AND WARRANTIES OF COX.

         Cox represents and warrants to AT&T and the AT&T Cable Subsidiaries as of the date hereof and as of the Closing, as follows:

         6.1. Organization, Standing and Authority. Cox is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         6.2. Authorization and Binding Obligation. Cox has the corporate power and authority to execute and deliver this Agreement and the Cox Related Agreements and to carry out and perform all of its other obligations under the terms of this Agreement and the Cox Related Agreements. All corporate action by Cox necessary for the authorization, execution, delivery and performance by Cox of this Agreement and the Cox Related Agreements has been taken, and such action has not been rescinded, repealed or amended. This Agreement has been duly executed and delivered by Cox, and this Agreement and the Cox Related Agreements constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Cox, enforceable against it in accordance with their respective terms, except (i) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally; and
(ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         6.3. Absence of Conflicting Agreements. Except for the Consents listed on SCHEDULE 6.3A (the "COX CONSENTS"), the AT&T Consents, the Partnership Consents and compliance with the HSR Act, no consent, approval, permit or authorization of, or declaration to or filing with any Governmental Authority or any other third party is required under any Legal Requirement applicable to Cox, under Cox's Certificate of Incorporation or Bylaws or under any material agreement, instrument, license or permit to which Cox is a party or by which Cox may be bound, in order for Cox to execute, deliver and perform its obligations under this Agreement and the Cox Related Agreements. Subject to obtaining the AT&T Consents, the Partnership Consents and the Cox Consents and compliance with the HSR Act, the execution, delivery and performance of this Agreement and the Cox Related Agreements by Cox will not (i) violate the Certificate of Incorporation or Bylaws of Cox; (ii) violate any material Legal Requirement applicable to Cox; or (iii) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, accelerate or permit the acceleration of any performance required by the terms of, or result in the creation or imposition of any Encumbrance under, any material agreement, instrument, license or permit to which Cox is a party or by which Cox may be bound, such that Cox could not perform under this Agreement or the Cox Related Agreements.

         6.4. Ownership of AT&T Shares. Cox owns record and beneficial title to all of the AT&T Shares, free and clear of all claims, Encumbrances and preemptive or other rights or options of any nature whatsoever, except for Encumbrances listed on SCHEDULE 6.4 (which Encumbrances listed on SCHEDULE 6.4 will be released prior to Closing).

         6.5. No Injunction, Etc. No action, suit or proceeding is pending against Cox or, to the knowledge of Cox, threatened against Cox by or before any Governmental Authority and no Legal Requirement applicable to Cox has been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements, the result of which is to enjoin, restrain, prohibit or obtain substantial damages in respect of any of the transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements, or which would (i) prohibit Cox's ownership or operation of all or a material portion of the business or operations of the Systems or the Assets, (ii) compel Cox to dispose of or hold separate all or a material portion of the Systems, the business or operations of the Systems or the Assets as a result of any of the transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements, or (iii) otherwise prevent or make illegal the consummation of any transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements.

         6.6.     Reorganization.

                  6.6.1. Neither Cox nor any Affiliate of Cox has taken any action, or failed to take any action required under the Code to be taken, which action or failure to take action would jeopardize the treatment of the Separation as tax-free to AT&T either (i) under Code Sections 368(a)(1)(D) and 361 or (ii) under Code Section 355(c). Neither Cox nor any Affiliate of Cox has taken any action, or failed to take any action required under the Code to be taken, which action or failure to take action would impede satisfaction of the condition to Closing set forth in Section 8.3.7 of this Agreement. As of the Closing Date, from the date of delivery of the Consolidation Outline and the Statement of Tax Qualification of the Consolidation in accordance with Section
2.2 up to and including the Closing Date, Cox will not have taken any action (and will not have failed to take any action required under the Code to be taken), and will not have caused or permitted any of its Affiliates to take any action (and will not have caused or permitted any of its Affiliates to fail to take any action required under the Code to be taken), that Cox would reasonably be expected to know, based on the Consolidation Outline and the Statement of Tax Qualification of the Consolidation, or as advised in writing by AT&T, would cause the Consolidation to fail to be treated for income Tax purposes in the manner set forth in the Statement of Tax Qualification of the Consolidation; provided, however, that nothing in this Agreement shall be deemed to prohibit, or cause the imposition of any liability on Cox or any Affiliate of Cox as a result of, the Nevada/Utah Systems Sale if effected in the form of a Peak Asset Disposition following the Closing Date.

                  6.6.2. At the time of and immediately following the Separation, Cox will not hold "disqualified stock" of Cable Sub, within the meaning of Code Section 355(d)(3), constituting a fifty percent (50%) or greater interest in Cable Sub.

                  6.6.3. Cox has no plan or intention to sell, exchange or otherwise dispose of any of the Cable Sub Shares after the Separation.

                  6.6.4. Cox has no plan or intention to sell, exchange, or otherwise dispose of the Assets of the Systems held by any of the Consolidated Entities as of the Closing Date other than dispositions in the ordinary course of business and other than a Nevada/Utah Systems Sale in the form of a Peak Asset Disposition.

                  6.6.5. Cox has no plan or intention to take any action, or to cause Cable Sub or any Subsidiary thereof to take any action, which would cause Cable Sub to fail to be engaged immediately after the Separation in the active conduct of a trade or business within the meaning of Code Section 355(b)(1)(A).

                  6.6.6. The Separation is not part of a plan (or series of related transactions), within the meaning of Code Section 355(e)(2)(A)(ii), on the part of Cox (or any Affiliate of Cox) that would cause the Separation to constitute a distribution to which Code Section 355(e) would apply.

7.       COVENANTS OF THE PARTIES. Subject to the provisions of Section 7.30 and
Section 7.31, AT&T, on the one hand, and the AT&T Cable Subsidiaries, on the other hand, make the following covenants on a several basis; provided, however, that between the AT&T Cable Subsidiaries, such covenants are made on a joint and several basis. Prior to the Closing, AT&T shall have no liability with respect to the breach of any covenant set forth in this Article 7 by either of the AT&T Cable Subsidiaries, and prior to the Closing, neither of the AT&T Cable Subsidiaries shall have any liability with respect to the breach of any covenant set forth in this Article 7 by AT&T. The parties acknowledge that once the Closing has occurred, the provisions of Section 7.17 and Article 12 shall govern the liability, if any, of the parties hereto with respect to breaches of the covenants set forth in this Agreement.

         7.1. Access to Premises and Records. Between the date of execution and delivery of this Agreement and the Closing Date, the AT&T Cable Subsidiaries will provide, and will cause the Consolidated Entities and the Non-Consolidated Entities to provide, to Cox and its representatives full access at reasonable times to all the premises, employees and books and records of the Consolidated Entities and the Non-Consolidated Entities, the business and operations of the Systems and to all the Assets and will furnish, and will cause the Consolidated Entities and the Non-Consolidated Entities to furnish, to Cox and its representatives all information regarding the business and operations of the Systems, including, without limitation, the personnel records of the employees engaged in the operations of the Systems and the Assets as Cox may from time to time reasonably request. Notwithstanding any investigation that Cox may conduct of the business and operations of the Systems and the Assets, Cox may fully rely on the representations, warranties, covenants and indemnities of AT&T and the AT&T Cable Subsidiaries, which will not be waived or affected by or as a result of such investigation.

         7.2. Continuity and Maintenance of Operations. Except as disclosed in SCHEDULE 7.2 and except for the Peak Systems located in and around Rogers, Arkansas and Pecola, Oklahoma which are managed by TCA Cable TV, Inc., or as Cox may otherwise agree in writing, during the period from the date of this Agreement until the Closing:

                  7.2.1. Each of the AT&T Cable Subsidiaries shall, and shall cause each of the Consolidated Entities and Non-Consolidated Entities to, continue to operate the Systems owned by it in the ordinary course consistent with past practices (including taking budgeted or planned rate increases, continuing to make budgeted marketing, advertising and promotional expenditures with respect to the Systems and including completing line extensions, placing conduit or cable in new developments, fulfilling installation requests and continuing work on existing construction projects) and to use its commercially reasonable efforts to keep available the services of its employees employed in connection with the Systems and to preserve any beneficial business relationships with franchising authorities, customers, suppliers and others having business dealings with it relating to the Systems. Without limiting the generality of the foregoing, each AT&T Cable Subsidiary shall, and shall cause each of the Consolidated Entities and Non-Consolidated Entities to, (i) maintain the Assets of the Systems in reasonable operating condition and repair, (ii) maintain insurance with respect to the Assets and the Systems as in effect on the date of this Agreement, (iii) maintain inventories of equipment and supplies at levels substantially consistent with the level of inventory maintained at each System during the 12 months preceding the date hereof, as adjusted in connection with any construction upgrade in progress at such System, (iv) maintain all of its business books, records and files related to the Systems in the ordinary course of business in accordance with past practices and (v) pay, in the ordinary course of business consistent with past practices, all accounts payable of the Systems. Each AT&T Cable Subsidiary shall not itself, and shall not permit any of its officers, directors, shareholders, agents or employees or Affiliates to, and shall cause each of the Consolidated Entities and Non-Consolidated Entities not to and not to permit any of their officers, directors, members, agents or employees or Affiliates to, pay any of its customer accounts receivable related to the Systems (other than for their own residences) prior to the Closing Date. Each AT&T Cable Subsidiary shall, and shall cause each of the Consolidated Entities and Non-Consolidated Entities to, continue to implement its procedures for disconnection and discontinuance of service to customers of the Systems whose accounts are delinquent in accordance with those procedures in effect on the date of this Agreement.

                  7.2.2. Except to the extent required by law (of which the AT&T Cable Subsidiaries shall give notice to Cox) after the date of this Agreement, each AT&T Cable Subsidiary shall not, and shall cause each of the Consolidated Entities and Non-Consolidated Entities not to, without the prior written consent of Cox (which will not be unreasonably withheld or delayed): (i) change customer rates of any of the Systems (other than budgeted or planned rate increases taken pursuant to Section 7.2.1) for any tier of service or charges for remotes or installation except to the extent required under the Cable Act or any other Legal Requirement; provided, however, that if it changes such rates in order to so comply, it will provide Cox with copies of any FCC forms used to determine the new rates; (ii) make channel additions (other than channel additions associated with initial upgraded plant activation made in conjunction with budgeted or planned rate increases permitted by clause (i) above), channel substitutions, change the channel lineups or implement any retiering or repackaging of cable television programming offered by any of the Systems other than as required by "Headend in the Sky"; (iii) make any Cost of Service Election or filing based on the "effective competition" provisions of the Cable Act with respect to any of the Systems or change billing, collection, installation, disconnection, marketing or promotional practices; (iv) sell, transfer, lease, assign or otherwise dispose of any of the Assets (except for assets consumed in the ordinary course of business or in conjunction with the acquisition of replacement property of equivalent kind and value); (v) create, assume or permit to exist any Encumbrance on any Asset, except for Permitted Encumbrances and those Encumbrances listed on EXHIBIT C (which Encumbrances listed on EXHIBIT C will be released prior to the Closing); (vi) amend, terminate or renew (other than on the same or substantially similar terms and conditions) any of the Governmental Permits, Contracts, Real Property interests or any other material contract or agreement which affects or is related to the Systems; (vii) enter into any contract or commitment or incur any indebtedness or other liability or obligation of any kind relating to the Systems involving an expenditure in excess of $50,000; (viii) engage in any selling or marketing campaigns or promotional activities with respect to any of the Systems not in the ordinary course of business, consistent with past practice; (ix) take or omit to take any commercially reasonable action that would cause it to be in breach of any of its representations or warranties in this Agreement; (x) make any material increase in compensation payable or to become payable to its employees employed at the Systems or make any material change in personnel policies with respect to any of the Systems other than as a result of (A) increases or changes affecting AT&T Broadband and Internet Services on a company-wide basis or (B) regularly scheduled increases in accordance with the Budgets of the Systems; (xi) enter into any agreement with or commitment to any competitive access provider with respect to the Systems; (xii) enter into any proposed resolution with the FCC regarding or relating to rates charged or chargeable for cable television services on the Systems; and (xiii) enter into any agreement for the provision by one or more third parties, or by Affiliates of AT&T or Peak, of telephony, data or other services through the facilities of one of more of the Systems, which is exclusive or which cannot be terminated at the Closing without any penalty.

                  7.2.3. Each AT&T Cable Subsidiary shall not, and shall cause each of the Consolidated Entities and Non-Consolidated Entities not to, without the prior written consent of Cox (which shall not be unreasonably withheld or delayed), enter into any new contract or amendment or renewal of any existing contract with any broadcaster concerning retransmission consents relating to the Systems; provided, however, that Cox's consent shall not be required for retransmission consent agreements that (i) Cox will not be obligated or required for operational reasons to assume at the Closing, or (ii) are on substantially the same terms as the expiring retransmission consent agreement being replaced or renewed.

                  7.2.4. For purposes of this Section 7.2, in each case where the AT&T Cable Subsidiaries request Cox's consent for a proposed action, Cox shall respond as soon as practicable, but in any event within five Business Days of Cox's receipt of the request for consent; provided, however, if the action proposed by the AT&T Cable Subsidiaries requiring Cox's consent requires a quicker decision by Cox, then Cox shall use commercially reasonable efforts to reach a decision on the proposed action within the time frame required for such action.

         7.3.     Capital Expenditures.

                  7.3.1. The AT&T Cable Subsidiaries have delivered to Cox true and complete copies of the 1999 annual operating and capital budgets for each of the Systems and the rebuild plans for each of the Systems in which an upgrade is in progress or is planned (collectively, the "BUDGETS").

                  7.3.2. For the 12-month period ending December 31, 1999, each of the AT&T Cable Subsidiaries agrees to make, or to cause Peak to make, capital expenditures for purposes of upgrading cable plant in each of the Systems in such amounts as are set forth on SCHEDULE 7.3, and in the event the AT&T Cable Subsidiaries and Peak fail to make expenditures in such amounts, any such shortfall shall be credited to Cox for purposes of determining the Capital Expenditures Adjustment in accordance with SCHEDULE 2.1. Cox may request that the AT&T Cable Subsidiaries and Peak make capital expenditures for such purposes in excess of the amounts set forth on SCHEDULE 7.3, and each of the AT&T Cable Subsidiaries agrees to use commercially reasonable efforts to make, or to cause Peak to make, such excess capital expenditures; provided, however, that any such capital expenditures that the AT&T Cable Subsidiaries and Peak make at Cox's request prior to the Closing in excess of the amounts set forth on SCHEDULE 7.3 shall be credited to AT&T for purposes of determining the Capital Expenditures Adjustment in accordance with SCHEDULE 2.1. In the event the AT&T Cable Subsidiaries and Peak make capital expenditures in excess of the amounts set forth on SCHEDULE 7.3, AT&T shall not receive credit for such excess capital expenditures for purposes of determining the Capital Expenditures Adjustment in accordance with SCHEDULE 2.1 unless Cox shall have given its prior written consent to such excess capital expenditures.

                  7.3.3. Notwithstanding the foregoing, the AT&T Cable Subsidiaries shall make capital expenditures for purposes of upgrading cable plant in the Baton Rouge System and the Tulsa System such that (i) the number of plant miles of the Baton Rouge System as of the Closing Date that both (A) have a bandwidth capacity of 750 MHz and (B) are two-way active, shall equal 2,903 miles, and (ii) the number of plant miles of the Tulsa System as of the Closing Date that have a bandwidth capacity of 750 MHz shall equal 2,110 miles, 1,980 miles of which shall be two-way active and 130 miles of which shall be one-way active. In the event the number of plant miles of the Baton Rouge System or the Tulsa System that as of the Closing both have a bandwidth capacity of 750 MHz and are two-way active is less than the number of miles required by this Section
7.3.3 (each such mile referred to as an "UPGRADE COMPLETION SHORTFALL MILE"), then Cox shall receive a credit for purposes of determining the Capital Expenditures Adjustment in accordance with SCHEDULE 2.1.

         7.4.     Reorganization.

                  7.4.1. Cox shall use all commercially reasonable efforts to cause the Separation to be tax-free to AT&T either (i) under Code Sections 368(a)(1)(D) and 361 or (ii) under Code Section 355(c), and Cox shall not take any action (and shall not fail to take any action required under the Code to be taken), and shall not cause or permit any of its Affiliates to take any action (or cause or permit any of its Affiliates to fail to take any action required under the Code to be taken), that would cause the Separation to fail to qualify as tax-free to AT&T either (i) under Code Sections 368(a)(1)(D) and 361 or (ii) under Code Section 355(c). Following the delivery of the Consolidation Outline and the Statement of Tax Qualification of the Consolidation in accordance with
Section 2.2, Cox shall not take any action (and shall not fail to take any action required under the Code to be taken), and shall not cause or permit any of its Affiliates to take any action (or cause or permit any of its Affiliates to fail to take any action required under the Code to be taken), that Cox would reasonably be expected to know, based on the Consolidation Outline and the Statement of Tax Qualification of the Consolidation, or as advised in writing by AT&T, would cause the Consolidation to fail to be treated for income Tax purposes in the manner set forth in the Statement of Tax Qualification of the Consolidation; provided, however, that nothing in this Agreement shall be deemed to prohibit, or cause the imposition of any liability on Cox or any Affiliate of Cox as a result of, the Nevada/Utah Systems Sale if effected in the form of a Peak Asset Disposition following the Closing Date.

                  7.4.2. AT&T shall use all commercially reasonable efforts to cause the Separation to be tax-free to Cox either (i) under Code Sections 368(a)(1)(D) and 355(a) or (ii) under Code Section 355(a), and AT&T shall not take any action (and shall not fail to take any action required under the Code to be taken), and shall not cause or permit any of its Affiliates to take any action (or cause or permit any of its Affiliates to fail to take any action required under the Code to be taken), that would cause the Separation to fail to qualify as tax-free to Cox either (i) under Code Sections 368(a)(1)(D) and 355(a) or (ii) under Code Section 355(a). AT&T shall not take any action (and shall not fail to take any action required under the Code to be taken), and shall not cause or permit any of its Affiliates to take any action (or cause or permit any of its Affiliates to fail to take any action required under the Code to be taken), that would cause the Consolidation to fail to be treated for income Tax purposes in the manner set forth in the Statement of Tax Qualification of the Consolidation unless (x) such action would not cause the Separation to fail to qualify as tax-free to Cox either (i) under Code Sections 368(a)(1)(D) and 355(a) or (ii) under Code Section 355(a), and (y) AT&T delivers to Cox an amended Statement of Tax Qualification of the Consolidation within twenty (20) days after such action (or failure to act).

                  7.4.3. Unless otherwise required by a "determination" within the meaning of Code Section 1313(a), AT&T and Cox shall report (and, shall take no action or position inconsistent with the treatment of) the Separation for income Tax purposes as tax-free to Cox and to AT&T either (i) under Code Sections 368(a)(1)(D) (as to Cox and AT&T), 355(a) (as to Cox) and 361 (as to AT&T) or (ii) under Code Sections 355(a) (as to Cox) and 355(c) (as to AT&T) (other than with respect to income or gain, if any, required to be taken into account by AT&T or any Subsidiary of AT&T under Treasury Regulations Sections 1.1502-13 or 1.1502-19 as a result of the Reorganization). Unless otherwise required by a "determination" within the meaning of Code Section 1313(a), AT&T shall report (and shall take no action or position inconsistent with the treatment of) the Consolidation in the manner set forth in the Statement of Tax Qualification of the Consolidation. Unless otherwise required by a "determination" within the meaning of Code Section 1313(a), Cox shall report (and, shall take no action or position inconsistent with the treatment of) the Consolidation in the manner set forth in the Statement of Tax Qualification of the Consolidation, including with respect to income or gain, if any, required to be taken into account by AT&T or any Affiliate of AT&T under Treasury Regulations Sections 1.1502-13 or 1.1502-19 as a result of the Reorganization.

                  7.4.4. AT&T may amend the Statement of Tax Qualification of the Consolidation by written notice delivered to Cox not less than thirty (30) days prior to the due date for filing the respective Tax Returns (it being agreed that AT&T shall use its commercially reasonable efforts to deliver such written notice to Cox not less than sixty
(60) days prior to the due date for filing the respective Tax Returns), provided that such amendment (x) is not inconsistent with the provisions of Section 2.2.2 of this Agreement, and (y) would not cause the Separation to fail to qualify as tax-free to Cox either (i) under Code Sections 368(a)(1)(D) and 355(a) or (ii) under Code Section 355(a).

         7.5.     Tax Opinion Certification.

                  7.5.1. AT&T shall execute and deliver a certificate, in a form reasonably satisfactory to the counsel of both AT&T and Cox, signed by an officer of AT&T, setting forth factual representations that will serve as a basis for the tax opinions required pursuant to Sections 8.2.5 and 8.3.7 (the "AT&T TAX MATTERS CERTIFICATE").

                  7.5.2. Cox shall execute and deliver a certificate, in a form reasonably satisfactory to the counsel of both Cox and AT&T, signed by an officer of Cox, setting forth factual representations that will serve as a basis for the tax opinions required pursuant to Sections 8.2.5 and 8.3.7 (the "COX TAX MATTERS CERTIFICATE").

         7.6. Intercompany Accounts. On or before the Closing Date, AT&T shall pay or otherwise settle, or cause to be paid or otherwise settled, all intercompany loans, payables, receivables and accounts between AT&T or any Affiliate of AT&T (other than Cable Sub and its Subsidiaries), on the one hand, and Cable Sub and its Subsidiaries, on the other.

         7.7.     Employee Benefit Matters.

                  7.7.1. At and after the Closing Time, Cox will have no obligation to employ or to cause Cable Sub and its Subsidiaries to continue to employ any of the employees of the Systems as of the Closing Time. Not more than 30 days after the date of this Agreement, the AT&T Cable Subsidiaries will provide Cox with a list of all employees of the Systems as of the most recent practicable date, indicating hire dates, then-current positions, rates of compensation and indicating which employees of the Systems are available for employment by Cable Sub and its Subsidiaries immediately following the Closing Time. Within 60 days after its receipt of such list, Cox shall provide to AT&T a list of the employees of the Systems whom Cox intends to employ or to cause Cable Sub and its Subsidiaries to employ as of the Closing Time (referred to herein as "TRANSITIONED EMPLOYEES"). All employment offers shall include base compensation at least equal to the Transitioned Employee's rate of base compensation as of the Closing Time. AT&T agrees that as of the Closing Time, the only employees of Cable Sub and its Subsidiaries shall be the Transitioned Employees (or their direct replacements). Notwithstanding the foregoing, the parties acknowledge and agree that none of the corporate-level employees of Peak shall become Transitioned Employees.

                  7.7.2. Prior to the Closing, AT&T or the AT&T Cable Subsidiaries shall cause to be discharged and satisfied in full all amounts due and owing to each Transitioned Employee with respect to and in accordance with the terms of all Compensation Arrangements or Employee Plans, including without limitation any wages, sick pay, accrued and unused vacation in excess of the amount Cox assumes pursuant to Section 7.7.4 below, and payments under any incentive compensation or bonus agreement, in each case which has accrued prior to the Closing Time. AT&T shall promptly assume and satisfy, or cause TCIH or UCTC to assume and satisfy the legal obligation with respect to continuation of group health coverage required pursuant to Section 4980B of the Code or Section 601, et seq., of ERISA with respect to former employees of the Systems and employees who are currently employed at the Systems or are employed at the Systems between the date of this Agreement and Closing, but in each case, who are not Transitioned Employees.

                  7.7.3. Cox shall offer health plan coverage to all Transitioned Employees, and except as otherwise provided below, on the same basis as all other similarly situated employees of Cox. For purposes of providing such coverage, Cox shall waive all preexisting condition limitations for all Transitioned Employees that are covered by AT&T's or Peak's health care plans as of the Closing Time (other than known preexisting conditions which were excluded by AT&T's or Peak's health care plans) and shall provide such health care coverage effective as of the Closing Time without the application of any eligibility period for coverage. In addition, Cox shall credit all payments made by Transitioned Employees toward deductible, co-payment and out-of-pocket limits under AT&T's or Peak's health care plans for the plan year which includes the Closing Date as if such payments had been made for similar purposes under Cox's health care plans during the plan year which includes the Closing Date, with respect to Transitioned Employees.

                  7.7.4. For each Transitioned Employee, Cox shall (i) provide to such employee the same amount of paid vacation as that employee had accrued but not taken as an employee of the Systems as of the Closing Time; provided that the amount of accrued vacation provided to such employee by Cox under this
Section 7.7 shall be limited to the maximum amount of vacation permitted to be accrued by employees of Cox in accordance with Cox's standard practices; (ii) permit such employee to participate in Cox's employee benefit plans to the same extent as similarly situated employees of Cox and their dependents; and (iii) give each Transitioned Employee credit for his or her past service with AT&T or any of the Consolidated Entities or Non-Consolidated Entities as of the Closing Time (including past service with any prior owner or operator of the Systems to the same extent AT&T or the Consolidated Entities or Non-Consolidated Entities gave such past service credit) for purposes of eligibility to participate, vesting, and the schedule of benefits under Cox's employee plans and compensation arrangements in accordance with Cox's standard practices including but not limited to vacation, short term disability or sick leave or sick pay, long term disability and severance, but not for eligibility for post-retirement health benefits or for benefit accrual purposes under any defined benefit pension plan.

                  7.7.5. If the parties mutually agree to an asset transfer, AT&T shall cooperate with Cox in arranging transfers from AT&T's 401(k) plan and Peak's 401(k) plan to Cox's 401(k) plan with respect to the Transitioned Employees as of the effective date of such asset transfer.

                  7.7.6. If Cox discharges without cause within 90 days after the Closing any Transitioned Employees, and such employees would have been entitled to severance payments pursuant to the severance benefits plan of any of the Consolidated Entities or Non-Consolidated Entities in effect as of the date hereof, if such employees had been discharged without cause by any of the Consolidated Entities or Non-Consolidated Entities prior to the Closing Time, then Cox shall pay severance benefits to such employees in accordance with the terms of the severance benefit plan in effect for the applicable System as of the date hereof, which plans are listed on SCHEDULE 5.12.1A and SCHEDULE 5.12.2; provided, that the amount of severance payments that Cox shall be obligated to pay hereunder to the Transitioned Employees who were employed at the Peak Systems prior to the Closing Time shall be equal to the lesser of the maximum amount of severance payments set forth under the plan listed in SCHEDULE 5.12.1A or the maximum amount of severance payments set forth under the plan listed in
SCHEDULE 5.12.2.

                  7.7.7. This Section 7.7 shall operate exclusively for the benefit of AT&T, the Consolidated Entities, the Non-Consolidated Entities and Cox and not for the benefit of any other person, including, without limitation, any current, former or retired employee of the Systems or Cox or any of the Transitioned Employees.

         7.8. Broker's Fees. Each party hereto represents and warrants to the other parties that neither it nor any Person acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements. Each party agrees to indemnify and hold harmless the other parties against any fee, commission, loss or expense arising out of any claim by any other broker or finder employed or alleged to have been employed by it.

         7.9.     Consents and Estoppel Certificates.

                  7.9.1. Each of AT&T (with respect to AT&T Consents described in Section 4.4) and the AT&T Cable Subsidiaries will, and will cause each of the Consolidated Entities and Non-Consolidated Entities to, use its commercially reasonable efforts to obtain, as soon as possible, all of the AT&T Consents, in form and substance reasonably satisfactory to Cox; provided that such commercially reasonable efforts shall not require any of AT&T, the Consolidated Entities or the Non-Consolidated Entities to make any payments to any Person from whom such AT&T Consents are sought (other than normal or customary filing fees, administrative costs or professional fees and expenses related to obtaining such AT&T Consents and except as may be required to cure any default by any of the Consolidated Entities or Non-Consolidated Entities under any Contract or Governmental Permit). Notwithstanding the foregoing, none of AT&T or any of the Consolidated Entities or Non-Consolidated Entities shall have any obligation to obtain the Partnership Consents, it being agreed that Cox will be responsible for obtaining any such Partnership Consents. Cox will cooperate in all reasonable respects with AT&T and each of the Consolidated Entities and Non-Consolidated Entities to obtain all AT&T Consents, but Cox will not be required to (i) make any payment to any Person from whom such AT&T Consent is sought, or
(ii) accept any changes in, or the imposition of any adverse condition to, any Contract or Governmental Permit as a condition to obtaining any AT&T Consent, other than changes to any Contract or Governmental Permit that do not impose any (A) monetary obligations (except for increased Franchise fee payments to the maximum extent permitted by applicable law), (B) material nonmonetary obligations upon Cox or (C) significant expansion of the rights of the other contracting party or the franchising authority from whom such AT&T Consent is sought. Cox agrees that it will not, without the prior written consent of the AT&T Cable Subsidiaries (which may be withheld in the sole discretion of the AT&T Cable Subsidiaries), seek amendments or modifications to existing Franchises or Contracts. Cox will, at the request of the AT&T Cable Subsidiaries, promptly furnish the AT&T Cable Subsidiaries with copies of such documents and information with respect to Cox, including financial information and information relating to the cable and other operations of Cox and any of its Affiliates or related companies, as the AT&T Cable Subsidiaries may reasonably request in connection with the obtaining of any consents to the transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements or as may be reasonably requested by any Person in connection with any consent or approval of such Person to the transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements. Each of the AT&T Cable Subsidiaries also will, and will cause each of the Consolidated Entities and Non-Consolidated Entities to, use its commercially reasonable efforts to obtain such estoppel certificates or similar documents from lessors who are parties to Contracts as Cox may reasonably request, provided such lessor's Consent is otherwise necessary to effect the transactions contemplated herein.

                  7.9.2. Cox will use its commercially reasonable efforts to obtain, as soon as possible, all of the Cox Consents, in form and substance reasonably satisfactory to the AT&T Cable Subsidiaries; provided that Cox's commercially reasonable efforts shall not require it to make any payments to any Person from whom such Cox Consents are sought (other than normal or customary filing fees, administrative costs or professional fees and expenses relating to obtaining such Cox Consents and except as may be required to cure any default by Cox under any agreement to which any Cox Consent relates). Each of the AT&T Cable Subsidiaries will, and will cause each of the Consolidated Entities and Non-Consolidated Entities to, cooperate in all reasonable respects with Cox to obtain all Cox Consents, but none of the Consolidated Entities or Non-Consolidated Entities will be required to make any payment to any Person from whom such Cox Consent is sought.

                  7.9.3. Cox will use its commercially reasonable efforts to obtain, as soon as possible, all of the Partnership Consents, in form and substance reasonably satisfactory to the AT&T Cable Subsidiaries; provided that Cox's commercially reasonable efforts shall not require Cox to (i) make any payments to any Person from whom such Partnership Consents are sought (other than normal or customary filing fees, administrative costs or professional fees and expenses related to obtaining such Partnership Consents), or (ii) accept any changes in, or the imposition of any adverse condition to, any contract, agreement, lease, instrument, franchise, permit or other understanding to which such Partnership Consent relates, as a condition to obtaining any Partnership Consent, other than changes to such contract, agreement, lease, instrument, franchise, permit or other understanding that do not impose any (A) monetary obligations (except for increased franchise fee payments to the maximum extent permitted by applicable law), (B) material nonmonetary obligations upon Cox or
(C) significant expansion of the rights of the other contracting party or the franchising authority from whom such

Partnership Consent is sought. Cox agrees that it will not, without the prior written consent of the AT&T Cable Subsidiaries (which may be withheld in the sole discretion of the AT&T Cable Subsidiaries), seek amendments or modifications to existing franchise agreements to which such Partnership Consents relate. Each of the AT&T Cable Subsidiaries will, and will cause each of the Consolidated Entities and Non-Consolidated Entities to, cooperate in all reasonable respects with Cox to obtain all Partnership Consents, but none of the Consolidated Entities or Non-Consolidated Entities will be required to make any payment to any Person from whom such Partnership Consent is sought (other than as may be required to cure any default by the AT&T Partner under any contract, agreement, lease, instrument, franchise, permit or other understanding to which such Partnership Consent relates).

                  7.9.4. Notwithstanding the foregoing, the AT&T Cable Subsidiaries will have no further obligation to obtain AT&T Consents with respect to (i) license agreements relating to pole attachments where the licensing party will not, after the exercise of commercially reasonable efforts by the AT&T Cable Subsidiaries, consent to an assignment of such license agreement but requires that Cox enter into a new agreement with such licensing authority, in which case Cox shall use its commercially reasonable efforts to enter into such agreement as soon as possible and the AT&T Cable Subsidiaries will, and will cause each of the Consolidated Entities and Non-Consolidated Entities to, cooperate with and assist Cox in obtaining such agreements; provided, however, that Cox's commercially reasonable efforts shall not require Cox to take any action of the type that the AT&T Cable Subsidiaries are not required to take pursuant to Section 7.9.1 hereof and (ii) any business radio license which the AT&T Cable Subsidiaries and Cox reasonably expect can be obtained within 120 days after the Closing and so long as a temporary authorization is available to Cox under FCC rules with respect thereto.

                  7.9.5. As soon as practicable after the date of this Agreement, but in any event not later than 60 days after the date of this Agreement, the parties will cooperate with each other to assist in completing and will complete and file or cause to be completed and filed with the appropriate Governmental Authority an FCC Form 394 or such other request for consent with respect to each Franchise as to which consent to transfer is required.

                  7.9.6. Cox shall take all commercially reasonable action and execute and deliver all reasonably necessary documents to ensure that on the Closing Date or as soon as reasonably practicable thereafter, Cox has delivered such bonds, letters of credit, indemnity agreements and similar instruments in such amounts and in favor of such franchisors or other Persons requiring the same in connection with the Franchises and Contracts held by Cable Sub and its Subsidiaries at the Closing. The AT&T Cable Subsidiaries shall use commercially reasonable efforts to provide a true and complete list of all such instruments to Cox at least 45 days prior to Closing.

         7.10.    Title Commitments and Surveys.

                  7.10.1. Within 60 days after the date on which Cox and AT&T agree in writing on the Delayed Schedules, at Cox's election, Cox will use commercially reasonable efforts to obtain (i) commitments for owner's title insurance policies on all Real Property owned by any of the Consolidated Entities or Non-Consolidated Entities with respect to the Systems and (ii) an ALTA survey on each parcel of owned Real Property for which a title insurance policy is to be obtained. The title commitment will evidence a commitment to issue an ALTA title insurance policy from a nationally recognized title insurance company such as First American Title Company or Chicago Title Insurance Company, insuring fee simple title in Cable Sub or a Subsidiary of Cable Sub, as the case may be, to each parcel of the Real Property contemplated above for such amount as Cox directs and will contain no exceptions except for Permitted Encumbrances. Each of the AT&T Cable Subsidiaries shall, and shall cause each of the Consolidated Entities and Non-Consolidated Entities to, cooperate with Cox in obtaining such title commitments and surveys.

                  7.10.2. If Cox notifies the AT&T Cable Subsidiaries within 90 days following the date on which Cox and AT&T agree in writing on the Delayed Schedules of any Encumbrance (other than a Permitted Encumbrance) that could prevent or impede in any material way the use or operation by Cable Sub following the Closing of any parcel of owned Real Property, each of the AT&T Cable Subsidiaries will, and will cause each of the Consolidated Entities and Non-Consolidated Entities to, use commercially reasonable efforts to remove such Encumbrance or cause the title insurance company to insure over such Encumbrance. If the Consolidated Entities and Non- Consolidated Entities are unable to remove or cause the title insurance company to insure over such Encumbrance despite the exercise of their commercially reasonable efforts, then Cox may elect either (i) to terminate this Agreement if such Encumbrance would have a Material Adverse Effect or (ii) to consummate the transactions contemplated by this Agreement notwithstanding such Encumbrance.

                  7.10.3. At the Closing, the AT&T Cable Subsidiaries will cause Cox to receive title commitments with respect to owned Real Property redated to the date and time of the Closing.

                  7.10.4. The parties agree that in the event SCHEDULE 5.5 discloses any long-term Real Property leases for headend or tower sites with respect to which five years or more remain on the term of such lease as of the Closing Date (the "LONG-TERM LEASES"), Cox shall have the right to obtain commitments for leasehold title insurance policies on any such Long-Term Leases as Cox elects. Cox agrees to notify AT&T, within 10 days after the date on which Cox and AT&T agree in writing on the Delayed Schedules, of the Long-Term Leases, if any, on which Cox elects to obtain commitments for leasehold title insurance. In the event Cox elects to obtain any commitments for leasehold title insurance, the parties agree that the provisions of this Section 7.10 shall be deemed to be modified to provide for Cox's right to obtain such commitments, and that all references in this Section 7.10 to the concepts of "title" commitments and insurance and to "owned" property shall be deemed to include references to "leasehold" commitments and insurance and to "leased" property.

         7.11.    Environmental Investigations.

                  7.11.1. As soon as practicable after the date of this Agreement (but in no event more than 60 days after the date on which Cox and AT&T agree in writing on the Delayed Schedules), Cox will obtain a Phase I environmental audit of the Real Property (which shall include a limited asbestos survey) to be owned by Cable Sub and its Subsidiaries at the Closing, or on such parcels of the Real Property as Cox may determine. Cox shall engage a nationally known environmental auditing company to perform the aforesaid audit. Each of the AT&T Cable Subsidiaries will, and will cause the Consolidated Entities and Non-Consolidated Entities to, comply with any reasonable request for information made by Cox or its agents in connection with any such investigation and shall afford Cox and its agents access to all operations of the Systems, including, without limitation, all areas of the Real Property, at reasonable times and in a reasonable manner in connection with any such investigation.

                  7.11.2. In the event that as a result of any of the environmental investigations, a nationally known environmental auditing company determines that remedial action is required by law, Cox shall promptly notify AT&T. If Cox's environmental expert determines that remedial action is required, AT&T shall have the right to engage a nationally known environmental auditing company to provide a second opinion, in which case the parties agree to use an average of the two estimates for purposes of this Section 7.11.

                  7.11.3. In the event that as a result of such environmental investigations, Cox's environmental expert determines that remedial action is required by applicable Legal Requirements and the estimated remediation cost for all parcels of Real Property in the aggregate is less than $4,000,000, then Cox shall not be entitled to terminate this Agreement pursuant to this Section 7.11 but shall be obligated to consummate the transactions contemplated hereby without such remedial action having been taken, and none of AT&T or either of the AT&T Cable Subsidiaries shall have any obligation to make any payment to Cox relating to the cost of such remedial action.

                  7.11.4. In the event that as a result of such environmental investigations, Cox's environmental expert determines that remedial action is required by applicable Legal Requirements and the estimated remediation cost for all parcels of Real Property in the aggregate is equal to or greater than $4,000,000 but less than $11,000,000, then AT&T shall elect to either (i) perform remedial action to the reasonable satisfaction of Cox's environmental consultant and in accordance with all applicable Legal Requirements, or (ii) consummate the transactions contemplated hereby without such remedial action having been taken, subject to payment by AT&T to Cox at the Closing of cash in an amount equal to the difference between $4,000,000 and the required remediation costs estimated as provided in Section 7.11.2.

                  7.11.5. In the event that as a result of such environmental investigations, Cox's environmental expert determines that remedial action is required by applicable Legal Requirements and the estimated remediation cost for all parcels of Real Property in the aggregate is equal to or greater than $11,000,000 and AT&T does not elect to cause remedial action to be performed to the reasonable satisfaction of Cox's environmental consultant and in accordance with applicable Legal Requirements, then Cox shall elect to either (i) terminate this Agreement, or (ii) consummate the transactions contemplated hereby without such remedial action having been taken, subject to payment by AT&T to Cox at the Closing of cash in an amount equal to $7,000,000.

         7.12. HSR Notification. As soon as practicable, but not later than 30 days after the date of this Agreement, each party will complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act with respect to the transactions contemplated hereby. Each of the parties will cooperate to prevent inconsistencies between their respective filings and will furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. The parties shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries received from the FTC and the DOJ for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The parties shall use their respective commercially reasonable efforts to overcome any objections which may be raised by the FTC, DOJ or any other Governmental Authority having jurisdiction over antitrust matters. Notwithstanding anything to the contrary in this Agreement, if any party, in its reasonable business judgment, considers the imposition of a condition upon the transactions by a governmental agency to be materially adverse to such party or any of its Affiliates, such party may terminate this Agreement.

         7.13. No Shop. Neither AT&T nor any of its Affiliates or any agent or representative of any of them will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement, directly or indirectly (i) solicit or initiate the submission of proposals or offers from any Person for, (ii) participate in any discussions pertaining to or (iii) furnish any information to any Person other than Cox relating to, any direct or indirect acquisition or purchase of all or any portion of the Assets, the Systems, Peak or the Partnership Interest.

         7.14. Notification of Certain Matters. Each party will promptly notify the other parties of any fact, event, circumstance or action (i) which, if known on the date of this Agreement or, pursuant to Section 5.24.2, on the date or dates the Consolidation Outline or any amendment thereto is delivered, would have been required to be disclosed to any other party pursuant to this Agreement or (ii) the existence or occurrence of which would cause any of such party's representations or warranties under this Agreement not to be correct and complete, including, without limitation, any fact, event, circumstance or action that would have been required to be disclosed on SCHEDULE 5.15.

         7.15.    Risk of Loss; Condemnation.

                  7.15.1. The AT&T Cable Subsidiaries will bear the risk of any loss or damage to the Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing Time. If any such loss or damage is so substantial as to prevent normal operation of any material portion of the Tulsa System, the Baton Rouge System or the Peak Systems or the replacement or restoration of the lost or damaged property prior to the Closing Time, the AT&T Cable Subsidiaries will immediately notify Cox of that fact and Cox, at any time within 10 days after receipt of such notice, may elect by written notice to the AT&T Cable Subsidiaries either to (i) waive such defect and proceed toward consummation of the acquisition of the Assets in accordance with the terms of this Agreement or (ii) terminate this Agreement. If Cox elects so to terminate this Agreement, Cox, AT&T and the AT&T Cable Subsidiaries will be discharged of any and all obligations hereunder. If Cox elects to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage will be delivered by the AT&T Cable Subsidiaries to Cox, or the rights to such proceeds will be assigned by the AT&T Cable Subsidiaries to Cox if not yet paid over to the AT&T Cable Subsidiaries, and the AT&T Cable Subsidiaries will pay to Cox an amount equal to the difference between the amount of such insurance proceeds and the full replacement cost of the damaged or lost Assets as reasonably agreed to by the parties.

                  7.15.2. If, prior to the Closing Time, all or any part of or interest in the Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs AT&T, any of the Consolidated Entities or Non-Consolidated Entities or Cox that it intends to condemn all or any part of or interest in the Assets and such taking is so substantial as to prevent normal operation of any material portion of any of the Tulsa System, the Baton Rouge System or the Peak Systems (such event being called, in either case, a "TAKING"), then subject to Cox's prior written consent (which consent shall not be unreasonably withheld), the AT&T Cable Subsidiaries may acquire or lease (as applicable) substantially similar property to substitute for the Assets that are subject to the Taking, in which case the AT&T Cable Subsidiaries shall bear all costs and expenses (direct, indirect and consequential) in any way related to the identification and acquisition of such Assets, and any construction and/or relocation of System plant and facilities resulting from the substitution of the property. If the AT&T Cable Subsidiaries do not promptly propose such a substitution, or the AT&T Cable Subsidiaries and Cox do not reach agreement on any material aspect of such substitution of the Assets subject to a Taking, then (i) Cox may terminate this Agreement or (ii) if Cox does not elect to terminate this Agreement, then (A) Cox will have the sole right, in the name of AT&T or such Consolidated Entity or Non-Consolidated Entity, as the case may be, if Cox so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (B) AT&T will be relieved of its obligation to convey to Cox the Assets or interests that are the subject of the Taking, (C) at the Closing, Cable Sub and its Subsidiaries shall have all rights to all damages payable with respect to such Taking and AT&T will pay to Cox all damages previously paid to AT&T or such Consolidated Entity or Non-Consolidated Entity, as the case may be, with respect to the Taking and (iv) following the Closing, the AT&T Cable Subsidiaries will give Cox such further assurances of such rights and assignment with respect to the Taking as Cox may from time to time reasonably request.

         7.16. Lien and Judgment Searches. The AT&T Cable Subsidiaries will deliver to Cox, not more than 60 days after the date of this Agreement (or with respect to any Consolidated Entities or Non-Consolidated Entities identified in the Consolidation Outline, 45 days after the date of such identification), the results of a lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county where there exists tangible Assets, and in the state and county where the principal offices of each of the Consolidated Entities and Non-Consolidated Entities are located, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company.

         7.17.    Tax Matters.

                  7.17.1.  Filing of Tax Returns.

                           (i)      AT&T shall be responsible for the
preparation and filing of all Tax Returns of the Consolidated Entities for all taxable periods that end as to the Consolidated Entities on or before the Closing Date, including Tax Returns of the Consolidated Entities for taxable periods that end as to the Consolidated Entities on or before the Closing Date but are due after the Closing Date, and AT&T shall be responsible for the contents of such Tax Returns and for the payment of all Taxes due with respect thereto (subject to indemnification by Cox to the extent provided in Section 7.17.2). AT&T shall file or cause to be filed all such Tax Returns when due, and shall remit or cause to be remitted any Taxes due in respect of such returns. All such Tax Returns shall be prepared and filed in a manner consistent with past practice of the Consolidated Entities (and the Non-Consolidated Entities with respect to the Systems) and, on such Tax Returns, no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing similar Tax Returns for prior periods (including, but not limited to, positions which would have the effect of deferring income to periods for which Cox is liable or accelerating deductions to periods for which AT&T is liable), unless otherwise required by applicable law or pursuant to a "determination" within the meaning of Code Section 1313(a) and except as provided in Section 7.17.1(iv) below with respect to Peak and except for manners, positions, elections and methods that, in the case of any Consolidated Tax Returns, would be applicable to entities other than the Consolidated Entities and, in the case of any other Tax Returns, are required to be filed in conformity with such Consolidated Tax Returns. Except as provided in Section 7.17.4, AT&T shall have the sole authority to deal with any matters (including any Tax Proceeding) relating to any Consolidated Tax Returns and any Tax Returns of the Consolidated Entities for taxable periods ending as to the Consolidated Entities on or prior to the Closing Date. Cox shall, and shall cause its Affiliates and the Consolidated Entities to, facilitate the exercise of AT&T's rights pursuant to the immediately preceding sentence, including by providing AT&T or its designees with any reasonably requested power of attorney with respect to such Tax Returns or proceedings.

                           (ii)     Cox shall be responsible for the
preparation and filing of all Tax Returns of the Consolidated Entities for all taxable periods that end as to the Consolidated Entities after the Closing Date (including Straddle Periods, but not including Straddle Consolidated Tax Returns), and Cox shall be responsible for the contents of such Tax Returns and the payment of all Taxes due with respect thereto (subject to indemnification by AT&T to the extent provided in Section 7.17.2); provided, however, that with respect to any Straddle Period, Cox shall be responsible for Taxes for the portion of such period that ends on the Closing Date only to the extent that either such Taxes are taken into account as Current Liabilities in computing Working Capital or the Working Capital Adjustment pursuant to SCHEDULE 2.1 or Cox is obligated to indemnify AT&T pursuant to Section 7.17.2. Cox shall file or cause to be filed all such Tax Returns when due, and shall remit or cause to be remitted any Taxes due in respect of such returns. All such Tax Returns shall be prepared and filed in a manner consistent with past practice of the Consolidated Entities (and the Non- Consolidated Entities with respect to the Systems) and consistent with the manner in which Tax Returns of the

Consolidated Entities are prepared and filed by AT&T pursuant to this Section 7.17.1, and, on such Tax Returns, no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing similar Tax Returns for prior periods (including, but not limited to, positions which would have the effect of shifting income to periods for which AT&T is liable or deferring deductions to periods for which Cox is liable), unless otherwise required by applicable law or pursuant to a "determination" within the meaning of Code Section 1313(a) and except for manners, positions, elections and methods that, in the case of any Tax Return that includes any Consolidated Entity, on the one hand, and Cox or any Subsidiary of Cox other than a Consolidated Entity, on the other hand (a "COX CONSOLIDATED TAX RETURN"), would be applicable to entities other than the Consolidated Entities and, in the case of any other Tax Returns, are required to be filed in conformity with such Cox Consolidated Tax Returns. Except as provided in Sections 7.17.4 and 7.17.5 Cox shall have the sole authority to deal with any matters (including any Tax Proceeding) relating to Tax Returns of the Consolidated Entities for taxable periods ending as to the Consolidated Entities after the Closing Date.

                           (iii)    Except to the extent taken into account in
computing Working Capital or the Working Capital Adjustment pursuant to
SCHEDULE 2.1, Cox shall promptly pay or cause to be paid to AT&T all refunds of Taxes and interest thereon received by Cox or any Affiliate of Cox attributable to Taxes paid by AT&T or any Consolidated Entity with respect to any taxable period of any Consolidated Entity ending on or before the Closing Date or with respect to the portion of any Straddle Period ending on or prior to the Closing Date. AT&T shall promptly pay or cause to be paid to Cox all refunds of Taxes and interest thereon received by AT&T or any Affiliate of AT&T attributable to Taxes paid by Cox or the Consolidated Entities with respect to any taxable period ending after the Closing Date.

                           (iv)     In respect of the purchase by AT&T or one
or more Subsidiaries of AT&T of all of the membership interests in Fisher Communications pursuant to the Consolidation, to the extent permissible under applicable law and to the extent that AT&T is responsible under Section 7.17.1(i) for filing the relevant Tax Return, AT&T and its Subsidiaries shall cause Peak to timely file an election under Code Section 754, to the extent that such an election is not already in effect with respect to Peak, so that Peak shall adjust the tax basis of its assets under Code Section 743(b) as a result of such purchase.

                           (v)      Following the Closing Date, Cox shall cause
the Consolidated Entities to empower, by appropriate powers of attorney, if necessary, one or more designees of AT&T to sign all Tax Returns for any taxable period of any Consolidated Entity that AT&T is required to file or cause to be filed pursuant to this Section 7.17.1.

                  7.17.2.  Payment of Taxes; Tax Indemnification.

                           (i)      AT&T shall be liable for, and shall hold
Cox, the Consolidated Entities and each other Affiliate of Cox harmless from and against, (a) any and all Taxes due and payable with respect to the Systems, and (b) any and all Taxes of the Consolidated Entities, in the case of (a) and

(b), for any taxable period ending on or prior to the Closing Date and, with respect to any Straddle Period (or any taxable period of a Consolidated Entity included in a Straddle Consolidated Tax Return), for the portion of such period ending on and including the Closing Date (other than, in the case of (a) and (b), any Taxes taken into account as Current Liabilities in calculating Working Capital or the Working Capital Adjustment and any and all Taxes resulting from any acts of Cox or any of its Subsidiaries or Affiliates, or which Cox or any of its Affiliates causes any of the Consolidated Entities to take (other than such actions, if any, taken to effect the Consolidation and the Separation), occurring on the Closing Date and not in the ordinary course of business after the Closing Time ) (collectively, "PRE-CLOSING TAXES"); provided, however, that AT&T shall not be liable for, and shall not hold Cox, the Consolidated Entities, and the Affiliates of Cox harmless from and against, any Pre-Closing Taxes resulting from a breach by Cox or any of its Affiliates of any representation contained in Section 6.6 or any covenant contained in Section
7.4 or the penultimate sentence of Section 2.2.2 or any representation contained in the Cox Tax Matters Certificate (a "COX TAX BREACH") (it being acknowledged and agreed that a Peak Asset Disposition shall not constitute a Cox Tax Breach). In the event that Cox or any Affiliate of Cox is required to pay any Tax for which AT&T is liable hereunder as a result of a "determination" within the meaning of Code Section 1313(a) in connection with any Tax Proceeding, AT&T shall pay Cox (or its designee) such amount for which AT&T is liable not later than 10 days after the date of such determination.

                           (ii)     Cox shall be liable for, and shall hold
AT&T, each Non-Consolidated Entity and each other Affiliate of AT&T harmless from and against, (a) any and all Taxes due and payable with respect to the Systems other than Pre-Closing Taxes, (b) any and all Taxes of the Consolidated Entities other than Pre-Closing Taxes, (c) any Taxes taken into account as Current Liabilities in calculating Working Capital or the Working Capital Adjustment, and (d) any Taxes resulting from any acts of Cox or any of its Subsidiaries or Affiliates, or which Cox or any of its Affiliates causes any of the Consolidated Entities to take (other than such actions, if any, taken to effect the Consolidation and Separation), occurring on the Closing Date and not in the ordinary course of business after the Closing Time; provided, however, that Cox shall not be liable for, and shall not hold AT&T, the Non-Consolidated Entities or the other Affiliates of AT&T harmless from and against any Taxes described in clause (a), (b), (c) or (d) resulting from a breach by AT&T or any of its Affiliates of any representation contained in Section 4.5 or in the last sentence of Section 4.6 or any covenant contained in Section 7.4 or any representation contained in the AT&T Tax Matters Certificate (an "AT&T TAX BREACH"). In the event that AT&T or any of its Affiliates is required to pay any Tax for which Cox is liable hereunder as a result of a "determination" within the meaning of Code Section 1313(a) in connection with any Tax Proceeding, Cox shall pay AT&T (or its designee) such amount for which Cox is liable not later than 10 days after the date of such determination.

                           (iii)    AT&T shall be liable for, and shall hold
Cox, the Consolidated Entities, and the Affiliates of Cox harmless from and against, any and all Taxes of the Non-Consolidated Entities, other than any such Taxes resulting from a Cox Tax Breach. In the event that Cox or any Affiliate of Cox is required to pay any Tax for which AT&T is liable hereunder as a result of a "determination" within the meaning of Code Section 1313(a) in connection with any Tax Proceeding,

AT&T shall pay Cox (or its designee) such amount for which AT&T is liable not later than 10 days after the date of such determination.

                           (iv)     AT&T shall be liable for, and shall hold
Cox, the Consolidated Entities and the Affiliates of Cox harmless from and against, Taxes of any Person (other than the Consolidated Entities, Cox and any Affiliate of Cox) for taxable periods beginning prior to or including the Closing Date for which any of the Consolidated Entities is or becomes liable pursuant to Treasury Regulations Section 1.1502-6 or pursuant to any comparable provisions of state, local or foreign law (but excluding Taxes of any Person for which a Consolidated Entity becomes liable thereunder as a result of being an Affiliate of such Person solely in periods after the Closing Date), other than any such Taxes resulting from a Cox Tax Breach. In the event that Cox or any Affiliate of Cox is required to pay any Tax for which AT&T is liable hereunder as a result of a "determination" within the meaning of Code Section 1313(a) in connection with any Tax Proceeding, AT&T shall pay Cox (or its designee) such amount for which AT&T is liable not later than 10 days after the date of such determination.

                           (v)      AT&T shall be liable for, and shall hold
Cox, the Consolidated Entities and the Affiliates of Cox harmless from and against, any Taxes resulting from an AT&T Tax Breach. In the event that Cox or any of its Affiliates is required to pay any Tax for which AT&T is liable hereunder as a result of a "determination" within the meaning of Code Section 1313(a) in connection with any Special Cox Tax Proceeding, as defined below, AT&T shall pay Cox or such Affiliate (or their designee) such amount for which AT&T is liable not later than 10 days after the date of such determination; provided, however, that in the event that the arbitration procedure described in Section 7.17.4(iii)(e) applies, then AT&T shall be required to pay Cox the amount for which AT&T is liable no later than 10 days after the arbitrator referred to in such clause renders its decision (with interest pursuant to Section 7.17.2(ix) from the date payment would have been due in the absence of such arbitration).

                           (vi)     Cox shall be liable for, and shall hold
AT&T, the Non-Consolidated Entities and the Affiliates of AT&T harmless from and against, any Taxes resulting from a Cox Tax Breach. In the event that AT&T or any of its Affiliates is required to pay any Tax for which Cox is liable hereunder as a result of a "determination" within the meaning of Code Section 1313(a) in connection with any Special AT&T Tax Proceeding, as defined below, Cox shall pay AT&T or such Subsidiary (or their designee) such amount for which Cox is liable not later than 10 days after the date of such determination; provided, however, that in the event that the arbitration procedure described in Section 7.17.4(iii)(d) applies, then Cox shall be required to pay AT&T the amount for which Cox is liable no later than 10 days after the arbitrator referred to in such clause renders its decision (with interest pursuant to Section 7.17.2(ix) from the date payment would have been due in the absence of such arbitration).

                           (vii)    For purposes of this Section 7.17, whenever
it is necessary to determine the liability for Taxes of an entity for a portion of any Straddle Period, the determination of the Taxes for the portion of the Straddle Period ending on, and for the portion of the Straddle Period beginning


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

after, the Closing Date shall be determined on the basis of a closing of the entity's books at the close of business on the Closing Date as if the taxable period ended at such time; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, property Taxes and other similar items, shall be apportioned between such two taxable periods on a daily basis. Cox shall use commercially reasonable efforts to submit to AT&T not later than sixty (60) days prior to the due date (including extensions) for filing such Tax Return, and shall submit to AT&T not later than thirty (30) days prior to the due date (including extensions) for filing such Tax Return, a copy (in the form proposed to be filed in all material respects) of any Tax Return required to be filed by it pursuant to this Section 7.17 for any Straddle Period (and a calculation of the amount of Tax, if any, in connection with such Tax Return, for which Cox has determined AT&T is responsible) to AT&T for AT&T's review and consent, which consent shall not be unreasonably withheld. AT&T shall provide any comments on such Tax Return and calculation to Cox within twenty (20) days of receipt of such Tax Return. Cox shall file such Tax Return in a manner that reflects any good faith comments of AT&T, and shall provide AT&T with a copy of such filed Tax Return promptly after such Tax Return is filed; provided, however, that if Cox disagrees in good faith with any such comments, such disagreement shall be resolved expeditiously by AT&T and Cox, or, failing that, by a neutral arbitrator, mutually selected by the parties, but if such disagreement has not been resolved before the due date (including extensions) for filing such Tax Return, then Cox may file such Tax Return in a manner that Cox, in its reasonable determination, deems appropriate and, following the final decision of such arbitrator, Cox shall file an amended Tax Return to the extent necessary to reflect such final decision. If the amount of Taxes with respect to such Tax Return taken into account as Current Liabilities in computing Working Capital or the Working Capital Adjustment pursuant to SCHEDULE 2.1 (plus, if applicable, any estimated Tax payments made by AT&T with respect to the portion of such Straddle Period ending on the Closing Date if Cox is entitled to a credit for such estimated Tax payments on the respective Tax Return when such Tax Return is filed and such estimated Tax payments were not taken into account in computing Working Capital or the Working Capital Adjustment ("AT&T CREDITED ESTIMATED TAX PAYMENTS")) is less than the amount of such Taxes with respect to such Tax Return as so filed (or, if applicable, with respect to the amended return filed in accordance with the decision of the arbitrator) payable for the portion of the respective Straddle Period ending on and including the Closing Date, then AT&T shall pay such shortfall to Cox at least one (1) day prior to the due date (including extensions) for filing the respective Tax Return. If the amount of Taxes with respect to such Tax Return taken into account as Current Liabilities in computing Working Capital or the Working Capital Adjustment pursuant to SCHEDULE 2.1 plus any AT&T Credited Estimated Tax Payments is greater than the amount of such Taxes with respect to such Tax Return as so filed payable for the portion of the respective Straddle Period ending on and including the Closing Date, then Cox shall pay such excess to AT&T within five (5) days after filing the respective Tax Return. In the event the arbitration procedure described in this Section 7.17.2(vii) applies and payment is required to be made hereunder after the due date for filing such return, then payment shall be made within ten (10) days following the date of the decision of the arbitrator, with interest pursuant to Section 7.17.2(ix) from the due date for such return.


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

                           (viii)   Each of Cox and AT&T shall promptly deliver
to the other party any notice (or the relevant portion thereof) from any Tax authority received by it or any of its Affiliates relating to Taxes for which the other party is or may be liable pursuant to this Agreement.

                           (ix)     If any amount payable hereunder is not paid
when due, such amount shall bear interest from the date such payment is due to the date payment is made at the "underpayment rate" set forth in Code Section 6621.

                  7.17.3.  Cooperation on Tax Matters.

                           (i)      AT&T and Cox shall cooperate fully, as and
to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 7.17 and any Tax Proceeding. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. AT&T and Cox agree (a) to retain all books and records with respect to Tax matters pertinent to the Consolidated Entities relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by AT&T or Cox, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and
(b) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, AT&T or Cox, as the case may be, shall allow the other party to take possession of such books and records to the extent they would otherwise be destroyed or discarded.

                           (ii)     AT&T and Cox further agree, upon request,
to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated hereby.

                           (iii)    Within 90 days following the execution of
this Agreement (or, if later, within 15 days following the filing of the respective Tax Return), AT&T shall deliver to Cox: (a) pro forma federal income Tax Returns for the Consolidated Entities (or otherwise relating to the Systems) for the calendar years ending December 31, 1996, and each December 31 thereafter, derived from the federal income Tax Returns filed by AT&T on or prior to the Closing Date with respect to taxable periods ending on or after December 31, 1996, and on or prior to the Closing Date, (b) where a Consolidated Entity has filed a state income Tax Return included in a Consolidated Tax Return, pro forma state income Tax Returns for the Consolidated Entities (or otherwise relating to the Systems) for the calendar years ending December 31, 1996, and each December 31 thereafter, derived from the Consolidated Tax Returns filed by AT&T on or prior to the Closing Date with respect to taxable periods ending on or after December 31, 1996, and on or prior to the Closing Date, (c) true and complete copies of the state income Tax Returns (other than any Consolidated Tax Return or Straddle Consolidated Tax Return) relating to the Consolidated Entities or otherwise relating to the

Systems filed on or prior to the Closing Date with respect to taxable periods ending on or after December 31, 1996, and on or prior to the Closing Date (limited to the states in which AT&T has determined (based on the business and operations of the Consolidated Entities during the calendar year 1999 and, if the Closing occurs after December 31, 1999, during the period on and after January 1, 2000, up to and including the Closing Date) that the Consolidated Entities will be required to file Tax Returns after the Closing Date); and (d) AT&T's calculation of Tax basis, and schedules showing AT&T's calculation of Tax depreciation and amortization as of December 31, 1998, relating to the Assets comprising the Systems based on the applicable books and records. Within 90 days following the Closing Date, AT&T shall deliver to Cox: (x) AT&T's calculation of Tax basis, and schedules showing AT&T's calculation of Tax depreciation and amortization as of the Closing Date relating to the Assets comprising the Systems based on the applicable books and records, (y) AT&T's calculation of any Tax carryforward items of each of the Consolidated Entities as of the Closing Date based on the applicable books and records, and (z) AT&T's calculation of the earnings and profits of each of the Consolidated Entities as of the Closing Date based on the applicable books and records. Within 90 days following the Closing Date (or, if later, within 15 days following the filing of the respective Tax Return), AT&T shall deliver to Cox
(xx) pro forma federal income Tax Returns for the Consolidated Entities (or otherwise relating to the Systems) derived from the federal income Tax Returns filed by AT&T after the Closing Date relating to the Consolidated Entities or otherwise relating to the Systems, (yy) where a Consolidated Entity has filed a state income Tax Return included in a Consolidated Tax Return, pro forma state income Tax Returns for the Consolidated Entities (or otherwise relating to the Systems) derived from the Consolidated Tax Returns filed by AT&T after the Closing Date relating to the Consolidated Entities or otherwise relating to the Systems, and (zz) true and complete copies of the state income Tax Returns (other than any Consolidated Tax Return or Straddle Consolidated Tax Return) relating to the Consolidated Entities or otherwise relating to the Systems filed after the Closing Date (limited to the states in which AT&T has determined (based on the business and operations of the Consolidated Entities during the calendar year 1999 and, if the Closing occurs after December 31, 1999, during the period on and after January 1, 2000, up to and including the Closing Date) that the Consolidated Entities will be required to file Tax Returns after the Closing Date).

                  7.17.4.  Tax Audits.

                           (i)      AT&T shall consult with Cox with respect to
any issue arising in taxable periods of the Consolidated Entities ending on or before the Closing Date, or arising in taxable periods of any Person that is a party to the Consolidation with respect to the Consolidation, the Separation, or the Systems, which issue may adversely affect the liability for Taxes of Cox, any Affiliate of Cox, or the Consolidated Entities for any period ending after the Closing Date (including, without limitation, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction or loss of credits). Cox shall consult with AT&T with respect to any issue arising in taxable periods of the Consolidated Entities ending after the Closing Date which issue may adversely affect the liability for Taxes of AT&T, any Affiliate of AT&T, or the Consolidated Entities for any period ending on or prior to the Closing Date (including, without limitation, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction or loss of credits).

                           (ii)     In the case of a Tax Proceeding relating to
a Straddle Period (a "STRADDLE PERIOD TAX PROCEEDING"), except in the case of a Special AT&T Tax Proceeding or a Special Cox Tax Proceeding, (A) Cox shall control such Straddle Period Tax Proceeding if the claims for which Cox is responsible exceed the claims for which AT&T is responsible and AT&T shall control such proceeding if the claims for which AT&T is responsible exceed the claims for which Cox is responsible (Cox or AT&T respectively, the "CONTROLLING PARTY," and AT&T or Cox, respectively, the "NONCONTROLLING PARTY"), (B) the Controlling Party shall provide the Noncontrolling Party with a timely and reasonably detailed account of each stage of such Straddle Period Tax Proceeding and a copy of all documents (or portions thereof) relating to such Straddle Period Tax Proceeding which are relevant to any Tax for which the Noncontrolling Party may be required to indemnify the Controlling Party or any Affiliate of the Controlling Party or may otherwise be liable, (C) the Controlling Party shall consult with the Noncontrolling Party before taking any significant action in connection with such Straddle Period Tax Proceeding that might adversely affect the Noncontrolling Party and shall consult with the Noncontrolling Party with respect to any written submissions in connection with such Straddle Period Tax Proceeding which are relevant to any Tax for which the Noncontrolling Party may be required to indemnify the Controlling Party or any Affiliate of the Controlling Party or may otherwise be liable, (D) the Controlling Party shall defend such Straddle Period Tax Proceeding in good faith and diligently as if the taxpayer whose Tax Return is at issue were the only party in interest in connection with such Straddle Period Tax Proceeding, and, before any court, vigorously and with a view to the merits, (E) the Noncontrolling Party shall have the right to participate in any conference with any Tax authority regarding any Tax for which the Noncontrolling Party may be required to indemnify the Controlling Party or any Affiliate of the Controlling Party or may otherwise be liable, (F) the Noncontrolling Party shall facilitate the Controlling Party's exercise of control over such Straddle Period Tax Proceeding, including by delivery of any reasonably requested powers of attorney with respect to such a Straddle Period Tax Proceeding, and shall not impede the Controlling Party's exercise of control over such Straddle Period Tax Proceeding, and (G) the Controlling Party shall not settle, compromise or abandon any such Straddle Period Tax Proceeding without obtaining the prior written consent, which consent shall not be unreasonably withheld, of the Noncontrolling Party. In the event that the Noncontrolling Party reasonably withholds consent pursuant to clause (G) above, the Noncontrolling Party shall be entitled to assume the defense of the Straddle Period Tax Proceeding; provided that the Controlling Party's liability in connection with the Straddle Period Tax Proceeding shall be limited to the amount such liability would have been under the proposed settlement.

                           (iii)    If AT&T or any Affiliate of AT&T, on the
one hand, or Cox or any Affiliate of Cox, on the other hand, receives any notice from the IRS or any state or local Tax authority questioning or otherwise relating to the treatment of the Separation as tax-free to Cox and AT&T either (i) under Code Sections 368(a)(1)(D) (as to Cox and AT&T) and 355(a) (as to Cox) and 361 (as to AT&T) or (ii) under Code Section 355(a) (as to Cox) and Section 355(c) (as to AT&T), or relating to the treatment of the Consolidation in a manner other than as set forth in the

Statement of Tax Qualification of the Consolidation, or relating to the amount of any deferred intercompany gain or any excess loss accounts required to be taken into account as a result of the Reorganization, then: (a) the Person receiving such notice shall promptly notify, and deliver a copy of the relevant portion of such notice (or a summary of any oral notice) to, the other party to this Agreement; (b) AT&T shall be entitled to control (including control over whether and in what manner to settle, compromise or abandon (in each case, to "VOLUNTARILY DISCHARGE," and each such action a "VOLUNTARY DISCHARGE")) any Tax Proceeding to the extent relating to the income Tax treatment to AT&T, the Consolidated Entities (for taxable periods ending on or prior to the Closing Date as to the Consolidated Entities, for any Straddle Period that includes the Closing Date, or for any Straddle Consolidated Tax Return), the Non-Consolidated Entities or any Subsidiary of AT&T of the Separation or the Consolidation or relating to the amount of any deferred intercompany gain or any excess loss accounts required to be taken into account as a result of the Reorganization (to such extent, a "SPECIAL AT&T TAX PROCEEDING"); (c) Cox shall be entitled to control (including control over whether and in what manner to Voluntarily Discharge) any Tax Proceeding to the extent relating to the income Tax treatment to Cox or any Affiliate of Cox (including any Consolidated Entity solely for taxable periods beginning after the Closing Date) of the Separation (to such extent, a "SPECIAL COX TAX PROCEEDING"); (d) in the event that AT&T asserts that a Tax resulting from a Cox Tax Breach is owed by AT&T or any Affiliate of AT&T in connection with a Voluntary Discharge of a Special AT&T Tax Proceeding, then a neutral arbitrator mutually selected by AT&T and Cox shall determine the extent to which AT&T Voluntarily Discharged such proceeding for an amount in excess of the amount for which a court would have held AT&T or such Affiliate of AT&T liable for such Tax on the merits, and Cox's obligation to indemnify AT&T or any Affiliate of AT&T shall be reduced to the extent that such excess represents an excessive Voluntary Discharge of liability resulting from Cox's Tax Breach; and (e) in the event that Cox asserts that a Tax resulting from an AT&T Tax Breach is owed by Cox or any Affiliate of Cox in connection with a Voluntary Discharge of a Special Cox Tax Proceeding, then a neutral arbitrator mutually selected by AT&T and Cox shall determine the extent to which Cox Voluntarily Discharged such proceeding for an amount in excess of the amount for which a court would have held Cox or such Affiliate of Cox liable for such Tax on the merits, and the obligation of AT&T or any AT&T Cable Subsidiary to indemnify Cox or any Affiliate of Cox shall be reduced to the extent that such excess represents an excessive Voluntary Discharge of liability resulting from AT&T's Tax Breach.

                           (iv)     If AT&T or any Affiliate of AT&T becomes
involved in a Special AT&T Tax Proceeding, or if Cox or any Affiliate of Cox becomes involved in a Special Cox Tax Proceeding (each a "SPECIAL TAX PROCEEDING," and the controlling party in such proceeding, AT&T or Cox, as applicable, hereinafter the "SPECIAL CONTROLLING PARTY," and the other of AT&T or Cox the "SPECIAL NONCONTROLLING PARTY") then (A) the Special Controlling Party shall provide the Special Noncontrolling Party with a timely and reasonably detailed account of each stage of such Special Tax Proceeding and a copy of all documents (or portions thereof) relating to such Special Tax Proceeding which are relevant to any Tax for which the Special Noncontrolling Party may be required to indemnify the Special Controlling Party or any Affiliate of the Special Controlling Party or may otherwise be liable, (B) the Special Controlling Party shall consult with the Special Noncontrolling Party before taking any significant action in connection with such Special Tax Proceeding that might adversely affect the Special Noncontrolling Party and shall consult with the Special Noncontrolling Party with respect to any written submissions in connection with such Special Tax Proceeding, and (C) the Special Controlling Party shall defend such Special Tax Proceeding in good faith and diligently and, before any court, vigorously and with a view to the merits.

                  7.17.5.  Straddle Consolidated Tax Returns.

                           (i)      No Straddle Consolidated Tax Return shall
be filed by or on behalf of any Consolidated Entity unless otherwise required by applicable law. If AT&T determines that a Straddle Consolidated Tax Return is required to be filed under applicable law, then AT&T shall deliver written notice to Cox to that effect at least thirty (30) days prior to the due date for filing the respective Tax Return setting forth the basis for such determination (it being agreed that AT&T shall use its commercially reasonable efforts to deliver such notice to Cox at least sixty (60) days prior to the due date for filing the respective Tax Return). If Cox disagrees with such determination, such disagreement shall be resolved expeditiously by AT&T and Cox, or, failing that, by a neutral arbitrator, mutually selected by the parties, but if such disagreement has not been resolved before the due date (including extensions) for filing such Tax Return, then AT&T may file a Straddle Consolidated Tax Return, but if the final decision of the arbitrator is that such Straddle Consolidated Tax Return was not required to be filed under applicable law, then AT&T shall file an amended Tax Return to the extent necessary to reflect such final decision. Nothing in this Section 7.17.5 shall be deemed to prohibit Cox from filing such Tax Returns as Cox determines to be appropriate with respect to the Consolidated Entities for taxable periods beginning after the Closing Date.

                           (ii)     If a Straddle Consolidated Tax Return is
required to be filed under applicable law, then AT&T shall be responsible for the preparation and filing of such Tax Returns and AT&T shall be responsible for the contents of such Tax Returns and for the payment of all Taxes due with respect thereto, except as otherwise provided in this Section 7.17.5 (and subject to indemnification by Cox to the extent provided in Section 7.17.2). AT&T shall file or cause to be filed all such Tax Returns when due, and shall remit or cause to be remitted any Taxes due in respect of such returns, subject to payment by Cox with respect to the Consolidated Entities for periods after the Closing Date in accordance with Section 7.17.5(iii) below. All such Tax Returns shall be prepared and filed in a manner consistent with past practice of the Consolidated Entities (and the Non-Consolidated Entities with respect to the Systems) and, on such Tax Returns, no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing similar Tax Returns for prior periods (including, but not limited to, positions which would have the effect of deferring income to periods for which Cox is liable or accelerating deductions to periods for which AT&T is liable), unless otherwise required by applicable law or pursuant to a "determination" within the meaning of Code Section 1313(a) and except as provided in Section 7.17.1(iv) with respect to Peak and except for manners, positions, elections and methods that would be applicable to entities other than the Consolidated Entities. Except as otherwise provided in this Section 7.17.5, and except to the extent related to a Special AT&T Tax Proceeding or a Special Cox Tax Proceeding, AT&T shall have the sole authority to deal with any matters (including any Tax Proceeding) relating to any Straddle Consolidated Tax Returns. Cox shall, and shall cause its Affiliates and the Consolidated Entities to, facilitate the exercise of AT&T's rights pursuant to the immediately preceding sentence, including by providing AT&T or its designees with any reasonably requested power of attorney with respect to such Straddle Consolidated Tax Returns or proceedings.

                           (iii)    For purposes of this Section 7.17, whenever
a Straddle Consolidated Tax Return is required to be filed by applicable law and it is necessary to determine the liability for Taxes of an entity for a portion of any taxable period of a Consolidated Entity included in a Straddle Consolidated Tax Return, the determination of the Taxes for the portion of such taxable period ending on, and for the portion of such taxable period beginning after, the Closing Date shall be determined on the basis of a closing of the entity's books at the close of business on the Closing Date as if the taxable period ended at such time; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, property Taxes and other similar items, shall be apportioned between such two taxable periods on a daily basis. AT&T shall use commercially reasonable efforts to submit to Cox not later than sixty (60) days prior to the due date (including extensions) for filing such Tax Return, and shall submit to Cox not later than thirty (30) days prior to the due date (including extensions) for filing such Tax Return, a pro forma income Tax Return for the respective Consolidated Entity based (in all material respects) on the Straddle Consolidated Tax Returns proposed to be filed by AT&T relating to such Consolidated Entity (and a calculation of the amount of Tax, if any, payable in connection with such Tax Return, for which AT&T has determined Cox is responsible) to Cox for Cox's review and consent, which consent shall not be unreasonably withheld. Cox shall provide any comments on such Tax Return and calculation to AT&T within twenty (20) days of receipt of such Tax Return. AT&T shall file such Straddle Consolidated Tax Return in a manner that reflects any good faith comments of Cox, and shall provide Cox with a pro forma Tax Return of the respective Consolidated Entity based on such filed Tax Return promptly after such Tax Return is filed; provided, however, that if AT&T disagrees in good faith with any such comments, such disagreement shall be resolved expeditiously by AT&T and Cox, or, failing that, by a neutral arbitrator, mutually selected by the parties, but if such disagreement has not been resolved before the due date (including extensions) for filing such Tax Return, then AT&T may file such Tax Return in a manner that AT&T, in its reasonable determination, deems appropriate and, following the final decision of such arbitrator, AT&T shall file an amended Tax Return to the extent necessary to reflect such final decision. If the amount of estimated Taxes paid by Cox on behalf of the respective Consolidated Entities for the portion of such taxable period after the Closing Date included in such Straddle Consolidated Tax Return and for which AT&T is entitled to a credit when such Tax Return is filed ("COX CREDITED ESTIMATED TAX PAYMENTS") is less than the amount allocable to such Consolidated Entities for the portion of such taxable period after the Closing Date with respect to such Straddle Consolidated Tax Return as filed (or, if applicable, the amended return filed in accordance with the decision of the arbitrator) then Cox shall pay such shortfall to AT&T at least one (1) day prior to the due date (including extensions) for filing the respective Tax Return. If the amount of the Cox Credited Estimated Tax Payments is greater than the amount allocable to such Consolidated Entities for the portion of such taxable period after the Closing Date with respect to such Straddle Consolidated Tax Return as filed (or, if applicable, the amended return filed in accordance with the decision of the arbitrator) then AT&T shall pay such excess to Cox within five (5) days after the filing of such Straddle Consolidated Tax Return. In the event the arbitration procedure described in this Section 7.17.5(iii) applies and payment is required to be made hereunder after the due date for filing such return, then payment shall be made within ten (10) days following the date of the decision of the arbitrator, with interest pursuant to Section 7.17.2(ix) from the due date for such return.

                           (iv)     In the case of a Tax Proceeding relating to
a Straddle Consolidated Tax Return that is required to be filed by applicable law (a "CONSOLIDATED STRADDLE PERIOD TAX PROCEEDING"), except to the extent such proceeding is a Special AT&T Tax Proceeding or a Special Cox Tax Proceeding, (A) AT&T shall control such Consolidated Straddle Period Tax Proceeding, (B) AT&T shall provide Cox with a timely and reasonably detailed account of each stage of such Consolidated Straddle Period Tax Proceeding and a copy of all documents (or portions thereof) relating to such Consolidated Straddle Period Tax Proceeding which are relevant to any Tax for which Cox may be required to indemnify AT&T or any Affiliate of AT&T or may otherwise be liable, (C) AT&T shall consult with Cox before taking any significant action in connection with such Consolidated Straddle Period Tax Proceeding that might adversely affect Cox and shall consult with Cox with respect to any written submissions in connection with such Consolidated Straddle Period Tax Proceeding which are relevant to any Tax for which Cox may be required to indemnify AT&T or any Affiliate of AT&T or may otherwise be liable, (D) AT&T shall defend such Consolidated Straddle Period Tax Proceeding in good faith and diligently and, before any court, vigorously and with a view to the merits, (E) if the issues in such Consolidated Straddle Period Tax Proceeding relate solely to one or more Consolidated Entities, then Cox shall have the right to participate in any conference with any Tax authority relating to any Tax for which Cox may be required to indemnify AT&T or any Affiliate of AT&T or may otherwise be liable,
(F) Cox shall facilitate AT&T's exercise of control over such Consolidated Straddle Period Tax Proceeding, including by delivery of any reasonably requested powers of attorney with respect to such a Consolidated Straddle Period Tax Proceeding, and shall not impede AT&T's exercise of control over such Straddle Period Tax Proceeding, and (G) AT&T shall consult with Cox prior to any settlement, compromise or abandonment of any issues in such Consolidated Straddle Period Tax Proceeding relating to any Consolidated Entity. In the event that AT&T asserts that a Tax is owed by Cox or any Affiliate of Cox in connection with a compromise, settlement or abandonment of a Consolidated Straddle Period Tax Proceeding, then a neutral arbitrator mutually selected by AT&T and Cox shall determine the extent to which AT&T settled, compromised or abandoned such proceeding for an amount in excess of the amount for which a court would have held the respective Consolidated Entity liable for such Tax on the merits, and Cox's obligation to indemnify AT&T or any Affiliate of AT&T shall be reduced to the extent that such excess represents an excessive Voluntary Discharge of liability.

                  7.17.6. Expenses of the Arbitrator. In the event of the referral of any dispute to an arbitrator pursuant to this Section 7.17, the expenses of such arbitrator shall be paid one-half by AT&T and one-half by Cox.

         7.18. Transfer Taxes, Fees and Expenses. Cox and AT&T shall each respectively pay one-half of (i) all federal, state or local sales, use, transfer, excise, documentary or license Taxes or fees


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

or any other charge (including filing fees) imposed by any Governmental Authority with respect to the transactions contemplated by this Agreement, including the Consolidation and the Separation, including, without limitation, the filing fees for premerger notification under the HSR Act, (ii) all costs and expenses of the environmental auditing companies in connection with the performance of environmental investigations pursuant to Section 7.11 (other than the costs of any remedial actions, which shall be paid in accordance with
Section 7.11), (iii) all costs and expenses incurred in obtaining title insurance policies and ALTA surveys pursuant to Section 7.10 (other than the costs of removing title defects in connection with obtaining such title insurance policies to the extent specified in Section 7.10, which shall be borne by AT&T), and (iv) all costs and expenses incurred in obtaining the AT&T Consents and the Cox Consents (other than costs and expenses relating to curing any default by AT&T or any Consolidated Entity or Non-Consolidated Entity under a Contract or Governmental Permit or by Cox under any agreement to which such Cox Consent relates, in each case which shall be borne by such defaulting party). Notwithstanding the foregoing, and except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

         7.19. Noncompetition; Nonsolicitation. AT&T shall cause each of Donne F. Fisher, Blake F. Fisher and William K. Fisher and Scott M. Fisher to deliver a Noncompetition Agreement with respect to each of Arkansas, Oklahoma, Utah and Nevada.

         7.20. Cooperation; Satisfaction of Conditions. Each party shall cooperate fully with the other parties and their respective counsel, accountants and other business personnel in connection with any action required to be taken as part of their respective obligations under this Agreement, and each party shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, the AT&T Related Agreements or the Cox Related Agreements, and otherwise use diligent efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder. Except as otherwise expressly provided herein, each party will use its commercially reasonable efforts to satisfy, or to cause to be satisfied, the conditions to the obligations of the other parties to consummate the transactions contemplated by this Agreement, as set forth in Article 8, provided that Cox will not be required to agree to any increase in the amount payable with respect to, or any modification that makes more burdensome in any material respect, any of the Assumed Liabilities. Cox agrees to cooperate with AT&T with respect to the payment of the Partnership Debt.

         7.21. Confidentiality. Each party shall keep secret and hold in confidence for a period of two years following the date hereof, any and all information relating to any other party that is confidential to such other party, including, without limitation, proprietary information, contacts, marketing information, technical information, product or service concepts, customer information, rates, financial information, ideas, concepts and research and development (it being understood and agreed that all confidential information of AT&T, the Consolidated Entities and the Non-Consolidated Entities that is included among the Assets shall become the confidential information of Cox upon the Closing), other than the following: (i) information that has become generally available


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

to the public other than as a result of a disclosure by such party; (ii) information already known to such party prior to its disclosure by any other party; (iii) information that becomes available to such party or an agent of such party on a nonconfidential basis from a third party having no obligation of confidentiality to a party to this Agreement; (iv) information that is required to be disclosed by applicable law, judicial order or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such affiliate are listed or traded; and (v) disclosures made by any party as shall be reasonably necessary in connection with obtaining the Consents; provided, however, in connection with disclosure of confidential information under (iv) and (v) hereof, the disclosing party shall give the other party hereto timely prior notice of the anticipated disclosure and the parties shall cooperate in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of such material. Each party may also disclose such information to employees, consultants, advisors, agents and actual or potential lenders whose knowledge is necessary to facilitate the consummation of the transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements. Each party's obligation to hold information in confidence will be satisfied if it exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information. In the event of a breach of the covenants contained in this Section 7.21 by any party, the other parties shall be entitled to seek injunctive relief as well as any and all other remedies at law or equity.

         7.22. Publicity. No party hereto will issue any press release or otherwise make any public statement with respect to this Agreement, the AT&T Related Agreements or the Cox Related Agreements and the transactions contemplated hereby and thereby without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as may be required by applicable Legal Requirements, in which event the party required to make the release or announcement shall, if possible, allow each other party reasonable time to comment on such release or announcement or obtain a protective order at its own expense in advance of such issuance.

         7.23. Billing Services. At the Closing, the applicable AT&T Cable Subsidiary and Cable Sub will execute and deliver an Agreement to Provide Billing Services in a form mutually agreeable to the parties (the "BILLING SERVICES AGREEMENT"). The Billing Services Agreement will provide that the applicable AT&T Cable Subsidiary or its agent will perform billing services for Cox with respect to the Systems received by Cox for the 180-day period immediately following the Closing, at no cost to Cox or Cable Sub or any Subsidiary of Cable Sub.

         7.24. Delivery of Financial Information. The AT&T Cable Subsidiaries shall deliver to Cox within 30 days after the end of each month ending between the date of this Agreement and the Closing Date a statement of income and expense for each of the Systems for the month previously ended and such other financial information (including information on payables and receivables) relating to the Systems as Cox may reasonably request. The income statements delivered by the AT&T Cable Subsidiaries to Cox pursuant to this
Section 7.24 shall be in accordance with the books and records of the Systems and shall present fairly in all material respects the results of operations of the Systems for the year-to-date periods then ended. Promptly after the preparation thereof, the


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

AT&T Cable Subsidiaries shall deliver to Cox copies of any other financial statements, subscriber counts and other operational data regularly prepared by AT&T or any Affiliate of AT&T with respect to the Systems for internal use; provided that AT&T and the AT&T Cable Subsidiaries shall not be required to make and shall not be deemed to make any representation or warranty concerning any such information delivered to Cox (other than that the information furnished to Cox is a true and complete copy of the information prepared for internal use by AT&T or any Affiliate of AT&T with respect to the Systems).

         7.25. Franchise Renewals. The AT&T Cable Subsidiaries will cause each of the Consolidated Entities and Non-Consolidated Entities to, file all requests for renewal under Section 626(a) of the Cable Act with the proper Governmental Authority with respect to any Franchise at least 30 months prior to the expiration of any such Franchise; provided that such Person shall consult with Cox prior to the filing of any such renewal requests. The AT&T Cable Subsidiaries shall use commercially reasonable efforts to pursue all requests for renewal in consultation with Cox.

         7.26. Use of Trade Name. For a period of 90 days after the Closing Date, Cox may continue (but only to the extent reasonably necessary) to operate the Systems using the trade names currently used with respect to the Systems, including, without limitation, the trade name "TCI", and all derivations and abbreviations of such names and related trade names and marks in use in the Systems on the Closing Date, such use to be in a manner consistent with the way in which the Consolidated Entities and the Non-Consolidated Entities have used the marks. Within 90 days after the Closing Date, Cox will discontinue using and will dispose of all items of stationery, business cards and literature bearing such names or marks. Notwithstanding the foregoing, Cox will not be required to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in customer homes or properties, or as are used in similar fashion making such removal or discontinuation impracticable for Cox.

         7.27.    Peak Acquisition Agreement.

                  7.27.1. AT&T shall use commercially reasonable efforts to deliver to Cox, no later than 6 Business Days after the date of this Agreement, the form of the Peak Acquisition Agreement (including the exhibits and disclosure schedules thereto, subject to the provisions of Section 7.31), that AT&T Peak is prepared to execute. No later than 72 hours following Cox's receipt of the form of the Peak Acquisition Agreement, Cox shall notify AT&T (the "PEAK NOTICE") whether in Cox's reasonable business judgment, the Peak Acquisition Agreement would result in the imposition upon Cox of additional or more burdensome liabilities than those imposed on Cox by the terms and provisions relating to the Peak Systems set forth in this Agreement ("ADDITIONAL PEAK LIABILITIES"). The Peak Notice shall set forth Cox's estimate of the Additional Peak Liabilities. In making its judgment with respect to the Additional Peak Liabilities, Cox may consider the allocation of transfer tax payments imposed as a result of the transactions contemplated by the Peak Acquisition Agreement as a basis for Additional Peak Liabilities, but Cox may not consider the tax attributes of either the Peak Systems or of the AT&T Affiliate which is the purchaser pursuant to the Peak Agreement.

                  7.27.2. In the event that the Additional Peak Liabilities as specified in the Peak Notice are equal to or exceed Ten Million Dollars ($10,000,000), then AT&T may through the delivery of written notice to Cox within 5 Business Days subsequent to the date of the receipt by AT&T of the Peak Notice terminate this Agreement.

                  7.27.3. In the event that the Additional Peak Liabilities as specified in the Peak Notice are less than Ten Million Dollars ($10,000,000), then Cox and AT&T shall negotiate to resolve the amount of the Additional Peak Liabilities. In the event that Cox and AT&T are not able to agree upon the amount of the Additional Peak Liabilities within 10 Business Days, then Cox and AT&T shall within 10 Business Days appoint a mutually acceptable independent accounting firm which shall not have performed services for either Cox or AT&T during the preceding two years to determine the amount of the Additional Peak Liabilities. Upon the determination in an amount of less than $10 million of the Additional Peak Liabilities as a result of either the agreement of Cox and AT&T or the determination of such independent accounting firm, then the Required Assets shall be increased as required by item A.3.(A) of SCHEDULE 2.1.

                  7.27.4. Without the prior written consent of Cox, the Peak Acquisition Agreement may not be amended or modified in any material respect, nor shall any material action be taken by AT&T or its Affiliates with respect to the rights and obligations of the parties under the Peak Acquisition Agreement, including, without limitation, any exercise of the right to terminate the Peak Acquisition Agreement, any waiver of any condition to the closing of the transactions contemplated thereby, and any waiver of any breach of any representation, warranty, covenant or agreement set forth therein; provided, that if Cox waives any conditions to the Closing or any breach of any representation, warranty, covenant or agreement with respect to the Peak Systems, Peak or Fisher Communications under this Agreement, any correlative closing condition or correlative breach of any representation, warranty, covenant or agreement under the Peak Acquisition Agreement may be waived by AT&T Peak.

         7.28.    Year 2000 Compliance.

                  7.28.1. Certain Defined Terms. For purposes of this Section 7.28, the following terms shall have the following meanings:

                           (i)      "COMPUTER AND OTHER SYSTEMS" means any
level of hardware or software, equipment and cable plant, or building and other facilities included in the Assets and which will be used in connection with the business of the Systems following the Closing which are date dependent or which process date data, including, without limitation, any microcode, firmware, application programs, user interfaces, files and databases, and which might be adversely affected by the advent or changeover to the calendar year 2000 A.D. or to the advent or changeover to any leap year.

                           (ii)     "YEAR 2000 READY" or "YEAR 2000 READINESS"
means that the referenced component, system, software, equipment or other item is designed to be used prior to, during and


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

after the calendar year 2000 A.D., and that such component, system, software, equipment or other item will operate at all levels, including, without limitation, microcode, firmware, application programs, user interfaces, files and databases, during each such time period without error or interruption relating to, or the product of, date data which represents or references different centuries or more than one century or leap year.

                           (iii)    "YEAR 2000 REMEDIATION PROGRAM" means an
enterprise-wide program to make Year 2000 Ready all material components, systems, software, equipment, facilities and other items related to the subject entity's business. Such Year 2000 Remediation Program must be conducted by Persons with experience in issues related to Year 2000 Readiness and such Persons must have organized an enterprises-wide program management office which reports to executive level management and the board of directors or other governing body of such entity.

                  7.28.2. Year 2000 Readiness Efforts. The Consolidated Entities and the Non-Consolidated Entities have a Year 2000 Remediation
Program in place with respect to the Systems owned by them and shall maintain such program prior to the Closing Date. Pursuant to such Year 2000 Remediation Program, all material Computer and Other Systems included in the Assets (the "MATERIAL COMPUTER AND OTHER SYSTEMS") will be evaluated, remediated and tested on the same general basis, and on the same general work plan and timetable, as other material computer systems, facilities and equipment owned and operated by the Consolidated Entities and the Non-Consolidated Entities. After the Closing Date through March 31, 2000, the AT&T Cable Subsidiaries will use commercially reasonable efforts to cooperate with Cox regarding the Systems' Year 2000 Remediation Programs. Such cooperation shall consist of providing Cox with any non-confidential information possessed by it and reasonably requested by Cox regarding the Year 2000 Readiness of any material component of the Computer and Other Systems included in the Assets.

         7.29.    Programming Carriage.

                  7.29.1. After the Closing, except as required by law and subject to provisions of this Section 7.29, Cox will, or will cause Cable Sub and its Subsidiaries to, continue to carry on the Tulsa System, the Baton Rouge System and each of the Peak Systems each of the programming services listed on
SCHEDULE 7.29 (on the level of service they are being carried as of the date of this Agreement, if any) through the expiration date indicated next to each programming service on SCHEDULE 7.29. In addition, Cox will, or will cause Cable Sub and its Subsidiaries to, carry on the Tulsa System, the Baton Rouge System and each of the Peak Systems, Encore/Starz in accordance with the terms of the agreement between AT&T and Encore as in effect on the date of this Agreement (the "ENCORE/STARZ AGREEMENT"). AT&T acknowledges that a true and complete copy of the Encore/Starz Agreement shall be delivered to Cox within fifteen (15) Business Days after the date of this Agreement.

                  7.29.2. The parties hereto acknowledge and agree that unless AT&T otherwise consents in writing the foregoing obligation to carry on the Tulsa System and the Baton Rouge System each of the programming services listed on SCHEDULE 7.29 (including the carriage of


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

Encore/Starz in accordance with the terms of the Encore/Starz Agreement) shall apply to any successors or assigns of Cable Sub or any of its Subsidiaries that acquire the assets of either of the Tulsa System or the Baton Rouge System or otherwise succeed to the ownership of either of the Tulsa System or the Baton Rouge System. The parties hereto further acknowledge and agree that the foregoing obligation to carry on the Peak Systems each of the programming services listed on SCHEDULE 7.29 (other than carriage of Encore/Starz in accordance with the terms of the Encore/Starz Agreement) shall not apply to any successors or assigns of Cable Sub or any of its Subsidiaries (other than any such successor or assign that is an Affiliate of Cox) that acquire the assets of any of the Peak Systems or otherwise succeed to the ownership of any of the Peak Systems; provided, however, that the carriage of Encore/Starz in accordance with the terms of the Encore/Starz Agreement on the Peak Systems shall apply to any successors or assigns of Cable Sub or any of its Subsidiaries that acquire the assets of any of the Peak Systems or otherwise succeed to the ownership of any of the Peak Systems.

                  7.29.3.  With respect to the programming services listed on
SCHEDULE 7.29, Cox shall be entitled to any launch incentives and marketing support received by AT&T, any Affiliate of AT&T or Fisher Communications with respect to the Tulsa System, the Baton Rouge System and the Peak Systems after the date of this Agreement and before the Closing, as determined in accordance with GAAP (collectively, the "PROGRAMMING SUPPORT"). The amount of the Programming Support shall be credited to Cox in accordance with SCHEDULE 2.1.

         7.30. Application of Covenants to Consolidated Entities and Non-Consolidated Entities.

                  7.30.1. The covenants made on the date of this Agreement by AT&T and the AT&T Cable Subsidiaries with respect to the Consolidated Entities and the Non-Consolidated Entities will be deemed made solely with respect to the Consolidated Entities and the Non-Consolidated Entities that are the Subsidiaries owning the Required Assets as of the date of this Agreement and that are listed on SCHEDULE 5.24.

                  7.30.2. As of the date of this Agreement, and thereafter until such covenant expires pursuant to this Agreement, the covenants referencing the Consolidated Entities and the Non-Consolidated Entities will be deemed made as of such date of delivery and thereafter until such covenant expires pursuant to this Agreement with respect to the Consolidated Entities and the Non-Consolidated Entities identified in the Consolidation Outline; provided that if an amendment to the Consolidation Outline is delivered pursuant to Section 2.2.3 of this Agreement, the covenants referencing the Consolidated Entities and the Non-Consolidated Entities will be deemed made as of the date of this Agreement and thereafter until such covenant expires pursuant to this Agreement with respect to any additional Consolidated Entities and Non-Consolidated Entities identified in said amendment.

                  7.30.3.  In the event a Consolidated Entity or
Non-Consolidated Entity, which is not an entity listed on SCHEDULE 5.24, is identified in the Consolidation Outline or any amendment thereto, and results in any exception to or breach of a covenant contained herein, such exception or


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

failure shall be disclosed to Cox on a revised or additional schedules (the "ADDITIONAL COVENANT SCHEDULES") to this Agreement as of the date of delivery of the Consolidation Outline or any such amendment. If in Cox's reasonable determination the disclosures or exceptions or breach of a covenant contained herein, and the information otherwise disclosed in, such Additional Covenant Schedules individually or in the aggregate (when considered together with the matters disclosed in the Schedules delivered at the time of this Agreement and in the Delayed Schedules and the Additional Schedules) would have a Material Adverse Effect, then Cox shall so notify AT&T in writing (the "ADDITIONAL COVENANT SCHEDULES OBJECTION NOTICE") within five days. In the event the Additional Covenant Schedules Objection Notice is given, Cox and AT&T agree to negotiate in good faith to reach agreement as to a mutually satisfactory procedure for addressing the exceptions and other information disclosed in such Additional Covenant Schedules (including, by way of example, agreeing to treat objectionable matters as Excluded Assets or Indemnified Liabilities.) If Cox and AT&T are unable to reach such agreement within five days after delivery of the Additional Covenant Schedules Objection Notice, then Cox shall have the right to terminate this Agreement upon written notice to AT&T, which notice of termination shall be given to AT&T no later than 2 days following the expiration of such five-day period. Once Cox and AT&T reach agreement in writing on the Additional Covenant Schedules, such Additional Covenant Schedules will be deemed to have been part of this Agreement effective as of the date hereof.

         7.31. Delivery of Disclosure Schedules. The parties acknowledge that this Agreement is being signed and delivered without the following Exhibits and Schedules attached hereto: EXHIBIT C (with respect to the Peak System only), SCHEDULE 1.70, SCHEDULE 4.3, SCHEDULE 4.4, SCHEDULE 4.6, SCHEDULE 5.5, SCHEDULE 5.6, SCHEDULE 5.7, SCHEDULE 5.9, SCHEDULE 5.12.1A, SCHEDULE 5.12.1B, SCHEDULE 5.12.2, SCHEDULE 5.14, SCHEDULE 5.15, SCHEDULE 5.16, SCHEDULE 5.19, SCHEDULE 5.21 and SCHEDULE 5.23, as well as all of the Schedules with respect to the Peak Systems (collectively, the "DELAYED SCHEDULES"). AT&T agrees to deliver the Delayed Schedules to Cox within 15 Business Days after the date of this Agreement and in connection therewith to supply to Cox such information and copies of agreements as Cox may reasonably request in connection with its review of such Delayed Schedules. If in Cox's reasonable determination the exceptions to the representations and warranties of AT&T and the AT&T Cable Subsidiaries contained in, and the information otherwise disclosed in, such Delayed Schedules individually or in the aggregate (when considered together with the matters disclosed in the Schedules delivered at the time of this Agreement) would have a Material Adverse Effect, then Cox shall so notify AT&T in writing (the "DELAYED SCHEDULES OBJECTION NOTICE") within five days. In the event the Delayed Schedules Objection Notice is given, Cox and AT&T agree to negotiate in good faith to reach agreement as to a mutually satisfactory procedure for addressing the exceptions and other information disclosed in such Delayed Schedules (including, by way of example, agreeing to treat objectionable matters as Excluded Assets or Indemnified Liabilities.) If Cox and AT&T are unable to reach such agreement within five days after delivery of the Delayed Schedules Objection Notice, then Cox shall have the right to terminate this Agreement upon written notice to AT&T, which notice of termination shall be given to AT&T no later than 2 days following the expiration of such five-day period. Once Cox and AT&T reach agreement in writing on the Delayed Schedules, such Delayed Schedules will be deemed to have been part of this Agreement effective as of the date hereof.


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

8.       CONDITIONS TO CLOSING.

         8.1. Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                  8.1.1. The Consolidation shall have been effected in accordance with the terms of the Consolidation Outline.

                  8.1.2. All filings under the HSR Act shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement of any threat of litigation by any Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements.

                  8.1.3. No action, suit or proceeding shall be pending or threatened by or before any Governmental Authority, and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements, the result of which is to enjoin, restrain, prohibit or obtain substantial damages in respect of any of the transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements, or which would (i) prohibit Cox's ownership or operation of Cable Sub and its Subsidiaries or all or a material portion of the business or operations of the Systems or the Assets, (ii) compel Cox to dispose of or hold separate all or a material portion of the Systems, the business or operations of the Systems or the Assets as a result of any of the transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements or (iii) otherwise prevent or make illegal the consummation of any transactions contemplated by this Agreement, the AT&T Related Agreements or the Cox Related Agreements.

                  8.1.4. (A) The AT&T Cable Subsidiaries shall have delivered to Cox evidence, in form and substance satisfactory to Cox as described in
Section 7.9, that (i) the aggregate number of Equivalent Billing Units as of the Closing Date in those Baton Rouge Franchise Areas that are Transferable Franchise Areas shall be at least ninety-seven percent (97%) of the aggregate number of Equivalent Billing Units in all Baton Rouge Franchise Areas; (ii) the aggregate number of Equivalent Billing Units as of the Closing Date in those Tulsa Franchise Areas that are Transferable Franchise Areas shall be at least ninety-five percent (95%) of the aggregate number of Equivalent Billing Units in all Tulsa Franchise Areas; (iii) the aggregate number of Equivalent Billing Units as of the Closing Date in those Peak Franchise Areas that are Transferable Franchise Areas shall be at least ninety percent (90%) of the aggregate number of Equivalent Billing Units in all Peak Franchise Areas; and
(iv) all of the AT&T Consents noted with an asterisk (*) on SCHEDULE 4.4 have been obtained or given and are in full force and effect and (B) Cox shall have delivered to AT&T evidence, in form and substance satisfactory to AT&T as described in Section 7.9, that all of the Cox Consents noted with an asterisk (*) on SCHEDULE 6.3A and all of the Partnership Consents noted with an


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

asterisk (*) on SCHEDULE 6.3B have been obtained or given and are in full force and effect. For purposes of this Section 8.1.4, "active customers" as used in the definition of "Equivalent Billing Unit" shall be deemed to include any person, commercial establishment or multi-unit dwelling that is paying for and receiving Basic Cable Service from a System that has an account that is more than 60 days past due but not more than 90 days past due, provided (x) that such person, commercial establishment or multi-unit dwelling otherwise meets the definition of "active customer," (y) that such person, commercial establishment or multi-unit dwelling is reflected as a "subscriber" on the then most recent internal subscriber report of the applicable System generated in the ordinary course of business consistent with the April 30, 1999 report of such System, and (z) that in no event shall the number of Equivalent Billing Units calculated pursuant to this Section 8.1.4 be deemed to include more than an aggregate of two percent (2%) of persons, commercial establishments and multi-unit dwellings that have an account that is more than 60 days past due but not more than 90 days past due.

                  8.1.5. The closing under the Peak Acquisition Agreement shall have occurred.

         8.2. Conditions to Obligations of AT&T. The obligations of AT&T and the AT&T Cable Subsidiaries to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions unless waived by AT&T:

                  8.2.1. The representations and warranties of Cox set forth in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except to the extent such representations and warranties (i) speak of a specified date and except to the extent contemplated or permitted by this Agreement or (ii) are already qualified by materiality, in which event such representations and warranties shall be true and correct in all respects.

                  8.2.2. Cox shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.

                  8.2.3. Cox shall have furnished AT&T with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 8.2.1 and 8.2.2.

                  8.2.4. AT&T shall have received an opinion of Dow, Lohnes & Albertson, PLLC, counsel for Cox, dated as of the Closing Date, in form and substance reasonably satisfactory to AT&T and its counsel.

                  8.2.5. AT&T shall have received an opinion from AT&T's tax counsel substantially to the effect that if the Reorganization is consummated in accordance with the provisions of this Agreement and the Consolidation Outline, under current law, for federal income tax purposes, (i) the Separation should be tax-free to AT&T either (A) under Code Sections 368(a)(1)(D) and 361 or (B) under Code Section 355(c); (ii) the Separation should be tax-free to the Consolidated Entities and each other direct or indirect Subsidiary of AT&T under the Code; and (iii) the steps of the

Consolidation indicated as tax-free to AT&T, the Consolidated Entities and each other direct or indirect Subsidiary of AT&T under Code Sections 332, 337, 351, 354, 355, 361, 368, 1032, or otherwise in the Statement of Tax Qualification of the Consolidation should be tax-free to AT&T, the Consolidated Entities and each other direct or indirect Subsidiary of AT&T. For purposes of the foregoing, income or gain, if any, required to be taken into account by AT&T or any Subsidiary of AT&T under Treasury Regulations Sections 1.1502-13 or 1.1502-19 as a result of the Reorganization shall be disregarded.

         8.3. Conditions to Obligations of Cox. The obligations of Cox to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions unless waived by Cox:

                  8.3.1. The representations and warranties of AT&T and the AT&T Cable Subsidiaries set forth in this Agreement (other than those contained in Section 5.14 (Tax Matters)) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and the representations and warranties of the AT&T Cable Subsidiaries contained in Section 5.14 shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date except for such breaches which would not individually or in the aggregate have a Material Adverse Effect; and except to the extent any representations and warranties of AT&T or the AT&T Cable Subsidiaries set forth in this Agreement (i) speak of a specified date and except to the extent contemplated or permitted by this Agreement or (ii) are already qualified by materiality, in which event such representations and warranties (other than the representations and warranties contained in Section 5.14) shall be true and correct in all respects.

                  8.3.2. Each of AT&T and the AT&T Cable Subsidiaries shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.

                  8.3.3. Between the date of this Agreement and the Closing Date, there shall have been no changes, events or conditions which have had, individually or in the aggregate, a Material Adverse Effect.

                  8.3.4. (i) AT&T shall have furnished Cox with a certificate of its appropriate officers as to compliance by AT&T with the conditions set forth in Sections 8.3.1 and 8.3.2 applicable to AT&T and (ii) the AT&T Cable Subsidiaries shall have furnished Cox with a certificate, signed by appropriate officers of each of the AT&T Cable Subsidiaries, as to (A) compliance by the AT&T Cable Subsidiaries with the conditions set forth in Sections 8.3.1 and
8.3.2 applicable to the AT&T Cable Subsidiaries and (B) the total number of Equivalent Billing Units for each of the Systems, estimated in good faith as of the Closing Date.

                  8.3.5. AT&T shall have delivered a Noncompetition Agreement executed by each of Donne F. Fisher, Blake F. Fisher, William K. Fisher and Scott M. Fisher with respect to each of Arkansas, Oklahoma, Utah and Nevada.

                  8.3.6. Cox shall have received one or more opinions of counsel to AT&T, dated as of the Closing Date, in form and substance reasonably satisfactory to Cox and its counsel; provided, however, that no FCC opinion shall be required.

                  8.3.7. Cox shall have received an opinion from Cox's tax counsel substantially to the effect that if the Reorganization is consummated in accordance with the provisions of this Agreement and the Consolidation Outline, under current law, for federal income tax purposes, the Separation should qualify as tax-free to Cox either (i) under Code Sections 368(a)(1)(D) and 355(a) or (ii) under Code Section 355(a).

                  8.3.8. As of the Closing, each of the Tulsa System, the Baton Rouge System and the Peak Systems shall serve at least the number of Equivalent Billing Units set forth on SCHEDULE 8.3.8 with respect to such System or Systems.

                  8.3.9. As of the Closing, Cable Sub and its Subsidiaries shall have all of the Required Assets and no liabilities or obligations of any nature whatsoever, contingent, fixed or otherwise, other than the Assumed Liabilities and the Indemnified Liabilities.

                  8.3.10. Immediately prior to the Closing, (i) AT&T shall own record and beneficial title to the Cable Sub Shares, free and clear of all Encumbrances of any nature whatsoever, (ii) Cable Sub or a Subsidiary thereof shall be the sole owner of the Partnership Interest, free and clear of all Encumbrances and all agreements, warrants, options, puts, calls, rights or other commitments relating to the issuance, sale, purchase, redemption, conversion, exchange or other transfer of the Partnership Interest, except for Encumbrances or rights arising under the Partnership Agreement, (iii) Cable Sub or such Subsidiary thereof shall be in material compliance with the provisions of the Partnership Agreement, and (iv) Cable Sub or such Subsidiary thereof shall have satisfied all capital contributions or other commitments to or on behalf of the Partnership, including, without limitation, those set forth on
SCHEDULE 5.20.

                  8.3.11. AT&T shall have delivered to Cox evidence reasonably satisfactory to Cox and its counsel that the master billing agreement between AT&T (or an Affiliate of AT&T) and CSG, pursuant to which CSG provides billing services for the Systems, has been terminated with respect to the Systems or that the Systems and the Consolidated Entities have been released from any such agreement.

9.       CLOSING.

         9.1.     Time and Place of the Closing.

                  9.1.1. The Closing shall be deemed effective as of 12:01 a.m. Central Time on the Closing Date, and all references herein that relate to the date and time of the Closing (i.e., "prior to the Closing"), including in the provisions dealing with the calculation of the Working Capital Adjustment in SCHEDULE 2.1, shall refer to such effective date and time.

                  9.1.2. Unless otherwise mutually agreed upon in writing by AT&T and Cox, the Closing shall be held at the offices of Dow, Lohnes & Albertson, PLLC, Suite 1600, One Ravinia Drive, Atlanta, Georgia 30346 at 10:00 a.m., local time, on the date specified by Cox by notice to AT&T, which specified date shall be no later than five Business Days after satisfaction of the conditions set forth in Section 8.1.2 and Section 8.1.4. The parties acknowledge and agree that (i) the satisfaction of the conditions set forth in
Section 8.1.2 and Section 8.1.4 shall be determinative only of the date on which the Closing shall be scheduled to occur, which scheduled date shall then become the date by which each party shall have performed the covenants to be performed by such party at or prior to the Closing, and (ii) the Closing shall not occur unless and until all of the conditions to each party's obligation to consummate the Closing set forth in Section 8.1, Section 8.2 and Section 8.3, shall have been satisfied or waived in accordance with the terms of this Agreement. Notwithstanding the foregoing, if the conditions set forth in
Section 8.1.2 and Section 8.1.4 have been satisfied: (i) Cox shall have the right to postpone the Closing to a date no later than March 31, 2000 if Cox has a substantial operational concern about the Systems' Year 2000 Readiness with respect to any one or more Material Computer and Other Systems, and (ii) at the election of either AT&T or Cox the Closing shall be scheduled to occur on January 14, 2000.

                  9.1.3.   Notwithstanding anything to the contrary in Section
9.1.2 above, if the Peak Acquisition Agreement is terminated prior to closing thereunder, then the parties agree as follows:

                           (i)      The "Required Assets" to be included in
Cable Sub and its Subsidiaries as of the Closing as provided in SCHEDULE 2.1 shall not include the assets of the Peak Systems, which shall be deemed Excluded Assets;

                           (ii)     The Closing shall be consummated, in
accordance with Article 9, on the date specified by Cox in accordance with
Section 9.1.2;

                           (iii)    AT&T and Cox shall use commercially
reasonable efforts to agree upon replacement assets to be substituted for the Peak Systems in the transactions contemplated by this Agreement; provided, however, that in the event AT&T and Cox are unable to agree on such system or systems or other replacement assets within 10 Business Days, the number of AT&T Shares set forth on SCHEDULE 3.1 shall be reduced to the number of shares set forth on SCHEDULE 9.1.3; and

                           (iv)     None of AT&T or either of the AT&T Cable
Subsidiaries shall have any liability to Cox for a breach of any representation, warranty, covenant or agreement in the Agreement with respect to Peak and the Peak Systems, and the parties hereto shall amend and restate this Agreement as appropriate to reflect the provisions of this Section 9.1.3, including, without limitation, (A) to delete the representations, warranties, covenants and agreements set forth in the Agreement with respect to Peak and the Peak Systems and (B) to delete the conditions to the Closing set forth in the Agreement with respect to Peak and the Peak Systems.

                  9.1.4.   Notwithstanding anything to the contrary in Section
9.1.2 above, if the merger of TCA Cable TV, Inc. into an Affiliate of Cox shall not have closed prior to the date on which the conditions set forth in Section
8.1.2 and Section 8.1.4 have been satisfied, then the parties agree as follows:

                           (i)      The date which Cox may specify as the date
on which the Closing shall occur shall be no sooner than 20 Business Days and no later than 25 Business Days after satisfaction of the conditions set forth in Section 8.1.2 and Section 8.1.4;

                           (ii)     During such period between the satisfaction
of the conditions set forth in Section 8.1.2 and Section 8.1.4 and the date scheduled as the Closing Date, if the parties are unable to agree on either (a) the conditions under which Cox would assume the obligations of AT&T Partner with respect to the Partnership, or (b) consideration which shall be substituted for the Partnership Interest, then (x) the number of AT&T Shares set forth on SCHEDULE 3.1 shall be reduced to the number of shares set forth on
SCHEDULE 9.1.4, and (y) the Partnership Interest shall not be deemed to be a Required Assets but shall be deemed to be an Excluded Asset; and

                           (iii)    In the event that the Partnership Interest
becomes an Excluded Asset pursuant to clause (ii) above, then none of AT&T or either of the AT&T Cable Subsidiaries shall have any liability to Cox for a breach of any representation, warranty, covenant or agreement in this Agreement with respect to the Partnership or the Partnership Interest, and the parties hereto shall amend and restate this Agreement as appropriate to reflect the provision of this Section 9.1.4 including, without limitation, (A) to delete the representations, warranties, covenants and agreements set forth in the Agreement with respect to the Partnership and the Partnership Interest, and (B) to delete the conditions to Closing set forth in the Agreement, if any, with respect to the Partnership or the Partnership Interest.

         9.2. Deliveries by AT&T. On the Closing Date (unless previously delivered), AT&T shall deliver or cause to be delivered to Cox the following, in form and substance reasonably satisfactory to Cox and its counsel:

                  9.2.1. Stock Certificates. All certificates representing the Cable Sub Shares, duly endorsed for transfer or accompanied by instruments of transfer reasonably satisfactory in form and substance to Cox and its counsel;

                  9.2.2. AT&T Consents. The original of each AT&T Consent obtained prior to the Closing;

                  9.2.3. Billing Services Agreement. The Billing Services Agreement executed by AT&T;

                  9.2.4. Secretary's Certificate. A certificate, dated as of the Closing Date, executed by the Secretary of AT&T, without personal liability: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by AT&T's Board of Directors authorizing and approving the execution of this Agreement and the AT&T Related Agreements and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect; and (ii) certifying as to the incumbency of each signatory to this Agreement and the AT&T Related Agreements;

                  9.2.5. Certificates of Incorporation and Bylaws. A true and complete copy of the Certificate of Incorporation and Bylaws or other governing instruments of Cable Sub and any Subsidiary of Cable Sub as of the Closing Time, each as amended or restated as of the Closing Time;

                  9.2.6. Opinion of Counsel. The opinion or opinions referred to in Section 8.3.6; and

                  9.2.7. Noncompetition Agreement. A Noncompetition Agreement executed by each of Donne F. Fisher, Blake F. Fisher, William K. Fisher and Scott M. Fisher with respect to each of Arkansas, Oklahoma, Utah and Nevada.

         9.3. Deliveries by Cox. On the Closing Date (unless previously delivered), Cox shall deliver or cause to be delivered to AT&T the following, in form and substance reasonably satisfactory to AT&T and its counsel:

                  9.3.1. Stock Certificates. All certificates representing the AT&T Shares owned by Cox, duly endorsed for transfer or accompanied by instruments of transfer reasonably satisfactory in form and substance to Cox and its counsel;

                  9.3.2. Cox Consents and Partnership Consents. The original of each Cox Consent and Partnership Consent obtained prior to the Closing;

                  9.3.3. Billing Services Agreement. The Billing Services Agreement executed by Cox;

                  9.3.4. Secretary's Certificate. A certificate, dated as of the Closing Date, executed by the Secretary of Cox, without personal liability:
(i) certifying that the resolutions, as attached to such certificate, were duly adopted by Cox's Board of Directors authorizing and approving the execution of this Agreement and the Cox Related Agreements and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect;

and (ii) certifying as to the incumbency of each signatory to this Agreement and the Cox Related Agreements; and

                  9.3.5.   Opinion of Counsel.  The opinion referred to in
Section 8.2.4.

10. CLOSING WITH LESS THAN 100% OF THE FRANCHISE CONSENTS.

         10.1. Expenses; Risk of Loss. If the condition precedent set forth in Section 8.1.4 has been satisfied and the Closing is consummated yet fewer than 100% of the Franchise Consents have been obtained, Cox and AT&T shall each pay one-half of the expense of defending any legal challenges alleging the premature, unlawful or invalid transfer of any of the Franchises for which consents were not obtained, including, without limitation, reasonable attorneys' fees and consultants' fees; provided that the actual amount of any judgments obtained by a Governmental Authority with respect to any Franchise for which a consent was not obtained and amounts paid to reinstate such Franchise shall be borne by Cox. Except as provided in the foregoing sentence, if a Franchise is revoked there shall be no compensation paid by AT&T or either AT&T Cable Subsidiary to Cox for the value of the loss suffered by Cox as a result of such revocation.

         10.2. Minimum Efforts Period. In no event shall a party be required to consummate the Closing with fewer than 100% of the Franchise Consents prior to the date that is 120 days after the date the last FCC Form 394 is filed pursuant to Section 7.9.5.

         10.3. Waiver. If the condition precedent set forth in Section 8.1.4 has been satisfied and the Closing is consummated yet fewer than 100% of the Franchise Consents have been obtained, Cox shall be deemed to have waived the pre-Closing performance by the AT&T Cable Subsidiaries of the covenants contained in Section 7.9 with respect to the obtainment of Franchise Consents; provided, however, that the AT&T Cable Subsidiaries shall reasonably cooperate with Cox after Closing in connection with Cox's negotiations with the appropriate Governmental Authorities with respect to any Franchise for which consent was not obtained prior to Closing.

11.      TERMINATION.

         11.1. Events of Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

                  11.1.1. by the mutual written consent duly authorized by the Board of Directors of Cox and AT&T;

                  11.1.2. by either Cox or AT&T, if the transactions contemplated by this Agreement to take place at the Closing have not been consummated by the first anniversary of this Agreement for any reason other than (i) a material breach or material default by such terminating party in the performance of any of its obligations under this Agreement, or (ii) the failure of any representation or warranty of such terminating party to be accurate in all material respects;

                  11.1.3. by Cox under the conditions described in Section 2.3,
Section 5.24.3, Section 7.10, Section 7.11, Section 7.15, Section 7.30 or
Section 7.31; or

                  11.1.4.  by AT&T under the conditions described in Section
2.3 or Section 7.27.3.

         11.2. Effect of Termination. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party prior to termination with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, except that Cox will have no liability in any event upon exercise of its right to terminate pursuant to Section 11.1.3 and neither AT&T nor any of its Affiliates will have any liability to Cox if Cox terminates this Agreement pursuant to Section 2.3, Section 5.24.3, Section 7.30 or Section 7.31 or if AT&T terminates this Agreement pursuant to Section 2.3 and Section 7.27.3.

         11.3. Procedure Upon Termination. In the event of the termination of this Agreement by either of AT&T or Cox pursuant to this Article 11, notice of such termination will promptly be given by the terminating party to the other parties.

12.      SURVIVAL; INDEMNIFICATION.

         12.1.    Survival of Representations, Warranties, Covenants and
Agreements.

                  12.1.1. None of the representations and warranties of AT&T, the AT&T Cable Subsidiaries or Cox set forth herein or in any AT&T Related Agreement or Cox Related Agreement shall survive the Closing, other than the representations and warranties contained in Sections 4.5 and 6.6 and in the certificates delivered by AT&T and Cox pursuant to Section 7.5, which shall survive until 30 days after the expiration of the statute of limitations applicable to any claim or right of action related thereto.

                  12.1.2. The covenants and agreements of AT&T, the AT&T Cable Subsidiaries and Cox set forth herein or in any AT&T Related Agreement or Cox Related Agreement which by their terms are to be performed in full at or prior to the Closing shall not survive the Closing, other than (i) the covenant and agreement contained in Section 7.2.1(v), which shall survive the Closing for a period ending on the six-month anniversary of the Closing Date and (ii) the covenants and agreements contained in Sections 7.4 and 7.17, which shall survive until 30 days after the expiration of the statute of limitations applicable to any claim or right of action related thereto. The covenants and agreements of AT&T, the AT&T Cable Subsidiaries and Cox set forth herein or in any AT&T Related Agreement or Cox Related Agreement which by their terms are to be performed in whole or in part after the Closing shall survive the Closing until fully performed in accordance with their terms and, in the case of the covenants and agreements contained in Sections 7.4 and 7.17, shall survive until 30 days after the expiration of the statute of limitations applicable to any claim or right of action related thereto. The covenants and agreements of AT&T, the AT&T Cable Subsidiaries and Cox set forth in Section 7.15 shall survive the Closing until fully performed in accordance with their terms.


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

                  12.1.3. The written assertion of any claim by AT&T or Cox against the other hereunder with respect to the breach or alleged breach of any representation, warranty, covenant or agreement that pursuant to this Section
12.1 survives the Closing shall extend the period during which such representation, warranty, covenant or agreement survives (the "SURVIVAL PERIOD") through the date such claim is conclusively resolved.

         12.2. Indemnification by AT&T and the AT&T Cable Subsidiaries. AT&T and the AT&T Cable Subsidiaries will indemnify, defend and hold harmless Cox and its Affiliates, and the shareholders, partners, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against, in the case of AT&T, the matters specified in Section 12.2.1(i) (as they relate to AT&T) and in the case of the AT&T Cable Subsidiaries, the matters specified in Sections 12.2.1(i), 12.2.1(ii) and 12.2.1(iii) (as they relate to the AT&T Cable Subsidiaries):

                  12.2.1. All losses, damages, liabilities, deficiencies or obligations of or to Cox or any such other indemnified Person resulting from or arising out of (i) any breach of any representation or warranty, covenant, agreement or obligation of AT&T or either of the AT&T Cable Subsidiaries contained in this Agreement or in any AT&T Related Agreement that pursuant to
Section 12.1 survives the Closing; (ii) any Indemnified Liabilities and (iii) the repair or replacement cost of Material Computer and Other Systems that are not Year 2000 Ready (including labor and installation costs associated therewith but excluding any consequential damages relating thereto, including lost profits) provided, however, that the AT&T Cable Subsidiaries' indemnification obligations with respect to this clause (iii) shall arise only if both (A) the Closing occurs prior to March 31, 2000 and (B) Cox submits a written request for such indemnification on or before March 31, 2000; and

                  12.2.2. all claims, actions, suits, proceedings, demands, judgments, assessments, fines, refunds, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

In the event that an indemnified item arises under both clause (i) and either clause (ii) or (iii) of Section 12.2.1, Cox's right to pursue its claim under clause (ii) or (iii) will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (i).

         12.3. Indemnification by Cox. Cox will indemnify, defend and hold harmless AT&T and its Affiliates, and the shareholders, partners, directors, officers, employees, agents, successors and assigns of any such Persons, from and against:

                  12.3.1. All losses, damages, liabilities, deficiencies or obligations of or to AT&T or any such other indemnified Person resulting from or arising out of (i) any breach of any representation or warranty, covenant, agreement or obligation of Cox contained in this Agreement or in any Cox Related Agreement that pursuant to Section 12.1 survives the Closing or (ii) the failure by Cox, Cable Sub or the Subsidiaries of Cable Sub to perform the Assumed Liabilities after the Closing; and

                  12.3.2. all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

In the event that an indemnified item arises under both clause (i) and under clause (ii) of Section 12.3.1, AT&T's right to pursue its claim under clause
(ii) will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (i).

         12.4. Procedure for Indemnification. The procedure for indemnification shall be as follows:

                  12.4.1. The party claiming indemnification (the "CLAIMANT") shall promptly give notice to the party from whom indemnification is claimed (the "INDEMNIFYING PARTY") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against the Claimant, such notice shall be given by the Claimant within ten days after written notice of such action, suit or proceeding was given to the Claimant; provided, however, that failure of the Claimant to give the Indemnifying Party notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure to give notice shall prejudice any defense or claim available to the Indemnifying Party.

                  12.4.2. Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have 30 days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim subject to the terms and in accordance with the procedures set forth herein. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                  12.4.3. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                  12.4.4. No Claimant may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume and maintain the defense of such claim pursuant to Section
12.4.3 or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Claimant, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent included an unconditional release of the Claimant from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Claimant or any of the Claimant's Affiliates.

                  12.4.5. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                  12.4.6. In the case of any claim for indemnification with respect to Taxes, the provisions of Section 12.4.1 through Section 12.4.5 shall not apply and, in lieu thereof, the procedures set forth in Section 7.17 shall govern.

         12.5. No Right of Contribution. Following the Closing, Cable Sub and its Subsidiaries will be owned by Cox or its Subsidiaries. Accordingly, AT&T and the AT&T Cable Subsidiaries acknowledge and agree that any recovery under Section 12.2 shall be against AT&T or the AT&T Cable Subsidiaries, as specified in Section 12.2, none of which shall have any right of reimbursement or contribution against Cox, Cable Sub or any other Subsidiary of Cox.

13.      MISCELLANEOUS.

         13.1. Parties Obligated and Benefitted. Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other parties, no party may assign any of its rights under this Agreement or delegate any of its duties under this Agreement.

         13.2. Notices. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

                  If to AT&T:

                           AT&T Corp.
                           295 N. Maple Avenue
                           Basking Ridge, New Jersey  07920
                           Attn:  Marilyn Wasser, Esq.
                           Fax: (908) 221-6618

                  With a copy to:

                           AT&T Corp.
                           295 N. Maple Avenue
                           Basking Ridge, New Jersey  07920
                           Attn: Sarah Austrian, Esq.
                           Fax: (973) 644-8572

                  If to the AT&T Cable Subsidiaries:

                           c/o AT&T Broadband and Internet Services
                           9197 South Peoria Street
                           Englewood, Colorado  80112
                           Attn:  Mr. Derek Chang
                           Fax:  (720) 875-5396

                  With copies to:

                           AT&T Broadband and Internet Services
                           9197 South Peoria Street
                           Englewood, Colorado  80112
                           Attn: Mary S. Willis, Esq.
                           Fax:  (720) 875-5858

                                    and

                           Sherman & Howard, LLC
                           First Interstate Tower North
                           633 Seventeenth Street, Suite 3000
                           Denver, Colorado  80202
                           Attn:  Joanne F. Norris, Esq.
                           Fax:  (303) 298-0940

                  If to Cox:

                           c/o Cox Communications, Inc.
                           1400 Lake Hearn Drive, N.E.
                           Atlanta, Georgia  30319
                           Attn:  Mr. John M. Dyer
                           Fax: (404) 843-5939

                  With copies to:

                           Cox Communications, Inc.
                           1400 Lake Hearn Drive, N.E.
                           Atlanta, Georgia  30319
                           Attn:  Legal Department
                           Fax:  (404) 843-5845

                                    and

                           Dow, Lohnes & Albertson, PLLC
                           1200 New Hampshire Avenue
                           Suite 800
                           Washington, DC  20036
                           Attn:  Stuart A. Sheldon, Esq.
                                  and Joyce T. Gwadz, Esq.
                           Fax:  (202) 776-2222

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 13.2. All notices will be deemed to have been received on the date of delivery or on the third Business Day after mailing in accordance with this Section 13.2, except that any notice of a change of address will be effective only upon actual receipt.

         13.3. Right to Specific Performance; Remedies. The parties recognize that in the event a party hereto should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. The nonbreaching party shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement, the breaching party hereby waives the defense that there is an adequate remedy at law. In the event of a breach or default which results in the filing of a lawsuit for damages, specific performance or other remedy, the nonbreaching party shall be entitled to reimbursement by the breaching party of reasonable legal fees and expenses actually incurred by the nonbreaching party.

         13.4. Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement, including with respect to the condition so waived.

         13.5. Captions. The article and section captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

         13.6. Choice of Law. This agreement and the rights of the parties under it will be governed by and construed in all respects in accordance with the laws of the State of Delaware without regard to the conflicts of law principles of such State.

         13.7. Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

         13.8. Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

         13.9. Further Actions. AT&T and Cox will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

         13.10. Time of the Essence. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day that is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

         13.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

         13.12. Entire Agreement. This Agreement (including the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement and the agreements to be delivered in accordance herewith) contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the parties.

         13.13. Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefited by such provision or any other provisions of this Agreement; provided, however, that the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner that is materially adverse to any party affected by such invalidity or unenforceability.

         13.14. Construction. This Agreement has been negotiated by the parties and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

                         [Signatures on Following Page]

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                                AT&T:

                                AT&T CORP.


                                By: /s/ Leo J. Hindrey, Jr.
                                   -------------------------------------------
                                Name: Leo J. Hindrey, Jr.
                                     -----------------------------------------
                                Title:
                                      ----------------------------------------


                                AT&T CABLE SUBSIDIARIES:

                                TCI HOLDINGS, INC.


                                By: /s/ Leo J. Hindrey, Jr.
                                   -------------------------------------------
                                Name: Leo J. Hindrey, Jr.
                                     -----------------------------------------
                                Title:
                                      ----------------------------------------


                                UNITED CABLE TELEVISION CORPORATION


                                By: /s/ Leo J. Hindrey, Jr.
                                   -------------------------------------------
                                Name: Leo J. Hindrey, Jr.
                                     -----------------------------------------
                                Title:
                                      ----------------------------------------


                                COX:

                                COX TELEPORT PARTNERS, INC.


                                By: /s/ John M. Dyer
                                   -------------------------------------------
                                Name: John M. Dyer
                                     -----------------------------------------
                                Title: Vice President
                                      ----------------------------------------